EXHIBIT 10.1

EXECUTION VERSION

AMENDMENT NO. 6

AMENDMENT NO. 6 dated as of April 24, 2020 (this “Agreement”), among HMS Funding I LLC (the “Borrower”), HMS Income Fund, Inc., as Equityholder (the “Equityholder”) and as Servicer (the “Servicer”), the Lenders executing this Agreement on the signature pages hereto, U.S. Bank National Association, as Collateral Agent (the “Collateral Agent”) and as Collateral Custodian (the “Collateral Custodian”) and Deutsche Bank AG, New York Branch, as Administrative Agent (the “Administrative Agent”).

The Borrower, the Servicer, the Equityholder, the Lenders party thereto, the Collateral Agent, the Collateral Custodian and the Administrative Agent are parties to an Amended and Restated Loan Financing and Servicing Agreement dated as of May 18, 2015 (as amended, modified and supplemented and in effect from time to time, including by Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4 and Amendment No. 5 thereto, the “Credit Agreement”).

The parties hereto wish now to amend the Credit Agreement in certain respects, and accordingly, the parties hereto hereby agree as follows:

Section 1. Definitions. Except as otherwise defined in this Agreement, terms defined in the Credit Agreement are used herein as defined therein. This Agreement shall constitute a Transaction Document for all purposes of the Credit Agreement and the other Transaction Documents.

Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 below, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

2.01. References Generally. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement as amended hereby.

2.02. Amended Language. (a) The Credit Agreement is hereby amended to delete the bold, stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold, double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.

(b)    Except as set forth herein, all of the exhibits of, and schedules to, the Credit Agreement hereby constitute all of the exhibits of, and schedules to, the Credit Agreement as amended hereby mutatis mutandis.

2.03. Further Agreements. The parties hereto agree that the Revolving Period shall terminate as of the date hereof and, consequently, (i) no further Advances or Reinvestment shall be permitted under the Credit Agreement and (ii) the Amortization Period shall begin as of the date hereof.

Section 3. Representations and Warranties.

(a)    The Borrower represents and warrants to the Lenders and the Administrative Agent, that (a) the representations and warranties set forth in Article IX of the Credit Agreement (as hereby amended) are true and correct in all material respects (or if such representation and warranty is already qualified by the words “material”, “materially” or “Material Adverse Effect”, then such representation and warranty shall

33901.49700

EXHIBIT 10.1

EXECUTION VERSION

be true and correct in all respects) on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), and as if each reference in said Article IX to “this Agreement” included reference to this Agreement (it being agreed that, subject to the applicable cure periods in the Credit Agreement, it shall be deemed to be an Event of Default under the Credit Agreement if any of the foregoing representations and warranties shall prove to have been incorrect in any material respect when made), and (b) no Event of Default or Unmatured Event of Default has occurred and is continuing.

(b)    Each of the Servicer and the Equityholder represents and warrants to the Lenders and the Administrative Agent, that (a) the representations and warranties set forth in the Credit Agreement (as hereby amended) are true and correct in all material respects (or if such representation and warranty is already qualified by the words “material”, “materially” or “Material Adverse Effect”, then such representation and warranty shall be true and correct in all respects) on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), and as if each reference in the Credit Agreement to “this Agreement” included reference to this Agreement (it being agreed that, subject to the applicable cure periods in the Credit Agreement, it shall be deemed to be an Event of Default under the Credit Agreement if any of the foregoing representations and warranties shall prove to have been incorrect in any material respect when made), and (b) no Event of Default or Unmatured Event of Default has occurred and is continuing.

Section 4. Conditions Precedent. The amendments and agreements set forth in Section 2 hereof shall become effective, as of the date hereof, upon satisfaction of the following conditions:

(a)    Execution. The Administrative Agent shall have received counterparts of this Agreement executed by each of the parties hereto.

(b)    Legal Fees. The Borrower shall have paid all reasonable and documented out-of-pocket fees, charges and disbursements due under the Transaction Documents, including all reasonable and documented out-of-pocket fees, charges and disbursements of the Administrative Agent and the Collateral Agent (and their counsel) incurred in connection with this Agreement.

(c)    Opinions. The Administrative Agent shall have received legal opinions of (i) Dechert LLP, counsel for the Borrower, the Equityholder and the Servicer, (ii) Venable LLP, counsel to the Equityholder and Servicer as to corporate matters and perfection and (iii) Nixon Peabody LLP, counsel for the Collateral Agent, each in form and substance reasonably satisfactory to the Administrative Agent covering such matters as the Administrative Agent may reasonably request.

(d)    No Material Adverse Effect. No Material Adverse Effect shall have occurred since December 31, 2019 and no litigation shall have commenced which, if successful, could have a Material Adverse Effect.

(e)    Unfunded Exposure Shortfall. Each of the Lenders has paid its portion of the Unfunded Exposure Shortfall, if any, to the Collateral Agent in accordance with Section 2.2(c) of the Credit Agreement.

(f)    Other. The Administrative Agent shall have received such other approvals, documents, opinions, certificates and reports as the Administrative Agent may reasonably request.

2

EXHIBIT 10.1

EXECUTION VERSION

Section 5. Confirmation of Collateral. The Borrower (a) confirms its obligations under each of the Transaction Documents, (b) confirms that its obligations under the Credit Agreement as amended hereby are entitled to the benefits of the pledge of the Collateral set forth in the Credit Agreement and (c) confirms that its obligations under the Credit Agreement as amended hereby constitute Obligations. Each party, by its execution of this Agreement, hereby confirms that the Obligations shall remain in full force and effect, and such Obligations shall continue to be entitled to the benefits of the grant of security interests set forth in the Credit Agreement.

Section 6. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of a counterpart by electronic transmission shall be effective as delivery of a manually executed counterpart hereof. This Agreement and any right, remedy, obligation, claim, controversy, dispute or cause of action (whether in contract, tort or otherwise) based upon, arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the law of the State of New York without regard to conflicts of law principles that would lead to the application of laws other than the law of the State of New York.

Section 7. Authorization. The Administrative Agent hereby authorizes, directs and consents to the execution of this Agreement by the Collateral Agent and the Collateral Custodian.

Section 8. Electronic Signatures. The parties agree that this Agreement may be executed and delivered by electronic signatures and that the signatures appearing on this Agreement are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.

[Remainder of page intentionally left blank.]

3

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

HMS FUNDING I LLC, as Borrower
By: HMS Income Fund, Inc., its designated manager

By: /s/David M. Covington
Name: David M. Covington
Title: Chief Financial Officer

HMS INCOME FUND, INC., as Servicer and Equityholder

By: /s/David M. Covington
Name: David M. Covington
Title: Chief Financial Officer

[LFSA Amendment No. 6]

DEUTSCHE BANK AG, NEW YORK BRANCH,
as Administrative Agent and Lender

By: /s/Amit Patel
Name: Amit Patel
Title: Managing Director

By: /s/Peter Sabino
Name: Peter Sabino
Title: Vice President

[LFSA Amendment No. 6]

BANK OF AMERICA N.A.,
as Lender

By: /s/Bryson Brannon
Name: Bryson Brannon
Title: Director

[LFSA Amendment No. 6]

ING CAPITAL LLC,
as Lender

By: /s/Patrick Frisch
Name: Patrick Frisch
Title: Managing Director

By: /s/Grace Fu
Name: Grace Fu
Title: Director

[LFSA Amendment No. 6]

STATE STREET BANK AND TRUST COMPANY,
as Lender

By: /s/C. Andrew Piculell
Name: C. Andrew Piculell
Title: Managing Director

[LFSA Amendment No. 6]

RGA REINSURANCE COMPANY,
as Lender

By: /s/Christopher Quallen
Name: Christopher Quallen
Title: V.P. Portfolio Management

[LFSA Amendment No. 6]

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent and Collateral Custodian

By: /s/Siu Wing Yip
Name: Siu Wing Yip
Title: Vice President

[LFSA Amendment No. 6]

EXHIBIT 10.1

EXECUTION VERSION

Exhibit A

[To be attached]

33901.49700

EXHIBIT A TO AMENDMENT NO. ~~5~~6
TO THE AMENDED AND RESTATED
LOAN AND SERVICING AGREEMENT

AMENDED AND RESTATED LOAN FINANCING AND SERVICING AGREEMENT
dated as of May 18, 2015
HMS FUNDING I LLC
as Borrower
HMS INCOME FUND, INC.
as Equityholder and as Servicer,
THE LENDERS FROM TIME TO TIME PARTIES HERETO,
DEUTSCHE BANK AG, NEW YORK BRANCH,
as Administrative Agent
and
U.S. BANK NATIONAL ASSOCIATION,
as Collateral Agent and as Collateral Custodian

EXHIBIT A TO AMENDMENT NO. ~~5~~6

TABLE OF CONTENTS
Page
ARTICLE I
DEFINITIONS........................................................................................ 1

Section 1.1	Defined Terms............................................................................. 1

Section 1.2	Other Definitional Provisions..................................................... ~~41~~44
ARTICLE II
THE FACILITY, ADVANCE PROCEDURES AND NOTES...............    ~~43~~46

Section 2.1	Advances.................................................................................... ~~43~~46

Section 2.2	Funding of Advances................................................................. ~~44~~46

Section 2.3	Notes.......................................................................................... ~~45~~48

Section 2.4	Repayment and Prepayments..................................................... ~~45~~48

Section 2.5	Permanent Reduction of Facility Amount.................................. ~~46~~49

Section 2.6	Extension of Revolving Period.................................................. ~~47~~50

Section 2.7	Calculation of Discount Factor.................................................. ~~47~~50

Section 2.8	Increase in Facility Amount....................................................... ~~48~~51

Section 2.9	Term Loan Allocation................................................................ ~~48~~51

Section 2.10	Defaulting Lenders.................................................................... ~~49~~52
ARTICLE III
YIELD, UNDRAWN FEE, ETC............................................................    ~~50~~53

Section 3.1	Yield and Undrawn Fee.............................................................. ~~50~~53

Section 3.2	Yield Distribution Dates............................................................. ~~51~~54

Section 3.3	Yield Calculation........................................................................ ~~51~~54

Section 3.4	Computation of Yield, Fees, Etc................................................. ~~51~~54

Section 3.5	Utilization................................................................................... ~~51~~54

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EXHIBIT A TO AMENDMENT NO. ~~5~~6

ARTICLE IV

Section 4.1	Making of Payments.................................................................. ~~52~~55

Section 4.2	Due Date Extension................................................................... ~~52~~55

Section 4.3	Taxes.......................................................................................... ~~52~~55

ARTICLE V INCREASED COSTS, ETC..................................................................	~~56~~60

Section 5.1	Increased Costs, Capital Adequacy............................................ ~~56~~60

ARTICLE VI EFFECTIVENESS; CONDITIONS TO ADVANCES..........................	~~58~~61

Section 6.1	Effectiveness.............................................................................. ~~58~~61

Section 6.2	Advances and Reinvestments.................................................... ~~58~~62

Section 6.3	Transfer of Collateral Obligations and Permitted Investments.. ~~61~~64

ARTICLE VII ADMINISTRATION AND SERVICING OF COLLATERAL OBLIGATIONS	~~62~~65

Section 7.1	Retention and Termination of the Servicer................................ ~~62~~65

Section 7.2	Resignation and Removal of the Servicer; Appointment of Successor Servicer...................................................................................... ~~62~~65

Section 7.3	Duties of the Servicer................................................................ ~~63~~67

Section 7.4	Representations and Warranties of the Servicer......................... ~~64~~68

Section 7.5	Covenants of the Servicer.......................................................... ~~67~~70

Section 7.6	Servicing Fees; Payment of Certain Expenses by Servicer....... ~~69~~72

Section 7.7	Collateral Reporting.................................................................. ~~69~~72

Section 7.8	Notices....................................................................................... ~~69~~73

Section 7.9	Procedural Review of Collateral Obligations; Access to Servicer and Servicer’s Records..................................................................... ~~69~~73

Section 7.10	Optional Sales............................................................................ ~~71~~74

Section 7.11	Repurchase or Substitution of Warranty Collateral Obligations. ~~72~~75

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EXHIBIT A TO AMENDMENT NO. ~~5~~6

Section 7.12	Servicing of REO Assets............................................................ ~~73~~76

Section 7.13	Required Sale Date..................................................................... ~~74~~78

ARTICLE VIII ACCOUNTS; PAYMENTS...................................................................	~~74~~78

Section 8.1	Accounts.................................................................................... ~~74~~78

Section 8.2	Excluded Amounts..................................................................... ~~76~~80

Section 8.3	Distributions, Reinvestment and Dividends.............................. ~~77~~80

Section 8.4	Fees............................................................................................ ~~80~~84

Section 8.5	Collateral Report........................................................................ ~~80~~84

ARTICLE IX REPRESENTATIONS AND WARRANTIES OF THE BORROWER	~~81~~85

Section 9.1	Organization and Good Standing............................................... ~~81~~85

Section 9.2	Due Qualification....................................................................... ~~82~~86

Section 9.3	Power and Authority.................................................................. ~~82~~86

Section 9.4	Binding Obligations................................................................... ~~82~~86

Section 9.5	Security Interest......................................................................... ~~82~~86

Section 9.6	No Violation............................................................................... ~~83~~87

Section 9.7	No Proceedings.......................................................................... ~~83~~88

Section 9.8	No Consents............................................................................... ~~84~~88

Section 9.9	Solvency..................................................................................... ~~84~~88

Section 9.10	Compliance with Laws............................................................... ~~84~~88

Section 9.11	Taxes........................................................................................... ~~84~~88

Section 9.12	Collateral Report......................................................................... ~~84~~89

Section 9.13	No Liens, Etc............................................................................... ~~84~~89

Section 9.14	Information True and Correct...................................................... ~~85~~89

Section 9.15	Bulk Sales.................................................................................... ~~85~~90

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EXHIBIT A TO AMENDMENT NO. ~~5~~6

Section 9.16	Collateral.................................................................................... ~~85~~90

Section 9.17	Selection Procedures.................................................................. ~~85~~90

Section 9.18	Indebtedness............................................................................... ~~85~~90

Section 9.19	No Injunctions............................................................................ ~~85~~90

Section 9.20	No Subsidiaries........................................................................... ~~86~~90

Section 9.21	ERISA Compliance..................................................................... ~~86~~90

Section 9.22	Investment Company Status........................................................ ~~86~~91

Section 9.23	Set-Off, Etc.................................................................................. ~~86~~91

Section 9.24	Collections................................................................................... ~~86~~91

Section 9.25	Value Given................................................................................. ~~86~~91

Section 9.26	Use of Proceeds........................................................................... ~~86~~91

Section 9.27	Separate Existence....................................................................... ~~86~~91

Section 9.28	Transaction Documents............................................................... ~~87~~92

Section 9.29	Anti-Terrorism, Anti-Money Laundering.................................... ~~87~~92

Section 9.30	Anti-Bribery and Corruption................................................... 93

Section 9.31	Volcker Rule............................................................................... 93

Section 9.32	AIFMD....................................................................................... 93

ARTICLE X COVENANTS.......................................................................................	~~87~~94

Section 10.1	Protection of Security Interest of the Secured Parties............... ~~87~~94

Section 10.2	Other Liens or Interests............................................................. ~~88~~95

Section 10.3	Costs and Expenses.................................................................... ~~89~~95

Section 10.4	Reporting Requirements............................................................. ~~89~~95

Section 10.5	Separate Existence...................................................................... ~~89~~96

Section 10.6	Hedging Agreements.................................................................. ~~92~~99

Section 10.7	Tangible Net Worth.................................................................... ~~94~~101

Section 10.8	Taxes.......................................................................................... ~~94~~101

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EXHIBIT A TO AMENDMENT NO. ~~5~~6

Section 10.9	Merger, Consolidation, Etc........................................................ ~~95~~101

Section 10.10	Deposit of Collections............................................................... ~~95~~101

Section 10.11	Indebtedness; Guarantees.......................................................... ~~95~~101

Section 10.12	Limitation on Purchases from Affiliates................................... ~~95~~102

Section 10.13	Documents................................................................................ ~~95~~102

Section 10.14	Preservation of Existence......................................................... ~~95~~102

Section 10.15	Limitation on Investments........................................................ ~~95~~102

Section 10.16	Distributions.............................................................................. ~~96~~102

Section 10.17	Performance of Borrower Assigned Agreements...................... ~~96~~103

Section 10.18	Material Modifications.............................................................. ~~96~~103

Section 10.19	Further Assurances; Financing Statements................................ ~~96~~103

Section 10.20	Obligor Payment Instructions.................................................... ~~97~~104

Section 10.21	Delivery of Collateral Obligation Files..................................... ~~97~~104

Section 10.22	Collateral Obligation Schedule.................................................. ~~97~~104

Section 10.23	Notice to Specified Obligors...................................................... ~~98~~104

Section 10.24	Risk Retention............................................................................ ~~98~~105

Section 10.25	Maintenance of Ratings; Rating Agency Information............... ~~99~~107

Section 10.26	Related Collateral Obligation.................................................... ~~99~~107

Section 10.27	Variable Funding Assets............................................................ ~~99~~107

Section 10.28	Ineligible Collateral................................................................. 107

Section 10.29	ERISA....................................................................................... 108

Section 10.30	Policies and Procedures for Sanctions................................... 108

Section 10.31	Compliance with Sanctions.................................................... 108

Section 10.32	Compliance with Anti-Money Laundering........................... 108

ARTICLE XI THE COLLATERAL AGENT...............................................................	~~100~~108

Section 11.1	Appointment of Collateral Agent............................................... ~~100~~108

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EXHIBIT A TO AMENDMENT NO. ~~5~~6

Section 11.2	Collateral Reports...................................................................... ~~100~~109

Section 11.3	Collateral Administration.......................................................... ~~100~~109

Section 11.4	Removal or Resignation of Collateral Agent............................ ~~103~~112

Section 11.5	Representations and Warranties................................................ ~~104~~113

Section 11.6	No Adverse Interest of Collateral Agent................................... ~~104~~113

Section 11.7	Reliance of Collateral Agent..................................................... ~~105~~113

Section 11.8	Limitation of Liability and Collateral Agent Rights................. ~~105~~114

Section 11.9	Tax Reports............................................................................... ~~108~~116

Section 11.10	Merger or Consolidation........................................................... ~~108~~117

Section 11.11	Collateral Agent Compensation................................................ ~~108~~117

Section 11.12	Anti-Terrorism Laws................................................................. ~~108~~117

Section 11.13	Collateral Agent’s Website......................................................... ~~108~~118

ARTICLE XII GRANT OF SECURITY INTEREST...................................................	~~109~~118

Section 12.1	Borrower’s Grant of Security Interest....................................... ~~109~~118

Section 12.2	Borrower Remains Liable......................................................... ~~110~~120

Section 12.3	Release of Collateral................................................................. ~~111~~120

ARTICLE XIII EVENTS OF DEFAULT	~~111~~121

Section 13.1	Events of Default........................................................................ ~~111~~121

Section 13.2	Effect of Event of Default........................................................... ~~114~~123

Section 13.3	Rights upon Event of Default...................................................... ~~114~~124

Section 13.4	Collateral Agent May Enforce Claims Without Possession of Notes............................................................................................ ~~115~~125

Section 13.5	Collective Proceedings................................................................ ~~115~~125

Section 13.6	Insolvency Proceedings............................................................... ~~115~~125

Section 13.7	Delay or Omission Not Waiver.................................................... ~~116~~126

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EXHIBIT A TO AMENDMENT NO. ~~5~~6

Section 13.8	Waiver of Stay or Extension Laws............................................ ~~117~~126

Section 13.9	Limitation on Duty of Collateral Agent in Respect of Collateral. ~~117~~126

Section 13.10	Power of Attorney...................................................................... ~~117~~127

ARTICLE XIV THE ADMINISTRATIVE AGENT.......................................................	~~118~~128

Section 14.1	Appointment............................................................................... ~~118~~128

Section 14.2	Delegation of Duties................................................................... ~~118~~128

Section 14.3	Exculpatory Provisions............................................................... ~~119~~128

Section 14.4	Reliance by the Administrative Agent........................................ ~~119~~129

Section 14.5	Notices........................................................................................ ~~119~~130

Section 14.6	Non‑Reliance on the Administrative Agent................................ ~~120~~130

Section 14.7	Indemnification........................................................................... ~~120~~131

Section 14.8	Successor Administrative Agent................................................. ~~121~~131

Section 14.9	Administrative Agent in its Individual Capacity........................ ~~121~~132

ARTICLE XV ASSIGNMENTS....................................................................................	~~122~~132

Section 15.1	Restrictions on Assignments....................................................... ~~122~~132

Section 15.2	Documentation............................................................................ ~~122~~132

Section 15.3	Rights of Assignee....................................................................... ~~122~~132

Section 15.4	Assignment by Lenders............................................................. ~~122~~133

Section 15.5	Registration; Registration of Transfer and Exchange................ ~~122~~133

Section 15.6	Mutilated, Destroyed, Lost and Stolen Notes............................ ~~123~~134

Section 15.7	Persons Deemed Owners........................................................... ~~124~~135

Section 15.8	Cancellation............................................................................... ~~124~~135

Section 15.9	Participations; Pledge................................................................ ~~124~~135

Section 15.10	Reallocation of Advances........................................................ 136

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EXHIBIT A TO AMENDMENT NO. ~~5~~6

ARTICLE XVI INDEMNIFICATION.............................................................................	~~125~~136

Section 16.1	Borrower Indemnity.................................................................... ~~125~~136

Section 16.2	Servicer Indemnity...................................................................... ~~126~~137

Section 16.3	Contribution................................................................................ ~~127~~138

Section 16.4	After-Tax Basis........................................................................... ~~127~~138

ARTICLE XVII MISCELLANEOUS...............................................................................	~~127~~138

Section 17.1	No Waiver; Remedies................................................................. ~~127~~138

Section 17.2	Amendments, Waivers................................................................ ~~128~~139

Section 17.3	Notices, Etc................................................................................. ~~129~~140

Section 17.4	Costs and Expenses................................................................... ~~129~~141

Section 17.5	Binding Effect; Survival............................................................ ~~130~~141

Section 17.6	Captions and Cross References................................................. ~~130~~142

Section 17.7	Severability................................................................................ ~~130~~142

Section 17.8	GOVERNING LAW.................................................................. ~~130~~142

Section 17.9	Counterparts.............................................................................. ~~130~~142

Section 17.10	WAIVER OF JURY TRIAL..................................................... ~~131~~142

Section 17.11	No Proceedings......................................................................... ~~131~~143

Section 17.12	Limited Recourse...................................................................... ~~131~~143

Section 17.13	ENTIRE AGREEMENT........................................................... ~~132~~144

Section 17.14	Confidentiality........................................................................... ~~132~~144

Section 17.15	Mitigation; Replacement of Lenders......................................... ~~133~~145

Section 17.16	Consent to Jurisdiction.............................................................. ~~134~~146

Section 17.17	Option to Acquire Rating.......................................................... ~~134~~146

Section 17.18	Limited Liability Formalities..................................................... ~~134~~147

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EXHIBIT A TO AMENDMENT NO. ~~5~~6

Section 17.19	Intent of the Parties.................................................................... ~~135~~147

Section 17.20	Adequacy of Monetary Damages............................................... ~~135~~147

Section 17.21	Covered Transactions................................................................. ~~135~~147

Section 17.22	~~Acknowledgment~~Acknowledgement and Consent to Bail-In of EEA Financial Institutions ~~Counterparts~~............................................ ~~135~~147

Section 17.23	Acknowledgement Regarding Any Supported QFCs........... 148

ARTICLE XVIII COLLATERAL CUSTODIAN..............................................................	~~136~~148

Section 18.1	Designation of Collateral Custodian.......................................... ~~136~~148

Section 18.2	Duties of the Collateral Custodian............................................. ~~136~~149

Section 18.3	Delivery of Collateral Obligation Files...................................... ~~138~~151

Section 18.4	Collateral Obligation File Certification...................................... ~~138~~151

Section 18.5	Release of Collateral Obligation Files........................................ ~~139~~152

Section 18.6	Examination of Collateral Obligation Files................................ ~~141~~154

Section 18.7	Lost Note Affidavit..................................................................... ~~141~~154

Section 18.8	Transmission of Collateral Obligation Files.............................. ~~141~~154

Section 18.9	Merger or Consolidation............................................................ ~~142~~155

Section 18.10	Collateral Custodian Compensation.......................................... ~~142~~155

Section 18.11	Removal or Resignation of Collateral Custodian...................... ~~142~~155

Section 18.12	Limitations on Liability............................................................. ~~143~~156

Section 18.13	Collateral Custodian as Agent of Collateral Agent................... ~~144~~157

Section 18.14	Effect of Amendment and Restatement..................................... ~~145~~158

Section 18.15	Authorization............................................................................. ~~145~~158

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EXHIBIT A TO AMENDMENT NO. ~~5~~6

EXHIBIT A	Form of Note

EXHIBIT B	Audit Standards

EXHIBIT C-1	Form of Advance Request

EXHIBIT C-2	Form of Reinvestment Request

EXHIBIT C-3	Form of Asset Approval Request

EXHIBIT D	Form of Collateral Report

EXHIBIT E	Form of Approval Notice

EXHIBIT F‑1	Authorized Representatives of Servicer

EXHIBIT F‑2	Request for Release and Receipt

EXHIBIT F‑3	Request for Release and Receipt (Liquidation or Optional Sale)

EXHIBIT G-1	U.S. Tax Compliance Certificate (Foreign Lender - non-Partnerships)

EXHIBIT G-2	U.S. Tax Compliance Certificate (Foreign Participant - non-Partnerships)

EXHIBIT G-3	U.S. Tax Compliance Certificate (Foreign Participants - Partnerships)

EXHIBIT G-4	U.S. Tax Compliance Certificate (Foreign Lenders - Partnerships)

EXHIBIT H	Schedule of Collateral Obligations Certification

EXHIBIT I	Notice of Prepayment

SCHEDULE 1	Diversity Score Calculation

SCHEDULE 2	Moody’s Industry Classification Group List

SCHEDULE 3	Collateral Obligations

ANNEX A	Notice Information

ANNEX B	Previous Commitments

ANNEX C	Current Advance Balances

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EXHIBIT A TO AMENDMENT NO. ~~5~~6

AMENDED AND RESTATED LOAN FINANCING AND SERVICING AGREEMENT
THIS AMENDED AND RESTATED LOAN FINANCING AND SERVICING AGREEMENT is made and entered into as of May 18, 2015, among HMS FUNDING I LLC, a Delaware limited liability company (the “Borrower”), HMS INCOME FUND, INC, a Maryland corporation (the “Equityholder”), the SERVICER (as hereinafter defined), each LENDER (as hereinafter defined) FROM TIME TO TIME PARTY HERETO, U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent and Collateral Custodian (each as hereinafter defined), and DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”).
RECITALS
WHEREAS, the Borrower, the Equityholder, the Servicer, the financial institutions party thereto and the Administrative Agent are parties to a Loan Financing and Servicing Agreement dated as of June 2, 2014 (as amended, supplemented and modified and in effect on the Effective Date, the “Existing Credit Agreement”). The parties to the Existing Credit Agreement desire to amend the Existing Credit Agreement in certain respects and to restate in its entirety the Existing Credit Agreement, as so amended, and, accordingly, the parties hereto hereby agree to amend the and restate the Existing Credit Agreement, in its entirety, as set forth herein and effective as of the Effective Date (as hereinafter defined);
WHEREAS, the Borrower desires that each Lender extend financing on the terms and conditions set forth herein and also desires to retain the Servicer to perform certain servicing functions related to the Collateral Obligations (as defined herein) on the terms and conditions set forth herein; and
WHEREAS, each Lender desires to extend financing on the terms and conditions set forth herein and the Servicer desires to perform certain servicing functions related to the Collateral Obligations on the terms and conditions set forth herein.
NOW, THEREFORE, based upon the foregoing Recitals, the premises and the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1    Defined Terms. As used in this Agreement, the following terms have the following meanings:
“1940 Act” means the Investment Company Act of 1940, as amended.

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“Account” means the Unfunded Exposure Account, the Principal Collection Account and the Interest Collection Account, together with any sub-accounts deemed appropriate or necessary by the Securities Intermediary, for convenience in administering such accounts.
“Account Collateral” has the meaning set forth in Section 12.1(d).
“Account Control Agreement” means the Securities Account Control Agreement, dated as of the Existing Effective Date, by and among the Borrower, as pledgor, the Collateral Agent on behalf of the Secured Parties, as secured party, and the Collateral Custodian, as Securities Intermediary.
“Accrual Period” means, with respect to any Distribution Date, the period from and including the previous Distribution Date (or, in the case of the first Distribution Date, from and including the Effective Date) through and including the day preceding such Distribution Date.
“Adjusted Aggregate Eligible Collateral Obligation Balance” means, as of any date, the Aggregate Eligible Collateral Obligation Amount minus the Excess Concentration Amount on such date.
“Administrative Agent” has the meaning set forth in the Preamble.
“Advances” means the Class A-1 Advances and the Class A-2 Advances.
“Advance Date” has the meaning set forth in Section 2.1(a).
“Advance Rate” means, with respect to any Eligible Collateral Obligation on any date of determination (a) that is a First Lien Loan, 70% or (b) that is not a First Lien Loan, 40%.
“Advance Request” has the meaning set forth in Section 2.2(a).
“Adverse Claim” means any claim of ownership or any Lien, title retention, trust or other charge or encumbrance, or other type of preferential arrangement having the effect or purpose of creating a Lien, other than Permitted Liens.
“Affected Person” has the meaning set forth in Section 5.1.
“Affiliate” of any Person means any other Person that directly or indirectly Controls, is Controlled by or is under common Control with such Person (excluding any trustee under, or any committee with responsibility for administering, any employee benefit plan); provided that, notwithstanding the foregoing, each of HMS Adviser LP and Main Street Capital Corporation, and their respective Affiliates, shall be deemed to be an Affiliate of the Borrower. For the purposes of this definition, “Control” shall mean the possession, directly or indirectly (including through affiliated entities), of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

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“Aggregate Eligible Collateral Obligation Amount” means, as of any date, the sum of the Collateral Obligation Amounts for all Eligible Collateral Obligations.
“Aggregate Funded Spread” means, as of any day, the sum of: (a) in the case of each Eligible Collateral Obligation (including, for any Deferrable Collateral Obligation, only the required current cash pay interest thereon) that bears interest at a spread over a London interbank offered rate based index, (i) the sum of (I) the stated interest rate spread on each such Collateral Obligation above such index plus (II) for each such Collateral Obligation that provides for a minimum index amount, the excess, if any, of such minimum index amount over such index multiplied by (ii) the Collateral Obligation Amount of each such Collateral Obligation, plus (b) in the case of each Eligible Collateral Obligation (including, for any Deferrable Collateral Obligation, only the required current cash pay interest thereon) that bears interest at a spread over an index other than a London interbank offered rate based index, (A) the excess for each such Collateral Obligation of the sum of such spread for each such Collateral Obligation and such index for each such Collateral Obligation over the LIBOR Rate for such applicable period of time (which spread or excess may be expressed as a negative percentage) multiplied by (B) the Collateral Obligation Amount of each such Collateral Obligation plus (c) in the case of each Eligible Collateral Obligation (including, for any Deferrable Collateral Obligation, only the required current cash pay interest thereon) that is a Fixed Rate Collateral Obligation, (x) the interest rate for such Collateral Obligation minus the then-applicable LIBOR rate of a period matching the payment period of such Collateral Obligation multiplied by (y) the Collateral Obligation Amount of each such Collateral Obligation.
“Aggregate Notional Amount” shall mean, with respect to any date of determination, an amount equal to the sum of the notional amounts or equivalent amounts of all outstanding Hedging Agreements, Replacement Hedging Agreements and Qualified Substitute Arrangements, each as of such date of determination.
“Aggregate Unfunded Amount” shall mean, as of any date of determination, the sum of the unfunded commitments and all other standby or contingent commitments associated with each Variable Funding Asset included in the Collateral as of such date. The Aggregate Unfunded Amount shall not include any commitments under Variable Funding Assets that have expired, terminated or been reduced to zero, and shall be reduced concurrently (and upon notice thereof to the Administrative Agent) with each documented reduction in commitments of the Borrower under such Variable Funding Assets.
“Agreement” means this Loan Financing and Servicing Agreement (including each annex hereto), as it may be amended, restated, supplemented or otherwise modified from time to time.
“~~AIFMD~~AIF” means ~~European Union Directive 2011/61/EU on Alternative Investment Fund Managers~~alternative investment fund within the meaning of the AIFMD.
~~“AIFMD Level II Regulation” means Commission Delegated Regulation (EU) No 231/2013 of 19 December 2012 supplementing the AIFMD.~~
“AIFM” means alternative investment fund manager within the meaning of the AIFMD.

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“AIFMD” means (a) Directive 2011/61/EU of the European Parliament and of the Council of 8 June 2011 on Alternative Investment Fund Managers and amending Directives 2003/41/EC and 2009/65/EC and Regulations (EC) No. 1060/2009 and (EU) No. 1095/2010, as the same may be amended, supplemented, superseded or re-adopted from time to time (whether with or without qualification) and (b) any applicable law of a member state of the European Union implementing the AIFMD.
“Alternate Base Rate” means a fluctuating rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:
(a)    the rate of interest announced publicly by DBNY in New York, New York, from time to time as DBNY’s base commercial lending rate; and
(b)    ½ of one percent above the Federal Funds Rate.
provided, that notwithstanding the foregoing, the Alternate Base Rate shall at no time be less than 0.00% per annum.
“Amendment No. 6 Date” means April 24, 2020.
“Amortization Period” means the period from but excluding the last day of the Revolving Period to but including the Facility Termination Date; provided that in connection with any Non-Extending Lender, “Amortization Period” shall mean the period from but excluding the last day of the Revolving Period in effect immediately prior to the date such Lender becomes a Non-Extending Lender pursuant to Section 2.6 to but including the Facility Termination Date (it being understood that the Amortization Period for a Non-Extending Lender shall commence prior to that of other Lenders and the Applicable Margin in respect of Advances of a Non-Extending Lender may accordingly be higher than that applicable to similar Advances of other Lenders).
“Amount Available” means, with respect to any Distribution Date, the sum of (a) the amount of Collections with respect to the related Collection Period, plus (b) any investment income earned on amounts on deposit in the Collection Account since the immediately prior Distribution Date (or since the Effective Date in the case of the first Distribution Date).
“Anti-Bribery and Corruption Laws” has the meaning set forth in Section 9.30(a).
“Anti-Money Laundering Laws” has the meaning set forth in Section 9.29(b).
“Applicable Law” means for any Person all existing and future laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Official Body applicable to such Person (including, without limitation, those relating to anti-bribery and corruption, the funding of terrorist activities and money laundering, including the Anti-Money Laundering Laws, the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act, other applicable anti-bribery and corruption legislation, and Section 326 of the USA Patriot Act, predatory and abusive lending laws, usury laws, the Federal Truth in Lending Act, the Equal Credit Opportunity Act, the Fair

EXHIBIT A TO AMENDMENT NO. ~~5~~6

Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson Moss Warranty Act, the Federal Reserve Board’s Regulations “B” and “Z”, the Servicemembers Civil Relief Act of 2003 and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and all other consumer credit laws and equal credit opportunity and disclosure laws) and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.
“Applicable Margin” means ~~(A) in the case of the Class A-1 Advances and the Class A-2 Advances not designated or assigned as term loans pursuant to Section 2.9~~, (~~i~~a) prior to the ~~Amortization Period~~occurrence of the Refinancing Date, 2.35% per annum plus the Applicable Margin Premium (or, on and after the occurrence of any Event of Default, 4.35% per annum) ~~and (ii) during the Amortization Period and (x) prior to the occurrence of the Refinancing Date, 2.60% per annum (or, on and after the occurrence of any Event of Default, 4.60% per annum)~~, (~~y~~b) from and after the Refinancing Date and prior to the Facility Termination Date, ~~7.60~~7.35% per annum plus the Applicable Margin Premium and (~~z~~c) from and after the Facility Termination Date, ~~9.60~~9.35% per annum ~~and (B) in the case of the Class A-2 Advances designated as term loans pursuant to Section 2.9, (i) prior to the Amortization Period, 1.85% per annum (or, on and after the occurrence of any Event of Default, 3.85% per annum) and (ii) during the Amortization Period and (x) prior to the occurrence of the Refinancing Date, 2.10% per annum (or, on and after the occurrence of any Event of Default, 4.10% per annum), (y) from and after the Refinancing Date and prior to the Facility Termination Date, 7.10% per annum and (z) from and after the Facility Termination Date, 9.10% per annum.~~plus the Applicable Margin Premium.
“Applicable Margin Premium” means (a) 0.25%, if the Effective Advance Rate is less than 50.0% and (b) 0.50%, if the Effective Advance Rate is greater than or equal to 50.0%.
“Appraised Value” means, with respect to any Asset Based Loan, the appraised value of the pro rata portion of the underlying collateral securing such Collateral Obligation as determined by an Approved Valuation Firm.
“Approval Notice” means, with respect to any Collateral Obligation, a copy of a notice executed by the Administrative Agent in the form of Exhibit E, evidencing, among other things, the approval of the Administrative Agent, in its sole discretion, of such Collateral Obligation and the applicable Discount Factor, the loan type and lien priority, the Original Leverage Multiple, the Original Effective LTV (if such Collateral Obligation is an Asset Based Loan) and each other item listed in Section 6.2(h).
“Approved Dealer” means Bank of America, N. A. and each of the following entities or their Affiliates (or any successor thereto): Bank of Montreal, Barclays, BNP Paribas, Citibank, Credit Suisse, Deutsche Bank, Goldman Sachs, Jefferies, JP Morgan, KeyBanc, Macquarie Bank, Morgan Stanley, Nomura, Royal Bank of Canada, Royal Bank of Scotland, Societe Generale, Scotiabank, SunTrust, UBS, Wells Fargo or any other independent, internationally recognized third party dealer agreed to by the Majority Lenders and the Borrower in writing from time to time; provided, that none of the Servicer or any of their respective Affiliates shall be an Approved Dealer.

EXHIBIT A TO AMENDMENT NO. ~~5~~6

“Approved Valuation Firm” means, with respect to any Collateral Obligation, any valuation firm either (a) specified on the related Asset Approval Request and approved on the related Approval Notice or Reinvestment Request or (b) otherwise approved in writing by the Administrative Agent in its reasonable discretion.
“Article 7 Transparency and Reporting Requirements” means the reporting requirements set out in Article 7(1) of the EU Securitization Regulation, together with any relevant technical standards adopted by the European Commission in relation thereto, any relevant regulations and technical standards applicable in relation thereto pursuant to any transitional arrangements made pursuant to the EU Securitization Regulation, and, in each case relevant guidance published in relation thereto as may be effective from time to time.
“Asset Approval Request” means a notice in the form of Exhibit C-3 which requests an Approval Notice with respect to one or more Collateral Obligations and shall include (among other things):
(a)    the proposed date of each related acquisition;
(b)    the Servicer’s internal risk rating (including all other output and related calculations) for each such Collateral Obligation;
(c)    the Original Leverage Multiple and Original Effective LTV (if such Collateral Obligation is an Asset Based Loan) for each such Collateral Obligation, measured as of the date of such notice;
(d)    a related Schedule of Collateral Obligations;
(e)    all Obligor Information; and
(f)    the details of any amendment or modification to such Collateral Obligation(s) proposed by the related Obligor(s) that, if consummated after the related Cut-Off Date, would be a Material Modification.
“Asset Based Loan” means any Loan where (i) the underwriting of such Loan was based primarily on the appraised value of the assets securing such Loan and (ii) advances in respect of such Loan are governed by a borrowing base relating to the assets securing such Loan.
“Average Life” means, as of any day and with respect to any Collateral Obligation, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (rounded up to the nearest one hundredth thereof) from such day to the respective dates of each successive Scheduled Collateral Obligation Payment of principal on such Collateral Obligation (assuming, for purposes of this definition, the full exercise of any option to extend the maturity date or otherwise lengthen the maturity schedule that is exercisable without the consent of the Borrower) multiplied by (b) the respective amounts of principal of such Scheduled Collateral Obligation Payments by (ii) the sum of all successive Scheduled Collateral Obligation Payments of principal on such Collateral Obligation.

EXHIBIT A TO AMENDMENT NO. ~~5~~6

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. § 101, et seq., as amended.
“Base Rate” for any Advance means a rate per annum equal to the LIBOR Rate for such Advance or portion thereof; provided, that in the case of
(a)    any day on or after the first day on which a Lender shall have notified the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Official Body asserts that it is unlawful, for such Lender to fund such Advance at the Base Rate set forth above (and such Lender shall not have subsequently notified the Administrative Agent that such circumstances no longer exist), or
(b)    any period in the event the LIBOR Rate is not reasonably available to any Lender for such period, the “Base Rate” shall be a floating rate per annum equal to the Alternate Base Rate in effect on each day of such period.
“Benefit Plan Investor” means (a) any “employee benefit plan” (as defined in Section 3(3) of Title I of ERISA) that is subject to the fiduciary responsibility provisions of Title I of ERISA, (b) any “plan” as defined in Section 4975(e) of the Code that is subject to Section 4975 of the Code, ~~or~~ (c) any governmental or other plan or arrangement that is not subject to ERISA or to Section 4975 of the Code but is subject to any law or restriction substantially similar to Section 406 of ERISA or Section 4975 of the Code or (d) any entity whose underlying assets include “plan assets” of the foregoing employee benefit plans or plans (within the meaning of the DOL Regulations or otherwise).
“Basel III Regulation” shall mean, with respect to any Affected Person, any rule, regulation or guideline applicable to such Affected Person and arising directly or indirectly from (a) any of the following documents prepared by the Basel Committee on Banking Supervision of the Bank of International Settlements: (i) Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring (December 2010), (ii) Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems (June 2011), (iii) Basel III: The Liquidity Coverage Ratio and Liquidity Risk Monitoring Tools (January 2013), or (iv) any document supplementing, clarifying or otherwise relating to any of the foregoing, or (b) any accord, treaty, statute, law, rule, regulation, guideline or pronouncement (whether or not having the force of law) of any Official Body implementing, furthering or complementing any of the principles set forth in the foregoing documents of strengthening capital and liquidity, in each case as from time to time amended, restated,

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supplemented or otherwise modified. Without limiting the generality of the foregoing, “Basel III Regulation” shall include Part 6 of European Union regulation 575/2013 on prudential requirements for credit institutions and investment firms (the “CRR”) and any law, regulation, standard, guideline, directive or other publication supplementing or otherwise modifying the CRR.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Borrower” has the meaning set forth in the Preamble.
“Borrower Assigned Agreements” has the meaning set forth in Section 12.1(c).
“Borrowing Base” means, on any day of determination, (i) the product of the lower of (a) the Weighted Average Advance Rate and (b) the Maximum Portfolio Advance Rate multiplied by the Adjusted Aggregate Eligible Collateral Obligation Balance plus (ii) the amount of Principal Collections on deposit in the Principal Collection Account minus (iii) the Aggregate Unfunded Amount plus (iv) the amount on deposit in the Unfunded Exposure Account.
“Business Day” means any day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or the city in which the offices of the Collateral Agent or Collateral Custodian are located are authorized or obligated by law, executive order or government decree to remain closed; provided that, when used in connection with the LIBOR Rate, the term “Business Day” shall also exclude any day on which dealings in deposits in Dollars are not carried out in the London interbank market. All references to any “day” or any particular day of any “calendar month” shall mean calendar day unless otherwise specified.
~~“Capital Requirements Regulation” means the European Union Capital Requirements Regulation (EU) No 575/2013 of 26 June 2013, as amended.~~
“Capped Fees/Expenses” means, at any time, the Collateral Agent Fees and Expenses and the Collateral Custodian Fees and Expenses, in an aggregate amount not to exceed $75,000 in any calendar year.
“Cause” means, with respect to an Independent Manager, (i) acts or omissions by such Independent Manager that constitute willful disregard of such Independent Manager’s duties as set forth in the Borrower’s organizational documents, (ii) that such Independent Manager has engaged in or has been charged with, or has been convicted of, fraud or other acts constituting a crime under any law applicable to such Independent Manager, (iii) that such Independent Manager is unable to perform his or her duties as Independent Manager due to death, disability or incapacity, or (iv) that such Independent Manager no longer meets the definition of Independent Manager.
“Change of Control” means any of (a) the Equityholder shall no longer be the sole equityholder of the Borrower, (b) HMS Adviser LP or another direct or indirect, wholly-owned subsidiary of Hines Interest Limited Partnership ceases to be an advisor of the Equityholder or the Servicer or (c) MSC Adviser I, LLC or another direct or indirect, wholly-owned subsidiary of Main Street Capital Corporation ceases to be a sub-advisor of the Equityholder or the Servicer, in the

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case of each of the advisor and sub-advisor in clauses (b) and (c), having at least the same responsibilities as is the case on the Existing Effective Date.
“Charges” means (i) all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable); (ii) all levies, assessments, charges, or claims of any governmental entity or any claims of statutory lienholders, the nonpayment of which could give rise by operation of law to a Lien on the Collateral Obligations or any other property of the Borrower and (iii) any such taxes, levies, assessment, charges or claims which constitute a Lien or encumbrance on any property of the Borrower.
“Class A-1 Advances” has the meaning set forth in Section 2.1(a).
“Class A-2 Advances” has the meaning set forth in Section 2.1(a).
“Class A-1 Commitment” means for each Class A-1 Lender, (a) prior to the Facility Termination Date, the commitment of such Lender to make Class A-1 Advances to the Borrower in an amount not to exceed, in the aggregate, the amount set forth opposite such Lender’s name on Annex B or pursuant to the assignment executed by such Lender and its assignee(s) and delivered pursuant to Article XV (as such Commitment may be reduced as set forth in Section 2.5), and (b) on and after the earlier to occur of (i) the Facility Termination Date and (ii) the end of the Revolving Period, such Lender’s pro rata share of all Class A-1 Advances outstanding. Annex C lists each Lender’s share of the outstanding Class A-1 Advances as of the Amendment No. 6 Date.
“Class A-2 Commitment” means for each Class A-2 Lender, (a) prior to the Facility Termination Date, the commitment of such Lender to make Class A-2 Advances (including, for the avoidance of doubt, any term loan Advances following conversion to a term loan commitment pursuant to Section 2.9) to the Borrower in an amount not to exceed, in the aggregate, the amount set forth opposite such Lender’s name on Annex B or pursuant to the assignment executed by such Lender and its assignee(s) and delivered pursuant to Article XV (as such Commitment may be reduced as set forth in Section 2.5), and (b) on and after the earlier to occur of (i) the Facility Termination Date and (ii) the end of the Revolving Period, such Lender’s pro rata share of all Class A-2 Advances outstanding. Upon any change to the Class A-2 Commitment, the Administrative Agent shall provide notice to Morningstar (via email at ~~ABSMonitoring@morningstar.com).~~ABSMonitoring@morningstar.com). Annex C lists each Lender’s share of the outstanding Class A-2 Advances as of the Amendment No. 6 Date.
“Class A-1 Lender” means each Lender with a Class A-1 Commitment.
“Class A-2 Lender” means each Lender with a Class A-2 Commitment.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral” has the meaning set forth in Section 12.1.
“Collateral Agent” means U.S. Bank National Association, solely in its capacity as Collateral Agent, together with its successors and permitted assigns in such capacity.

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“Collateral Agent and Collateral Custodian Fee Letter” means that certain letter agreement among the Collateral Agent, the Collateral Custodian, the Securities Intermediary and the Borrower and acknowledged by the Administrative Agent, as the same may be amended, supplemented or otherwise modified by the parties thereto with the consent of the Administrative Agent.
“Collateral Agent Fees and Expenses” has the meaning set forth in Section 11.11.
“Collateral Agent’s Website” means that certain internet website of the Collateral Agent initially located at https://usbtrustgateway.usbank.com/portal/login.do.
“Collateral Custodian” means U.S. Bank National Association, solely in its capacity as collateral custodian, together with its successors and permitted assigns in such capacity.
“Collateral Custodian Fees and Expenses” has the meaning set forth in Section 18.10.
“Collateral Database” has the meaning set forth in Section 11.3(a)(i).
“Collateral Obligation” means a Loan owned by the Borrower, excluding the Retained Interest thereon.
“Collateral Obligation Amount” means for any Collateral Obligation, as of any date of determination, an amount equal to the product of (i) the Discount Factor of such Collateral Obligation at such time multiplied by (ii) the Principal Balance of such Collateral Obligation at such time; provided that the Collateral Obligation Amount of any Collateral Obligation that ceases to be or otherwise is not an Eligible Collateral Obligation shall be zero.
“Collateral Obligation File” means, with respect to each Collateral Obligation as identified on the related Document Checklist, (i) if the Collateral Obligation includes a promissory note, (x) an original, executed copy of the related promissory note, or (y) in the case of a lost promissory note, a copy of the executed underlying promissory note accompanied by an original executed affidavit and indemnity endorsed by the Borrower in blank, in each case with respect to clause (x) or clause (y) with an unbroken chain of endorsements from each prior holder of such promissory note to the Borrower or in blank (unless such note is in bearer form, in which case delivery alone shall suffice), or (z) in the case of a noteless Collateral Obligation, a copy of each executed document or instrument evidencing the assignment of such Collateral Obligation to the Borrower, (ii) paper or electronic copies (as indicated on the Schedule of Collateral Obligations and the related Document Checklist) of any related loan agreement, security agreement, mortgage, moveable or immoveable hypothec, deed of hypothec, guarantees, note purchase agreement, intercreditor and/or subordination agreement, each to the extent available with respect to such Collateral Obligation, (iii) paper or electronic copies of the file‑stamped (or the electronic equivalent of) UCC financing statements and continuation statements (including amendments or modifications thereof) authorized by the Obligor thereof or by another Person on the Obligor’s behalf in respect of such Collateral Obligation, (iv) in the case of any Collateral Obligation with respect to which the Equityholder or any Affiliate thereof acts as administrative agent, an assignment and assumption agreement, transfer document or instrument relating to such Collateral Obligation in blank, endorsed by the Equityholder

EXHIBIT A TO AMENDMENT NO. ~~5~~6

or such Affiliate, and (v) any other document included by the Servicer on the related Document Checklist.
“Collateral Obligation Schedule” means the list of Collateral Obligations set forth on Schedule 3, as the same may be updated by the Borrower (or the Servicer on behalf of the Borrower) from time to time.
“Collateral Quality Tests” means, collectively or individually as the case may be, the Minimum Diversity Test, the Minimum Weighted Average Spread Test, the Minimum Weighted Average Coupon Test and the Maximum Weighted Average Life Test.
“Collateral Report” means a report in the form of Exhibit D prepared as of the close of business on each Reporting Date.
“Collection Account” means, collectively, the Principal Collection Account and the Interest Collection Account.
“Collection Period” means, with respect to the first Distribution Date, the period from and including the Effective Date to and including the Determination Date preceding the first Distribution Date; and thereafter, the period from but excluding the Determination Date preceding the previous Distribution Date to and including the Determination Date preceding the current Distribution Date.
“Collections” means the sum of all Interest Collections and all Principal Collections received with respect to the Collateral.
“Commitment” means each Class A-1 Commitment and each Class A-2 Commitment.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Corporate Trust Office” means the applicable designated corporate trust office of the Collateral Agent or the Collateral Custodian, as applicable, specified on Annex A hereto, or such other address within the United States as it may designate from time to time by notice to the Administrative Agent.
“Covered Entity” means any of the following:
(a)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(b)        a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(c)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

EXHIBIT A TO AMENDMENT NO. ~~5~~6

“Cut‑Off Date” means, with respect to each Collateral Obligation, the date such Collateral Obligation becomes a part of the Collateral.
“DBNY” means Deutsche Bank AG, New York Branch, and its successors.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulted Collateral Obligation” means any Collateral Obligation as to which any one of the following events has occurred:
(a)    any Scheduled Collateral Obligation Payment or part thereof is unpaid more than 2 Business Days beyond the grace period (if any) permitted by the related Underlying Instrument;
(b)    an Insolvency Event occurs with respect to the Obligor thereof, unless the related Loan is a DIP Loan;
(c)    a Responsible Officer of the Servicer or Borrower has actual knowledge that (i) a default as to the payment of principal and/or interest has occurred and is continuing for more than two (2) Business Days beyond the grace period (if any) permitted by the related agreement or documentation evidencing such other debt obligation with respect to another debt obligation of the same Obligor secured by the same collateral which is full recourse and senior to or pari passu with in right of payment to such Collateral Obligation or (ii) the holders of any other debt obligation of the same Obligor exercise the right, subject to any applicable standstill periods, to accelerate the maturity or any payment related to such other debt obligation as the result of any default related thereto;
(d)    such Collateral Obligation has (x) a rating by Standard & Poor’s of “CC” or below or “SD” or (y) a Moody’s probability of default rating (as published by Moody’s) of “D” or “LD” or, in each case, had such ratings before they were withdrawn by Standard & Poor’s or Moody’s, as applicable;
(e)    a Responsible Officer of the Servicer or the Borrower has actual knowledge that such Collateral Obligation is pari passu or junior in right of payment as to the payment of principal and/or interest to another debt obligation of the same Obligor which has (i) a rating by Standard & Poor’s of “CC” or below or “SD” or (ii) a Moody’s probability of default rating (as published by Moody’s) of “D” or “LD”, and in each case such other debt obligation remains outstanding (provided that both the Collateral Obligation and such other debt obligation are full recourse obligations of the applicable Obligor);
(f)    a Responsible Officer of the Servicer or the Borrower has received written notice or has actual knowledge that a default has occurred under the Underlying Instruments, any applicable grace period has expired and the holders of such Collateral Obligation have accelerated the repayment of such Collateral Obligation (but only until such default is cured or waived) in the manner provided in the Underlying Instruments;

EXHIBIT A TO AMENDMENT NO. ~~5~~6

(g)     with respect to any Related Collateral Obligation, an Affiliate of the Borrower that owns the related Variable Funding Asset fails to comply with any funding obligation under such Variable Funding Asset; or
(h)    the Servicer determines, in its sole discretion, that all or a material portion of such Collateral Obligation is not collectible or otherwise places such Collateral Obligation on non-accrual status.
“Defaulting Lender” means subject to Section 2.10(b), any Lender that (a) has failed to (i) fund all or any portion of its Advances within two Business Days of the date such Advances were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower and the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lenders’ obligation to fund an Advance hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with the applicable default, if any, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) the Administrative Agent has received notification that such Lender has, or has a direct or indirect parent company that, other than via an Undisclosed Administration, is (i) insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, (ii) the subject of a bankruptcy, insolvency, reorganization, liquidation or similar public proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its direct or indirect parent company, or such Lender or its direct or indirect parent company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment or (iii) the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of (x) the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by an Official Body or (y) if such Lender or its direct or indirect parent company is solvent, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction, if applicable law requires that such appointment not be disclosed, in each case so long as such ownership interest or appointment (as applicable) does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Official Body or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

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“Deferrable Collateral Obligation” means a Collateral Obligation that by its terms permits the deferral or capitalization of payment of accrued and unpaid interest.
“Determination Date” means the 15th day of each calendar month, or if such day is not a Business Day, the next succeeding Business Day.
“DIP Loan” means any Loan made to a debtor-in-possession pursuant to Section 364 of the Bankruptcy Code having the priority allowed by either Section 364(c) or 364(d) of the Bankruptcy Code and fully secured by senior Liens.
“Discount Factor” means, with respect to each Collateral Obligation and as of any date of determination, the value (expressed as a percentage of par) of such Collateral Obligation as determined by the Administrative Agent in its sole discretion in accordance with Section 2.7.
“Dissenting Lender” has the meaning set forth in Section 2.7(d).
“Distribution Date” means the 25th day of each calendar month, or if such day is not a Business Day, the next succeeding Business Day, commencing in July, 2014.
“Diversity Score” means, as of any day, a single number that indicates collateral concentration in terms of both issuer and industry concentration, calculated as set forth in Schedule 1 hereto, as such diversity scores shall be updated if Moody’s publishes revised criteria and such revised criteria is consistent with the internal methodology of the Administrative Agent.
“Dodd Frank Regulation” means, with respect to any Affected Person, any rule, regulation or guideline applicable to such Affected Person and arising directly from the Dodd Frank Wall Street Reform and Consumer Protection Act and all laws, regulations, requests, guidelines or directives thereunder or issued in connection therewith.
“Document Checklist” means an electronic list delivered by the Borrower (or by the Servicer on behalf of the Borrower) to the Collateral Custodian that identifies each of the documents contained in each Collateral Obligation File and whether such document is an original or a copy and whether a hard copy or electronic copy will be delivered to the Collateral Custodian related to a Collateral Obligation and includes the name of the Obligor with respect to such Collateral Obligation, in each case as of the related Funding Date.
“DOL Regulations” means regulations promulgated by the U.S. Department of Labor at 29 C.F.R. § 2510.3 101, as modified by Section 3(42) of ERISA.
“Dollar(s)” and the sign “$” mean lawful money of the United States of America.
“EBITDA” means, with respect to any period and any Collateral Obligation, the meaning of “EBITDA,” “Adjusted EBITDA” or any comparable definition in the Underlying Instruments for each such Collateral Obligation. In any case that “EBITDA,” “Adjusted EBITDA” or such comparable definition is not defined in such Underlying Instruments, an amount, for the related Obligor and any of its parents or Subsidiaries that are obligated with respect to such Collateral Obligation pursuant to its Underlying Instruments (determined on a consolidated basis without

EXHIBIT A TO AMENDMENT NO. ~~5~~6

duplication in accordance with GAAP) equal to earnings from continuing operations for such period plus interest expense, income taxes, depreciation and amortization and, to the extent approved by the Administrative Agent on a Collateral Obligation by Collateral Obligation basis, any other costs and expenses reducing earnings and other extraordinary non-recurring costs and expenses for such period (to the extent deducted in determining earnings from continuing operations for such period).
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Advance Rate” means, on any date of determination, (a) the Advances outstanding on such date divided by (b) the sum of (i) the Adjusted Aggregate Eligible Collateral Obligation Balance on such date plus (ii) the amount of Principal Collections on deposit in the Principal Collection Account on such date minus (iii) the Aggregate Unfunded Amount on such date plus (iv) the amount on deposit in the Unfunded Exposure Account on such date up to the Aggregate Unfunded Amount on such date.
“Effective Date” has the meaning set forth in Section 6.1, which for the avoidance of doubt, is May 18, 2015.
“Effective Equity” means, as of any day, the greater of (x) the sum of the Principal Balances of all Eligible Collateral Obligations minus the outstanding principal amount of all Advances and (y) $0.
“Effective LTV” means, with respect to any Asset Based Loan as of any date of determination, (i) the Principal Balance of such Collateral Obligation divided by (ii) the Appraised Value of such Collateral Obligation as of such date of determination.
“Eligible Account” means (i) a segregated trust account or (ii) a segregated direct deposit account, in each case, maintained with a securities intermediary or trust company organized under the laws of the United States of America, or any of the States thereof, or the District of Columbia, having a certificate of deposit, short term deposit or commercial paper rating of at least A‑1 by Standard & Poor’s and P‑1 by Moody’s. In either case, such depository institution or trust company shall have been approved by the Administrative Agent, acting in its reasonable discretion, by written

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notice to the Servicer. DBNY and U.S. Bank National Association are deemed to be acceptable securities intermediaries to the Administrative Agent.
“Eligible Collateral Obligation” means, on any Measurement Date, each Collateral Obligation that satisfies the following conditions (unless otherwise waived by the Administrative Agent and the Majority Lenders in their respective sole discretion in writing or in the applicable Approval Notice, provided that upon any waiver of such conditions notice is issued by the Administrative Agent to Morningstar (via email at ABSMonitoring@morningstar.com)):
(a)    the Administrative Agent in its sole discretion has delivered an Approval Notice with respect to such Collateral Obligation;
(b)    such Collateral Obligation is not a Defaulted Collateral Obligation;
(c)    such Collateral Obligation is not an Equity Security and is not convertible into an Equity Security at the option of the applicable Obligor or any Person other than the Borrower;
(d)    such Collateral Obligation is not a Structured Finance Obligation or a participation interest;
(e)    such Collateral Obligation is denominated in Dollars and is not convertible by the Obligor thereof into any currency other than Dollars;
(f)    such Collateral Obligation is not a single-purpose real estate based loan (unless the related real estate is a hotel, casino or other operating company), a construction loan or a project finance loan;
(g)    such Collateral Obligation is not a lease (including a financing lease);
(h)    if such Collateral Obligation is a Deferrable Collateral Obligation, it provides for periodic payments of interest thereon in cash no less frequently than semi-annually and the portion of interest required to be paid in cash under the terms of the related Underlying Instruments results in the outstanding principal amount of such Collateral Obligation having an effective rate of current interest paid in cash on such day of not less than (i) if such Deferrable Collateral Obligation is a Fixed Rate Collateral Obligation, 5.25% per annum over the LIBOR Rate or (ii) otherwise, 5.25% per annum over the applicable index rate;
(i)    if such Collateral Obligation is a Related Collateral Obligation, (i) the applicable Affiliate of the Borrower, Servicer or Equityholder has provided evidence satisfactory to the Administrative Agent in its sole discretion that such Person has sufficient liquidity to meet the funding obligations of the related Variable Funding Asset and (ii) the condition specified in Section 10.26 shall be satisfied immediately preceding the acquisition of such Related Collateral Obligation and immediately after giving effect thereto;
(j)    such Collateral Obligation is not incurred or issued in connection with a merger, acquisition, consolidation, sale of all or substantially all of the assets of a Person, restructuring or similar transaction, which obligation or security by its terms is required to be repaid within one

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year of the incurrence thereof with proceeds from additional borrowings or other refinancings (other than any additional borrowing or refinancing if one or more financial institutions has provided the issuer of such obligation or security with a binding written commitment to provide the same, so long as (i) such commitment is equal to the outstanding principal amount of such Collateral Obligation and (ii) such committed replacement facility has a maturity of at least one year and cannot be extended beyond such one year maturity pursuant to the terms thereof); provided that, for the avoidance of doubt, this clause (j) shall not be deemed to exclude any DIP Loan;
(k)    such Collateral Obligation is not a trade claim;
(l)    such Collateral Obligation is not a bond or a floating rate note;
(m)    the Obligor with respect to such Collateral Obligation is an Eligible Obligor;
(n)    such Collateral Obligation is not Margin Stock;
(o)    such Collateral Obligation is not a security or swap transaction that has payments associated with either payments of interest on and/or principal of a reference obligation or the credit performance of a reference obligation;
(p)    such Collateral Obligation provides for the periodic payment of cash interest;
(q)    such Collateral Obligation has a term to stated maturity that does not exceed eight years;
(r)    such Collateral Obligation is not subject to substantial non-credit related risk, as determined by the Servicer in accordance with the Servicing Standard;
(s)    the acquisition of which will not cause the Borrower to be deemed to own 5.0% or more of any class of vested voting securities of any Obligor or 25.0% or more of the issued and outstanding vested voting securities of any Obligor or any securities that are immediately convertible into or immediately exercisable or exchangeable for 5.0% or more of any class of vested voting securities of any Obligor or 25.0% or more of the issued and outstanding vested voting securities of any Obligor, in each case as determined by the Servicer;
(t)    the Underlying Instrument for which does not contain confidentiality provisions that restrict the ability of any of the Administrative Agent, Collateral Agent, Collateral Custodian or the Lenders to exercise its rights under the Transaction Documents, including, without limitation, its rights to review such debt obligation, the Underlying Instrument and related documents and credit approval file;
(u)    the acquisition of which is not in violation of Regulation T, U or X of the FRS Board;
(v)    such Collateral Obligation is capable of being transferred to and owned by the Borrower (whether directly or by means of a security entitlement) and of being pledged or assigned by the owner thereof or of an interest therein, subject to customary qualifications for instruments similar to such Collateral Obligation (i) to the Administrative Agent, (ii) to any assignee of the

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Administrative Agent permitted or contemplated under this Agreement, (iii) to any Person at any foreclosure or strict sale or other disposition initiated by a secured creditor in furtherance of its security interest, and (iv) to commercial banks, financial institutions, offshore and other funds (in each case, including transfer permitted by operation of the UCC);
(w)    the proceeds of such Collateral Obligation will not be used to finance activities of the type engaged in by businesses classified under NAICS Codes 2361 (Residential Building Construction), 2362 (Nonresidential Building Construction), 2371 (Utility System Construction), or 2372 (Land Subdivision);
(x)    the Related Security for such Collateral Obligation is primarily located in the United States;
(y)    such Collateral Obligation, if rated, does not have (x) a public rating by Standard & Poor’s of “CCC-” or below or (y) a Moody’s probability of default rating (as published by Moody’s) of “Caa3” or below;
(z)    such Collateral Obligation is not the subject of an Offer, exchange or tender by the related Obligor for cash, securities or any other type of consideration, other than (in the case of any Measurement Date other than a Funding Date) a Permitted Offer, but only to the extent of such Offer;
(aa)    the Equityholder is the originator (as per the definition of “Retention Holder Originated Collateral Obligation”) of:
(1) over 50% (measured by total nominal amount) of all Collateral Obligations originated or acquired (or committed to be acquired) by the Borrower, such proportion measured on the basis of the nominal value at each respective origination or acquisition of any Collateral Obligation (other than those acquired from interest proceeds) originated or acquired by the Borrower in aggregate during the term of this Agreement; and
(2)     in relation to a Collateral Obligation to be acquired by the Borrower that will not be acquired from the Equityholder only, over 50% (measured by total nominal amount) of all Collateral Obligations originated or acquired (or committed to be acquired) by the Borrower, such proportion measured on the basis of the nominal value ~~at each respective origination~~ of all Collateral Obligations that are expected to be held by the Borrower following the settlement of any such acquisition; ~~and~~
(bb)    if such Collateral Obligation is a Variable Funding Asset, the condition specified in Section 10.27 shall be satisfied immediately preceding the acquisition of such Variable Funding Asset and immediately after giving effect thereto~~.~~; and
(cc)    such Collateral Obligation does not have an Obligor in, and the proceeds of such Collateral Obligation will not be used to finance activities within, a Prohibited Industry.

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“Eligible Obligor” means, on any day, any Obligor that (i)  is a business organization (and not a natural person) that is duly organized and validly existing under the laws of, the United States or any State thereof (in any case, unless otherwise waived by the Administrative Agent and the Majority Lenders in their respective sole discretion in writing or in the applicable Approval Notice, provided that upon any waiver of such conditions notice is issued by the Administrative Agent to Morningstar (via email at ABSMonitoring@morningstar.com)), (ii) is a legal operating entity or holding company, (iii) is not an Official Body, and (iv) is not an Affiliate of, or controlled by, the Borrower, the Servicer or the Equityholder or any of their respective Affiliates.
“Enterprise Value Loan” means any Loan that is not an Asset Based Loan.
“Environmental Laws” means any and all foreign, federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or any other Official Body, relating to the protection of human health or the environment, including requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials. Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. § 331 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300, et seq.), the Environmental Protection Agency’s regulations relating to underground storage tanks (40 C.F.R. Parts 280 and 281), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and the rules and regulations thereunder, each as amended or supplemented from time to time.
“Equityholder” has the meaning set forth in the Preamble.
“Equity Security” means any asset that is not a First Lien Loan or a Second Lien Loan.
“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, including all regulations promulgated thereunder.
“ERISA Affiliate” means any Person that, for purposes of Title IV of ERISA, is a member of the Borrower’s “controlled group” or is under “common control” with the Borrower, within the meaning of Section 414 of the Code.
“ERISA Event” means (a) the occurrence with respect to a Plan of a reportable event, within the meaning of Section 4043 of ERISA, unless the thirty (30)-day notice requirement with respect thereto has been waived by the PBGC; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such a Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Borrower or any ERISA Affiliate from a Plan during a plan year for which it was a substantial employer,

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as defined in Section 4001(a)(2) of ERISA; (f) the conditions set forth in Section 430(k) of the Code or Section 303(k)(1)(A) and (B) of ERISA to the creation of a lien upon property or assets or rights to property or assets of the Borrower or any ERISA Affiliate for failure to make a required payment to a Plan are satisfied; (g) the termination of a Plan by the PBGC pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan; (h) any failure by any Plan to satisfy the minimum funding standards of Sections 412 or 430 of the Code or Section 302 of ERISA, whether or not waived; (i) the determination that any Plan is or is expected to be in “at-risk” status, within the meaning of Section 430 of the Code or Section 303 of ERISA, (j) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of liability with respect to the withdrawal or partial withdrawal from a Multiemployer Plan or a determination that a Multiemployer Plan is, or is expected to be, “insolvent” (within the meaning of Section 4245 of ERISA), in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA), or terminated (within the meaning of Section 4041A or Section 4042 of ERISA); (k) the failure of the Borrower or any ERISA Affiliate to pay when due (after expiration of any applicable grace period) any installment payment with respect to withdrawal liability under Section 4201 of ERISA; (l) the Borrower or any ERISA Affiliate incurs any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); or (m) the Borrower or any ERISA Affiliate commits any act (or omission) which could give rise to the imposition of fines, penalties, taxes, or related charges under ERISA or the Code.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“EU Securitization Regulation” means Regulation (EU) 2017/2402.
“EU Securitization Rules” means (a) the EU Securitization Regulation; (b) any supplementary regulatory technical standards, implementing technical standards and any official guidance published in relation thereto by the European Supervisory Authorities, and any implementing laws or regulations in force on the date hereof; and (c) each amendment or modification thereto approved by the parties hereto for purposes of this definition, each to the extent legally binding in the Member State of a Lender and in each case as determined or imposed by any regulatory body having supervisory authority over any Lender.
“European Supervisory Authorities” means, together, the European Banking Authority, the European Insurance and Occupational Pensions Authority and the European Securities and Markets Authority (including any predecessor, successor or replacement organization thereto).
“Event of Default” means any of the events described in Section 13.1.

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“Excess Concentration Amount” means, as of the most recent Measurement Date (and after giving effect to all Collateral Obligations to be purchased or sold by the Borrower on such date), the sum, without duplication, of the following amounts:
(a)    the excess, if any, of the sum of the Collateral Obligation Amounts of all Collateral Obligations that are not First Lien Loans over (i) if the Diversity Score is less than 15, 20%, (ii) if the Diversity Score is greater than or equal to 15 and less than 30, 22.5% and (iii) if the Diversity Score is greater than or equal to 30, 25.0%, in each case, of the Excess Concentration Measure;
(b)    the excess, if any, of the sum of the Collateral Obligation Amounts of all Collateral Obligations that are obligations of any single Obligor over 5.0% of the Excess Concentration Measure;
(c)    the excess, if any, of the sum of the Collateral Obligation Amounts of all Collateral Obligations in any single Moody’s Industry Classification (other than a Moody’s Industry Classification described in the following proviso) over 10.0% of the Excess Concentration Measure; provided that the sum of the Collateral Obligation Amounts of all Collateral Obligations that are obligations of Obligors (i) in the largest Moody’s Industry Classification may be up to 15% of the Excess Concentration Measure and (ii) in each of the second and third largest Moody’s Industry Classifications may be up to 12.5% of the Excess Concentration Measure;
(d)    the excess, if any, of the sum of the Collateral Obligation Amounts of all Loans that are Fixed Rate Collateral Obligations that are not subject to a qualifying Hedging Agreement pursuant to Section 10.6 over 10.0% of the Excess Concentration Measure;
(e)    the excess, if any, of the sum of the Collateral Obligation Amounts of all Collateral Obligations that are Deferrable Collateral Obligations over 10.0% of the Excess Concentration Measure;
(f)    the excess, if any, of the sum of the Collateral Obligation Amounts of all Collateral Obligations that are Variable Funding Assets over 15.0% of the Excess Concentration Measure;
(g)    the excess, if any, of the sum of the Collateral Obligation Amounts of all Collateral Obligations that are DIP Loans over 10.0% of the Excess Concentration Measure; and
(h)    the excess, if any, of the sum of the Collateral Obligation Amounts of all Collateral Obligations that are Related Collateral Obligations over 5.0% of the Excess Concentration Measure.
“Excess Concentration Measure” means the sum of (i) the aggregate of the Collateral Obligation Amounts for all Eligible Collateral Obligations, (ii) all amounts on deposit in the Principal Collection Account and (iii) all amounts on deposit in the Unfunded Exposure Account.
“Excluded Amounts” means (i) any amount deposited into the Collection Account with respect to any Collateral Obligation, which amount is attributable to the reimbursement of payment by the Borrower of any Tax, fee or other charge imposed by any Official Body on such Collateral Obligation or on any Related Security, (ii) any interest or fees (including origination, agency,

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structuring, management or other up-front fees) that are for the account of the applicable Person from whom the Borrower purchased such Collateral Obligation, (iii) any reimbursement of insurance premiums, (iv) any escrows relating to Taxes, insurance and other amounts in connection with Collateral Obligations which are held in an escrow account for the benefit of the Obligor and the secured party pursuant to escrow arrangements under Underlying Instruments or (v) any amount deposited into the Collection Account in error (including any amounts relating to any portion of an asset sold by the Borrower and occurring after the date of such sale).
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), gains, overall gross revenues or receipts, franchise or similar Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Obligations or otherwise under a Transaction Document pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Obligations or becomes a party to this Agreement (other than pursuant to Section 17.15) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 4.3, additional amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 4.3(f) or the inaccuracy or deficiency of any form or documentation provided thereunder and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Executive Officer” means, with respect to the Borrower, the Servicer or the Equityholder, the Chief Executive Officer, the Chief Operating Officer of such Person or any other Person included on the incumbency of the Borrower, Servicer or Equityholder, as applicable, delivered pursuant to Section 6.1 and, with respect to any other Person, the President, Chief Financial Officer or any Vice President.
“Existing Credit Agreement” has the meaning set forth in the preamble.
“Existing Effective Date” means June 2, 2014.
“Extension Date” means November 20, 2017.
“Extension Fee” has the meaning set forth in the Fee Letters.
“Extension Request” has the meaning set forth in Section 2.6.
“Facility” means the loan facility to be provided to the Borrower pursuant to, and in accordance with, this Agreement.

EXHIBIT A TO AMENDMENT NO. ~~5~~6

“Facility Amount” means (a) prior to the end of the Revolving Period, $450,000,000 (as increased from time to time pursuant to Section 2.8), unless this amount is permanently reduced pursuant to Section 2.5, in which event it means such lower amount and (b) after the end of the Revolving Period, the Advances outstanding.
“Facility Termination Date” means the earlier of (i) the eighth anniversary of the Extension Date and (ii) the date on which the facility hereunder is terminated pursuant to Section 13.2.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with such sections of the Code and any legislation, law, regulation or practice enacted or promulgated pursuant to such intergovernmental agreement.
“Federal Funds Rate” means, for any period, a fluctuating rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.
“Fee Letter” has the meaning set forth in Section 8.4.
“Fees” has the meaning set forth in Section 8.4.
“First Lien Loan” means any Loan that (i) is not (and cannot by its terms become) subordinate in right of payment to any obligation of the related Obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, (ii) is secured by a pledge of collateral, which security interest is validly perfected and first priority under Applicable Law (subject to liens permitted under the applicable Underlying Instruments that are reasonable for similar loans, and liens accorded priority by law in favor of any Official Body), and (iii) the Servicer determines in good faith that the value of the collateral or the enterprise value securing the Loan on or about the time of acquisition equals or exceeds the outstanding principal balance of the Loan plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by the same collateral; provided that, with respect to any Loan that would otherwise be a First Lien Loan but for the fact that such Loan is subordinated in right of payment to obligations of the applicable Obligor, such Loan will be deemed to be a First Lien Loan for all purposes hereunder so long as (a) all such obligations that are senior to such Loan do not exceed an amount equal to the product of (i) 25% multiplied by (ii) the aggregate principal amount of senior tranches of such credit facility (including any senior tranche as well as the “first lien” tranche acquired by the Borrower) and (b) all such obligations that are senior to such Loan do not represent more than 1.0x of leverage of such Obligor, as reasonably determined by the Administrative Agent; provided further that, with respect to any First Lien Loan that utilizes clauses (a) and (b) of the foregoing proviso, if the sum of the Collateral Obligation Amounts of such Loans exceed 25.0% of the Collateral Obligation Amounts

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of all Collateral Obligations that are First Lien Loans, any such First Lien Loans in excess of the 25.0% threshold in the foregoing clause shall be deemed not to be First Lien Loans. For the avoidance of doubt, DIP Loans shall constitute First Lien Loans.
“Fitch” means Fitch Ratings, Inc., Fitch Ratings Ltd. and their subsidiaries, including Derivative Fitch Inc. and Derivative Fitch Ltd. and any successor thereto.
“Fixed Rate Collateral Obligation” means any Collateral Obligation that bears a fixed rate of interest.
“Foreign Lender” means a Lender that is not a U.S. Person.
“FRS Board” means the Board of Governors of the Federal Reserve System and, as applicable, the staff thereof.
“Fundamental Amendment” means any amendment, modification, waiver or supplement of or to this Agreement that would (a) release any material portion of the Collateral, except in connection with dispositions permitted hereunder, (b) alter the terms of Section 2.4(a), the last sentence of Section 2.6, Section 2.9 or Section 8.3 or any related definitions or provisions in a manner that would alter the effect of such Sections, (c) modify the definition of the “Required Lenders” or “Majority Lenders” or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, (d) modify the definition of the terms “Advance Rate”, “Applicable Margin”, “Borrowing Base”, “Effective Advance Rate”, “Excess Concentration Amount”, “Facility Termination Date”, “First Lien Loan”, “Fundamental Amendment”, “Lender Allocation Percentage”, “Maximum Portfolio Advance Rate”, “Minimum Equity Test”, “Refinancing Date” or “Weighted Average Advance Rate”, in each case in a manner which would have the effect of making more credit available to the Borrower, or make such provision less restrictive on the Borrower in any other material fashion, (e) modify or alter the provisions providing for pro rata treatment of Advances, reductions in the Facility Amount or Commitments, allocation of Commitments in connection with an extension of the Revolving Period, allocation of payments and Advances to non-Defaulting Lenders or allocation of payments as, respectively, set forth in Sections 2.4, 2.5, 2.6, 2.9, 2.10, 4.1 and 8.3 or (f) materially modify the form or details of the reporting obligations hereunder in a manner that reduces the reporting requirements.
“Funding Date” means any Advance Date or any Reinvestment Date, as applicable.
“GAAP” means generally accepted accounting principles in the United States, which are applicable to the circumstances as of any day.
“Hazardous Materials” means all materials subject to any Environmental Law, including materials listed in 49 C.F.R. § 172.101, materials defined as hazardous pursuant to § 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, flammable, explosive or radioactive materials, hazardous or toxic wastes or substances, lead‑based materials, petroleum or petroleum distillates or asbestos or material containing asbestos, polychlorinated biphenyls, radon gas, urea formaldehyde and any substances classified as being “in

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inventory”, “usable work in process” or similar classification that would, if classified as unusable, be included in the foregoing definition.
“Hedge Breakage Costs” means, with respect to each Hedge Counterparty upon the early termination of any Hedge Transaction with such Hedge Counterparty, the net amount, if any, payable by the Borrower to such Hedge Counterparty for the early termination of that Hedge Transaction or any portion thereof.
“Hedge Counterparty” means (a) DBNY and its Affiliates or any Lender and its Affiliates and (b) any other entity that (i) on the date of entering into any Hedge Transaction (x) is an interest rate swap dealer that has been approved in writing by the Administrative Agent, and (y) has a long‑term unsecured debt rating of not less than “A” by Standard & Poor’s, not less than “A2” by Moody’s and not less than “A” by Fitch (if such entity is rated by Fitch) (the “Long‑term Rating Requirement”) and a short‑term unsecured debt rating of not less than “A‑1” by Standard & Poor’s, not less than “P‑1” by Moody’s and not less than “Fl” by Fitch (if such entity is rated by Fitch) (the “Short‑term Rating Requirement”), and (ii) in a Hedging Agreement (x) consents to the assignment hereunder of the Borrower’s rights under the Hedging Agreement to the Administrative Agent on behalf of the Secured Parties and (y) agrees that in the event that Moody’s, Standard & Poor’s or Fitch reduces its long‑term unsecured debt rating below the Long‑term Rating Requirement or reduces it short‑term debt rating below the Short‑term Rating Requirement, it shall either collateralize its obligations in a manner reasonably satisfactory to the Administrative Agent, or transfer its rights and obligations under each Hedging Agreement (excluding, however, any right to net payments or Hedge Breakage Costs under any Hedge Transaction, to the extent accrued to such date or to accrue thereafter and owing to the transferring Hedge Counterparty as of the date of such transfer) to another entity that meets the Long-term Rating Requirement and the Short-term Rating Requirement and has entered into a Hedging Agreement with the Borrower on or prior to the date of such transfer; provided, at the time of entering into a Hedging Agreement, no Hedge Counterparty shall be a Defaulting Lender.
“Hedge Transaction” means each interest rate swap, index rate swap or interest rate cap transaction or comparable derivative arrangement between the Borrower and a Hedge Counterparty that is entered into pursuant to Section 10.6 and is governed by a Hedging Agreement.
“Hedging Agreement” means the agreement between the Borrower and a Hedge Counterparty that governs one or more Hedge Transactions entered into by the Borrower and such Hedge Counterparty pursuant to Section 10.6, which agreement shall consist of a “Master Agreement” in a form published by the International Swaps and Derivatives Association, Inc., together with a “Schedule” thereto, and each “Confirmation” thereunder confirming the specific terms of each such Hedge Transaction or a “Confirmation” that incorporates the terms of such a “Master Agreement” and “Schedule.”
“Increased Costs” means, collectively, any increased cost, loss or liability owing to the Administrative Agent and/or any other Affected Person under Article V of this Agreement.
“Indebtedness” means, with respect to any Person, at any day, without duplication: (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by

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bonds, debentures, notes, deferrable securities or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (iv) all obligations of such Person as lessee under capital leases; (v) all non-contingent obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument; (vi) all debt of others secured by a Lien on any asset of such Person, whether or not such debt is assumed by such Person; and (vii) all debt of others guaranteed by such Person and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss other than any unfunded commitments of the Borrower with respect to Variable Funding Assets.
“Indemnified Amounts” has the meaning set forth in Section 16.1.
“Indemnified Party” has the meaning set forth in Section 16.1.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Transaction Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Independent Accountants” means a firm of nationally recognized independent certified public accountants.
“Independent Manager” means an individual who has prior experience as an independent director, independent manager or independent member with at least three years of employment experience and who is provided by CT Corporation, Corporation Service Company, Puglisi & Associates, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional Independent Managers, another nationally-recognized company reasonably approved by the Administrative Agent, in each case that is not an Affiliate of the Borrower and that provides professional Independent Managers and other corporate services in the ordinary course of its business, and which individual is duly appointed as an Independent Manager and is not, and has never been, and will not while serving as Independent Manager be, any of the following:
(a)    a member, partner, equityholder, manager, director, officer or employee of the Borrower, the Equityholder, or any of their respective equityholders or Affiliates (other than as an Independent Manager of the Equityholder, the Borrower or an Affiliate of the Borrower or the Equityholder that is not in the direct chain of ownership of the Borrower and that is required by a creditor to be a single purpose bankruptcy remote entity; provided that such Independent Manager is employed by a company that routinely provides professional Independent Managers or managers in the ordinary course of its business);
(b)    a creditor, supplier or service provider (including provider of professional services) to the Borrower, the Equityholder, or any of their respective equityholders or Affiliates (other than a nationally-recognized company that routinely provides professional Independent Managers and other corporate services to the Borrower, the Equityholder or any of their respective Affiliates in the ordinary course of its business);

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(c)    a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or
(d)    a Person that controls (whether directly, indirectly or otherwise) any of (a), (b) or (c) above.
“Insolvency Event” means, with respect to any Person, (a) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding‑up or liquidation of such Person’s affairs, or the commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law and such case is not dismissed within 45 days or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or such Person shall admit in writing its inability to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.
“Interest Collection Account” means a segregated, non-interest bearing securities account (within the meaning of Section 8-501 of the UCC) number 172148-201, which is created and maintained on the books and records of the Securities Intermediary entitled “Interest Collection Account” in the name of the Borrower and subject to the prior Lien of the Collateral Agent for the benefit of the Secured Parties, which is established and maintained pursuant to Section 8.1(a).
“Interest Collections” means, with respect to the Collateral following the applicable Cut-Off Date, (i) all payments and collections owing to the Borrower in its capacity as lender and attributable to interest on any Collateral Obligation or other Collateral, including scheduled payments of interest and payments of interest relating to principal prepayments, all guaranty payments attributable to interest and proceeds of any liquidations, sales, dispositions or securitizations attributable to interest on such Collateral Obligation or other Collateral, (ii) any commitment, ticking, upfront, underwriting, origination or amendment fees received in respect of any Collateral Obligation, (iii) any proceeds received by the Borrower as a result of exercising any Warrant Asset at any time, (iv) any payments received by the Borrower pursuant to any interest rate Hedging Agreement (other than termination, breakage and similar payments) and (v) the earnings on Interest Collections in the Collection Account that are invested in Permitted Investments, in each case other than Retained Interests.
“Interest Rate” means, for any Accrual Period and any Lender, a rate per annum equal to the sum of (a) the Applicable Margin and (b) the Base Rate for such Accrual Period.
“IRS” means the United States Internal Revenue Service.

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“Lender” means each Class A-1 Lender and each Class A-2 Lender.
“Lender Allocation Percentage” means ~~(i) if the Effective Advance Rate is equal to or greater than 65%, 50%, (ii) if the Effective Advance Rate is equal to or greater than 55% but less than 65%, 45%, (iii) if the Effective Advance Rate is equal to or greater than 45% but less than 55%, 40%, (iv) if the Effective Advance Rate is less than 45%, 35%; provided that, notwithstanding the foregoing, from and after the Refinancing Date or the occurrence of any Event of Default the Lender Allocation Percentage shall be~~ 100%.
“Lender Effective Date” has the meaning set forth in Section 5.1.
“Leverage Multiple” means, with respect to any Collateral Obligation for the most recent relevant period of time for which the Borrower has received the financial statements of the relevant Obligor, the ratio of (i) Indebtedness of the relevant Obligor (other than Indebtedness of such Obligor that is junior in terms of payment or lien subordination (including unsecured Indebtedness) to Indebtedness of such Obligor held by the Borrower) less unrestricted cash of the relevant Obligor to (ii) EBITDA of such Obligor.
“LIBOR Rate” shall mean, with respect to any Accrual Period, the rate per annum shown by the Bloomberg Professional Service as the London interbank offered rate for deposits in Dollars for a period equal to such Accrual Period as of 11:00 a.m., London time, two Business Days prior to the first day of such Accrual Period; provided, that in the event no such rate is shown, the LIBOR Rate shall be the rate per annum based on the rates at which Dollar deposits for a period equal to such Accrual Period are displayed on page “LIBOR” of the Reuters Monitor Money Rates Service or such other page as may replace the LIBOR page on that service for the purpose of displaying London interbank offered rates of major banks as of 11:00 a.m., London time, two Business Days prior to the first day of such Accrual Period (it being understood that if at least two such rates appear on such page, the rate will be the arithmetic mean of such displayed rates); provided, further, that in the event fewer than two such rates are displayed, or if no such rate is relevant, the LIBOR Rate shall be a rate per annum at which deposits in Dollars are offered by the principal office of the Administrative Agent in London, England to prime banks in the London interbank market at 11:00 a.m. (London time) two Business Days before the first day of such Accrual Period for delivery on such first day and for a period equal to such Accrual Period; provided, further, that notwithstanding the foregoing, the LIBOR Rate shall at no time be less than 0.00% per annum.
“Lien” means any security interest, lien, charge, pledge, preference, equity or encumbrance of any kind, including tax liens, mechanics’ liens and any liens that attach by operation of law.
“Loan” means any commercial loan.
“Loan Register” has the meaning set forth in Section 15.5(a).
“Loan Registrar” has the meaning set forth in Section 15.5(a).
“Majority Lenders” shall mean Lenders holding over 50% of the aggregate outstanding Loans and unutilized Commitments, if any; provided (i) that if DBNY and its Affiliates at such time

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hold 50% or more of all Commitments, then the “Majority Lenders” shall also include at least one additional Lender other than DBNY and its Affiliates and (ii) Commitments held or deemed held by any Defaulting Lender shall be excluded for all purposes of making a determination of the “Majority Lenders”.
“Margin Stock” means “Margin Stock” as defined under Regulation U issued by the FRS Board.
“Material Action” means an action to institute proceedings to have the Borrower be adjudicated bankrupt or insolvent, to file any insolvency case or proceeding, to institute proceedings under any applicable insolvency law, to seek relief under any law relating to relief from debts or the protection of debtors, or consent to the institution of bankruptcy or insolvency proceedings against the Borrower or file a petition seeking, or consent to, reorganization or relief with respect to the Borrower under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Borrower or a substantial part of its property, or make any assignment for the benefit of creditors of the Borrower, or admit in writing the Borrower’s inability to pay its debts generally as they become due, or take action in furtherance of any such action.
“Material Adverse Effect” means a material adverse effect on: (a) the assets, operations, properties, financial condition, or business of the Borrower or the Servicer; (b) the ability of the Borrower or the Servicer to perform its obligations under this Agreement or any of the other Transaction Documents; (c) the validity or enforceability of this Agreement, any of the other Transaction Documents, or the rights and remedies of the Secured Parties hereunder or thereunder taken as a whole; or (d) the aggregate value of the Collateral or on the assignments and security interests granted by the Borrower in this Agreement.
“Material Modification” means any amendment or waiver of, or modification or supplement to, any Underlying Instrument governing a Collateral Obligation executed or effected after the related Cut-Off Date which:
(a)    reduces or forgives any or all of the principal amount due under such Collateral Obligation;
(b)    (i) waives one or more interest payments, (ii) permits any interest due in cash to be deferred or capitalized and added to the principal amount of such Collateral Obligation (other than any deferral or capitalization already allowed by the terms of any Deferrable Collateral Obligation as of the related Cut-Off Date) or (iii) reduces the spread or coupon payable on such Collateral Obligation;
(c)    either (i) releases any material Obligor from its obligations with respect thereto unless (x) such release was in connection with a sale of such Obligor and (y) the related proceeds of such were used to repay the outstanding principal balance of such Collateral Obligation or (ii) contractually or structurally subordinates such Collateral Obligation by operation of (w) any priority of payment provisions, (x) turnover provisions, (y) the transfer of assets in order to limit recourse to the related Obligor or (z) the granting of Liens (other than Permitted Liens) on any of the collateral securing such Collateral Obligation, each that requires the consent of the Borrower or any lenders thereunder;

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(d)    either (i) extends the maturity date of such Collateral Obligation past the maturity date as of the related Cut-Off Date or (ii) extends the amortization schedule with respect thereto;
(e)    substitutes, alters or releases the Related Security securing such Collateral Obligation and such substitution, alteration or release, individually or in the aggregate and as determined in the Administrative Agent’s reasonable discretion, materially and adversely affects the value of such Collateral Obligation;
(f)    results in any less financial information in respect of reporting frequency, scope or otherwise being provided with respect to the related Obligor or reduces the frequency or total number of any appraisals required thereunder that, in each case, has a material adverse effect on the ability of the Servicer, the Collateral Custodian, the Collateral Agent or the Administrative Agent (as determined by the Administrative Agent in its reasonable discretion) to make any determinations or calculations required or permitted hereunder on an ongoing basis;
(g)    amends, waives, forbears, supplements or otherwise modifies in any way the definition of “permitted lien” (or such similar term) or any other definition used in the calculation of financial covenants, in each case in a manner that is materially adverse to any Lender;
(h)    results in any change in the currency or composition of any payment of interest or principal to any currency other than that in which such Collateral Obligation was originally denominated;
(i)    with respect to an Asset Based Loan, results in a material change (as determined by the Administrative Agent in its reasonable discretion) to or grants relief from the borrowing base or any related definition; ~~or~~
(j)    results in a change to the calculation of EBITDA for the related Obligor.
“Maximum Portfolio Advance Rate” means (a) if the Diversity Score is less than 15, 62%, (b) if the Diversity Score is greater than or equal to 15 and less than 20, 63%, (c) if the Diversity Score is greater than or equal to 20 and less than 25, 64% and (d) if the Diversity Score is greater than or equal to 25, 65%.
“Maximum Weighted Average Life Test” means a test that will be satisfied on any date of determination if the Weighted Average Life of all Eligible Collateral Obligations included in the Collateral is less than or equal to 5.50 years.
“Measurement Date” means each of the following, as applicable: (i) the Effective Date; (ii) each Monthly Date; (iii) each Funding Date; (iv) the date of any repayment or prepayment pursuant to Section 2.4; (v) the date that the Servicer has actual knowledge of the occurrence of any Revaluation Event with respect to any Collateral Obligation; (vi) the date of any optional repurchase or substitution pursuant to Section 7.11; (vii) the last date of the Revolving Period; (viii) the date of any Optional Sale ~~and~~, (ix) each Distribution Date; and (x) the date on which the Borrower is notified of any change in the Discount Factor of any Collateral Obligation.
“Minimum Diversity Test” means a test that will be satisfied on any date of determination if (i) the Diversity Score of all Eligible Collateral Obligations included in the Collateral is equal to

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or greater than 10, (ii) the Collateral contains Eligible Collateral Obligations from at least twenty different Obligors and (iii) from and after August 2, 2014, the Principal Balances of all Collateral Obligations that are obligations of any single Obligor are less than 5% of the sum of the Principal Balances for all Eligible Collateral Obligations.
“Minimum Equity Test” means a test that will be satisfied on any date of determination if the Effective Equity is not less than the greater of (a) the sum of the Collateral Obligation Amounts of the five Obligors with Collateral Obligations constituting the highest aggregate Collateral Obligation Amounts and (b) an amount equal to $20,000,000; provided that, for purposes of calculating clause (a) above, the Collateral Obligation Amount with respect to any Obligor shall be the sum of all Collateral Obligation Amounts with respect to which such Person is an Obligor.
“Minimum Weighted Average Coupon Test” means a test that will be satisfied on any date of determination if the Weighted Average Coupon of all Eligible Collateral Obligations that are Fixed Rate Collateral Obligations included in the Collateral on such day is equal to or greater than 7.0%.
“Minimum Weighted Average Spread Test” means a test that will be satisfied on any date of determination if the Weighted Average Spread of all Eligible Collateral Obligations included in the Collateral on such day is equal to or greater than 5.25%.
“Monthly Date” means the 15th day of each month.
“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.
“Moody’s Industry Classification” means the industry classifications set forth in Schedule 2 hereto, as such industry classifications shall be updated if Moody’s publishes revised industry classifications and such revised industry classifications are consistent with the internal methodology of the Administrative Agent.
“Morningstar” means Morningstar Credit Ratings, LLC, or any successor thereto.
“Multiemployer Plan” means a multiemployer plan, as defined in Section 3(37) or Section 4001(a)(3) of ERISA, as applicable, in respect of which the Borrower or any ERISA Affiliate has or could have any obligation or liability, contingent or otherwise.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Extending Lender” has the meaning set forth in Section 2.6.
“Note” means a promissory note in the form of Exhibit A, made payable to a Lender, its nominee or its registered assigns.
“Notice of Prepayment” has the meaning set forth in Section 2.4(b)(i).

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“Obligations” means all obligations (monetary or otherwise) of the Borrower to the Lenders, the Collateral Agent, the Collateral Custodian, the Administrative Agent or any other Affected Person or Indemnified Party arising under or in connection with this Agreement, the Notes and each other Transaction Document.
“Obligor” means any Person that owes payments under any Loan and, solely for purposes of calculating the Excess Concentration Amount pursuant to clause (b) or (c) of the definition thereof, any Obligor that is an Affiliate of another Obligor shall be treated as the same Obligor; provided that for purposes of this definition, the term Affiliate shall not include any Affiliate relationship which may exist solely as a result of direct or indirect ownership of, or control by, a common financial sponsor.
“Obligor Information” means, with respect to any Obligor, (i) the legal name of such Obligor, (ii) the jurisdiction in which such Obligor is domiciled, (iii) the audited financial statements for the two prior fiscal years of such Obligor, to the extent available, (iv) the Servicer’s internal credit memo with respect to the Obligor and the related Collateral Obligation, (v) the annual report for the most recent fiscal year of such Obligor, (vi) a company forecast of such Obligor including plans related to capital expenditures, (vii), the business model, company strategy and names of known peers of such Obligor, (viii) the shareholding pattern and details of the management team of such Obligor and (ix) details of any banking facilities and the debt maturity schedule of such Obligor.
“Offer” means a tender offer, voluntary redemption, exchange offer, conversion or other similar action.
“OFAC” has the meaning set forth in Section 9.31(a).
“Officer’s Certificate” means a certificate signed by an Executive Officer.
“Official Body” means any government or political subdivision or any agency, authority, regulatory body, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic, including any supra-national bodies (such as the European Union or the European Central Bank).
“Opinion of Counsel” means a written opinion of independent counsel reasonably acceptable in form and substance and from counsel reasonably acceptable to the Administrative Agent.
“Optional Sale” has the meaning set forth in Section 7.10.
“Original Effective LTV” means, with respect to any Collateral Obligation, the Effective LTV of such Collateral Obligation as calculated by the Servicer (and, to the extent set forth in the Asset Approval Request, approved by the Administrative Agent in its sole discretion) in accordance with the definitions of Effective LTV and the definitions used therein and set forth in the related Approval Notice.

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“Original Leverage Multiple” means, with respect to any Collateral Obligation, the Leverage Multiple applicable to such Collateral Obligation as calculated by the Servicer (and, to the extent set forth in the Asset Approval Request, approved by the Administrative Agent in its sole discretion) in accordance with the definition of Leverage Multiple and the definitions used therein and set forth in the related Approval Notice.
“Other Administrative Expenses” means all amounts of costs and expenses due and payable by the Borrower to any Person in connection with the transactions contemplated by the Transaction Documents or under any Underlying Instruments, including fees and expenses of any third party service provider to the Borrower, including any Approved Valuation Firm or any Valuation Firm, other than any Indemnified Amounts.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient (or agent or affiliate thereof) and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in the Obligations or any Transaction Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, mortgage, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 17.15).
“Participant” has the meaning set forth in Section 15.9(a).
“Participant Register” has the meaning set forth in Section 15.9(c).
“PBGC” means the Pension Benefit Guaranty Corporation and its successors and assigns.
“Permitted Investment” means, at any time:
(a)    direct interest‑bearing obligations of, and interest‑bearing obligations guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States, the obligations of which are backed by the full faith and credit of the United States;
(b)    demand or time deposits in, certificates of deposit of, demand notes of, or bankers’ acceptances issued by any depository institution or trust company organized under the laws of the United States or any State thereof (including any federal or state branch or agency of a foreign depository institution or trust company) and subject to supervision and examination by federal and/or state banking authorities (including, if applicable, the Collateral Agent, the Collateral Custodian or Administrative Agent or any agent thereof acting in its commercial capacity); provided, that the

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short‑term unsecured debt obligations of such depository institution or trust company at the time of such investment, or contractual commitment providing for such investment, are rated at least “A‑1” by Standard & Poor’s and “P‑1” by Moody’s;
(c)    commercial paper that (i) is payable in Dollars and (ii) is rated at least “A‑1” by Standard & Poor’s and “P‑1” by Moody’s; or
(d)    units of money market funds rated in the highest credit rating category by each Rating Agency.
Permitted Investments may be purchased by or through the Collateral Custodian or any of its Affiliates. All Permitted Investments shall be held in the name of the Securities Intermediary. No Permitted Investment shall have an “f”, “r”, “p”, “pi”, “q”, “sf” or “t” subscript affixed to its Standard & Poor’s rating. Any such investment may be made or acquired from or through the Collateral Agent or the Administrative Agent or any of their respective affiliates, or any entity for whom the Collateral Agent or the Administrative Agent or any of their respective affiliates provides services and receives compensation (so long as such investment otherwise meets the applicable requirements of the foregoing definition of Permitted Investment at the time of acquisition); provided, that notwithstanding the foregoing clauses (a) through (d), unless the Borrower and the Servicer have received the written advice of counsel of national reputation experienced in such matters to the contrary (together with an Officer’s Certificate of the Borrower or the Servicer to the Administrative Agent and the Collateral Agent that the advice specified in this definition has been received by the Borrower and the Servicer), on and after the Required Sale Date, Permitted Investments may only include obligations or securities that constitute cash equivalents for purposes of the rights and assets in paragraph (c)(8)(i)(B) of the exclusions from the definition of “covered fund” for purposes of the Volcker Rule.
“Permitted Gaming Industry” means an industry in respect of which the following conditions must be satisfied:
(a)    the Obligor or any of its Affiliates hold the required licenses for the jurisdiction and are in compliance with the applicable local gaming, betting and gambling legislation and regulation; and
(b)    the Obligor or any of its Affiliates have satisfactory anti-financial crime policies (including anti-money laundering and anti-bribery and corruption) in place which satisfy the applicable policies of the Servicer.
“Permitted Lien” means (i) the Lien in favor of the Collateral Agent for the benefit of the Secured Parties, (ii) Liens for Taxes and mechanics’ or suppliers’ liens for services or materials supplied, in either case, not yet due and payable and for which adequate reserves have been established in accordance with GAAP, (iii) as to Related Security (1) the Lien in favor of the Borrower herein and (2) any Liens on the Related Security permitted pursuant to the applicable Underlying Instruments and (iv) as to agented Loans, Liens in favor of the agent on behalf of all the lenders of the related Obligor.

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“Permitted Offer” means an offer (i) pursuant to the terms of which the offeror offers to acquire a debt obligation (including a Collateral Obligation) in exchange for consideration consisting solely of cash in an amount equal to or greater than the full face amount of such debt obligation plus any accrued and unpaid interest and (ii) as to which the Servicer has reasonably determined that the offeror has sufficient access to financing to consummate the offer.
“Person” means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity.
~~“Prepayment Fee” shall have the meaning set forth in the Fee Letters.~~
“Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title IV of ERISA, Section 412 and 430 of the Code, or Section 302 of ERISA and in respect of which the Borrower or any ERISA Affiliate (x) is (or, if such Plan were terminated, would under Section 4062 or Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA, or (y) has or could have any obligation or liability, contingent or otherwise.
“Principal Balance” means with respect to any Collateral Obligation and as of any date, the lower of (A) the Purchase Price paid by the Borrower or the Equityholder for such Collateral Obligation and (B) the outstanding principal balance of such Collateral Obligation, exclusive of (x) any deferred or capitalized interest on such Collateral Obligation and (y) any unfunded amounts with respect to any Variable Funding Asset included in the Collateral as of such date; provided, that for purposes of calculating the “Principal Balance” of any Deferrable Collateral Obligation, principal payments received on such Collateral Obligation shall first be applied to reducing or eliminating any outstanding deferred or capitalized interest. The “Principal Balance” of any Equity Security shall be zero.
“Principal Collections” means any and all amounts of collections received with respect to the Collateral other than Interest Collections, including (but not limited to) (i) all collections attributable to principal on such Collateral, (ii) all payments received by the Borrower pursuant to any Hedging Agreement (other than payments constituting interest proceeds pursuant to clause (iv) of the definition of Interest Collections), (iii) the earnings on Principal Collections in the Collection Account that are invested in Permitted Investments, and (iv) all Repurchase Amounts, in each case other than Retained Interests.
“Principal Collection Account” means a segregated, non-interest bearing securities account (within the meaning of Section 8-501 of the UCC) number 172148-202, which is created and maintained on the books and records of the Securities Intermediary entitled “Principal Collection Account” in the name of the Borrower and subject to the prior Lien of the Collateral Agent for the benefit of the Secured Parties, which is established and maintained pursuant to Section 8.1(a).
“Proceeding” means any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors,

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appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.
“Prohibited Industry” means with respect to any Collateral Obligation, the proceeds will be used for or in connection with, or with respect to any Obligor, its primary business is, (i) the production or distribution of antipersonnel landmines, cluster munitions, biological and chemical, radiological and nuclear weapons or a component used specifically in the production of the foregoing or plays a direct role in the lethality of the foregoing; (ii) the manufacture of fully completed and operational assault weapons or firearms; (iii) in pornography or adult entertainment; (iv) in the gaming industry (other than (A) a Permitted Gaming Industry or (B) hospitality and/or resorts development or the management thereof); (v) in the marijuana industry; (vi) in the opioid industry or (vii) to finance any other industry which is illegal under Applicable Law at the time of acquisition of such Loan.
“Purchase Price” means, with respect to any Collateral Obligation, the actual price in Dollars paid by the Borrower or the Equityholder for such Collateral Obligation minus all collections attributable to principal on such Collateral Obligation.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning set forth in Section 17.23.
“Qualified Substitute Arrangement” has the meaning set forth in Section 10.6(c).
“Rating Agencies” means Standard & Poor’s and Moody’s.
“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any other recipient of a payment hereunder.
“Records” means the Collateral Obligation File for any Collateral Obligation and all other documents, books, records and other information prepared and maintained by or on behalf of the Borrower with respect to any Collateral Obligation and the Obligors thereunder, including all documents, books, records and other information prepared and maintained by the Borrower or the Servicer with respect to such Collateral Obligation or Obligors.
“Refinancing Date” means the date that is five (5) years from the Extension Date.
“Reinvestment” has the meaning set forth in Section 8.3(b).
“Reinvestment Date” has the meaning set forth in Section 8.3(b).
“Reinvestment Request” has the meaning set forth in Section 8.3(b).
“Related Collateral Obligation” means any Collateral Obligation where any Affiliate of the Borrower, Servicer or the Equityholder owns a Variable Funding Asset pursuant to the same Underlying Instruments; provided that any such asset will cease to be a Related Collateral Obligation

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once all commitments by such Affiliate of the Borrower, Servicer or the Equityholder to make advances or fund such Variable Funding Asset to the related Obligor expire or are irrevocably terminated or reduced to zero.
“Related Property” means, with respect to a Collateral Obligation, any property or other assets designated and pledged or mortgaged as collateral to secure repayment of such Collateral Obligation, including, without limitation, any pledge of the stock, membership or other ownership interests in the related Obligor or its subsidiaries, all Warrant Assets with respect to such Collateral Obligation and all proceeds from any sale or other disposition of such property or other assets.
“Related Security” means, with respect to each Collateral Obligation:
(a)    any Related Property securing a Collateral Obligation, all payments paid in respect thereof and all monies due, to become due and paid in respect thereof accruing after the applicable Advance Date and all liquidation proceeds thereof;
(b)    all guaranties, indemnities and warranties, insurance policies, financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such indebtedness;
(c)    all Collections with respect to such Collateral Obligation and any of the foregoing;
(d)    any guarantees or similar credit enhancement for an Obligor’s obligations under any Collateral Obligation, all UCC financing statements or other filings relating thereto, including all rights and remedies, if any, against any Related Security, including all amounts due and to become due to the Borrower thereunder and all rights, remedies, powers, privileges and claims of the Borrower thereunder (whether arising pursuant to the terms of such agreement or otherwise available to the Borrower at law or in equity);
(e)    all Records with respect to such Collateral Obligation and any of the foregoing; and
(f)    all recoveries and proceeds of the foregoing.
“REO Asset” means, with respect to any Collateral Obligation, any real property that is Related Property that has been foreclosed on or repossessed from the current Obligor by the Servicer, and is being managed by the Servicer on behalf of, and in the name of, any REO Asset Owner, for the benefit of the Secured Parties and any other equity holder of such REO Asset Owner.
“REO Asset Owner” has the meaning set forth in Section 7.12(a).
“REO Servicing Standard” has the meaning set forth in Section 7.12(a).
“Replacement Hedging Agreement” means one or more Hedging Agreements, which in combination with all other Hedging Agreements then in effect, after giving effect to any planned cancellations of any presently outstanding Hedging Agreements satisfy the Borrower’s covenant contained in Section 10.6 of this Agreement to maintain Hedging Agreements.

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“Reporting Date” means, with respect to any calendar month, the second Business Day prior to the 25th calendar date of such month.
“Representation Confirmation Date” means each of the following, as applicable: (i) each Monthly Date; (ii) the date of any repayment or prepayment pursuant to Section 2.4; (iii) the date of any Optional Sale; (iv) each Distribution Date; and (v) each other date requested by the Administrative Agent with five (5) Business Days’ notice to the Borrower.
“Repurchase Amount” means, for any Warranty Collateral Obligation for which a payment or substitution is being made pursuant to Section 7.11 as of any time of determination, the sum of (i) the greater of (a) an amount equal to the purchase price paid by the Borrower for such Collateral Obligation (excluding purchased accrued interest and original issue discount) less all payments of principal received in connection with such Collateral Obligation since the date it was added to the Collateral and (b) the Collateral Obligation Amount of such Collateral Obligation, (ii) any accrued and unpaid interest thereon since the last Distribution Date and (iii) all Hedge Breakage Costs owed to any relevant Hedge Counterparty for any termination of one or more Hedge Transactions, in whole or in part, as required by the terms of any Hedging Agreement, incurred in connection with such payment or repurchase and the termination of any Hedge Transactions in whole or in part in connection therewith.
“Repurchased Collateral Obligation” means, with respect to any Collection Period, any Collateral Obligation as to which the Repurchase Amount has been deposited in the Collection Account by or on behalf of the Borrower or the Servicer, as applicable, on or before the immediately prior Reporting Date and any Collateral Obligation purchased by the Equityholder pursuant to the Sale Agreement as to which the Repurchase Amount has been deposited in the Collection Account by or on behalf of the Equityholder.
“Request for Release and Receipt” means a form substantially in the form of Exhibit F-2 completed and signed by the Servicer.
“Required Lenders” means, at any time, Lenders holding Commitments aggregating 50% or more of all Commitments; provided that (i) if the aggregate Commitments of DBNY and its Affiliates at such time is at least $100,000,000, then the “Required Lenders” shall also include DBNY and (ii) Commitments held or deemed held by any Defaulting Lender shall be excluded for all purposes of making a determination of the “Required Lenders”.
“Required Sale Assets” means all assets owned by the Borrower that would disqualify the Borrower from using the “loan securitization exemption” under the Volcker Rule (as determined by the Administrative Agent in its reasonable discretion).
“Required Sale Date” means the date immediately prior to July 21, 2015 (or the date immediately prior to such later date (to the extent applicable to the transactions contemplated hereby) as shall be determined by written order of the Board of Governors of the Federal Reserve System with respect to the required conformance with the Volcker Rule by banking entities generally); provided that, if the Administrative Agent receives an opinion of nationally recognized counsel satisfactory to it in its sole discretion that (A) the ownership of the Required Sale Assets will not

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cause the Borrower to be a “covered fund” under the Volcker Rule, (B) the Advances are not considered to constitute “ownership interests” under the Volcker Rule or (C) ownership of the Advances will be otherwise exempt from the Volcker Rule, then the Required Sale Date shall not occur; provided, further, that upon receipt of further official guidance from or on behalf of the Board of Governors of the Federal Reserve System with respect to compliance with the Volcker Rule, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith in respect of amendments or modifications to the Transaction Documents appropriate to assure compliance with or exemption from the Volcker Rule.

“Required Utilization” has the meaning set forth in Section 3.5.
“Responsible Officer” means, with respect to (a) the Servicer or the Borrower, its Chief Executive Officer, Chief Financial Officer, or any other officer or employee of the Servicer or the Borrower directly responsible for the administration or collection of the Collateral Obligations, (b) the Collateral Agent or Collateral Custodian, any officer within the Corporate Trust Office, including any director, vice president, assistant vice president or associate having direct responsibility for the administration of this Agreement, who at the time shall be such officers, respectively, or to whom any matter is referred because of his or her knowledge of and familiarity with the particular subject, or (c) any other Person, the President, any Vice‑President or Assistant Vice‑President, Corporate Trust Officer or the Controller of such Person, or any other officer or employee having similar functions.
“Retained Economic Interest” has the meaning set forth in Section 10.24(a).
“Retained Interest” means, with respect to any Collateral Obligation included in the Collateral, (a) such obligations to provide additional funding with respect to such Collateral Obligation that have been retained by the other lender(s) of such Collateral Obligation, (b) all of the rights and obligations, if any, of the agent(s) under the Underlying Instruments, (c) any unused commitment fees associated with the additional funding obligations that are being retained in accordance with clause (a) above, and (d) any agency or similar fees associated with the rights and obligations of the agent(s) that are being retained in accordance with clause (b) above.
~~“Retention Requirements” means (i) Part 5 of the Capital Requirements Regulation, as supplemented by Commission Delegated Regulation (EU) No 625/2014 of 13 March 2014 and Commission Implementing Regulation (EU) No 602/2014 of 4 June 2014; (ii) Article 17 of the AIFMD as supplemented by Section 5 of the AIFMD Level 2 Regulation; (iii) Article 135(2) of the Solvency II Directive as supplemented by Chapter VIII of the Solvency II Level 2 Regulation; (iv) in each case, any guidelines, regulatory technical standards, delegated regulations, implementing technical standards or related documents published from time to time in relation thereto by the European Banking Authority (or any successor agency or authority) and adopted by the European Commission; and (v) to the extent informing the interpretation of (i) or (iv) above, the guidelines and related documents previously published in relation to preceding risk retention legislation by the European Banking Authority (and/or its predecessor, the Committee of the European Banking Supervisors) which continue to apply to the provisions on Part 5 of the Capital Requirements Regulation, together with each other amendment or modification thereto approved by the parties~~

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~~hereto for purposes of this definition, each to the extent legally binding in the Member State of a Lender and in each case as determined or imposed by any regulatory body having supervisory authority over any Lender.~~
“Retention Holder Originated Collateral Obligation” means a Collateral Obligation that satisfies either clause (a) or (b) below:
(a)    the Equityholder purchased such Collateral Obligation in the secondary market for its own account and has directly retained credit and market risk in respect of such Collateral Obligation for at least 15 days on a weighted average basis (based on the par amount of, and the length of time that the Equityholder has directly retained credit and market risk on, all Collateral Obligations that are Retention Holder Originated Collateral Obligations pursuant to this clause (a) at the time of acquisition (on a trade date basis) thereof by the Borrower) before transfer to the Borrower; or
(b)    the Equityholder, itself or through related entities, directly or indirectly, has been involved in the original agreement which created such Collateral Obligation.
“Revaluation Event” means each occurrence of any of the following with respect to any Collateral Obligation during the time such Collateral Obligation is Collateral:
(a)    the occurrence of a default as to the payment of principal and/or interest has occurred and is continuing with respect to such Collateral Obligation (after giving effect to any grace period applicable thereto, but in no event more than five Business Days);
(b)    the occurrence of an Insolvency Event with respect to any related Obligor;
(c)    the occurrence of a default as to the payment of principal and/or interest has occurred and is continuing with respect to another debt obligation of the same Obligor secured by the same collateral and which is either senior to or pari passu with in right of payment to such Collateral Obligation (after giving effect to any grace period applicable thereto, but in no event longer than five Business Days);
(d)    the Servicer determines, in its sole discretion, that all or a portion of such Collateral Obligation is not collectible or otherwise places such Collateral Obligation on non-accrual status;
(e)    the occurrence of a Material Modification with respect to such Collateral Obligation;
(f)    the related Obligor fails to deliver to the Borrower or the Servicer any financial reporting information (i) as required by the Underlying Instruments of such Collateral Obligation (after giving effect to any applicable grace or cure period thereunder) and (ii) with a frequency of at least quarterly (allowing for any applicable grace or cure periods);
(g)    with respect to any Enterprise Value Loan, the Leverage Multiple with respect to such Collateral Obligation increases by 1x or more over the Original Leverage Multiple with respect to such Collateral Obligation;

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(h)    with respect to any Asset Based Loan, (A) the Borrower fails to (or fails to cause the Obligor to) retain an Approved Valuation Firm to re-calculate the Appraised Value of (x) with respect to any such Asset Based Loan that has intellectual property, equipment or real property, as the case may be, in its borrowing base, the collateral securing such Asset Based Loan that at least once every twelve (12) months that such Loan is included in the Collateral (subject to a 30 day grace period with respect to any such review) and (y) with respect to all other Asset Based Loans included in the Collateral, the collateral securing such Loan at least once every six (6) months that such Loan is included in the Collateral (subject to a 30 day grace period with respect to any such review) or (B) the Borrower (or the related Obligor, as applicable) changes the Approved Valuation Firm with respect to any Asset Based Loan that or the related Approved Valuation Firm changes the metric for valuing the collateral of such Loan, each without the written approval of the Administrative Agent;
(i)    with respect to any Asset Based Loan, the Effective LTV of such Collateral Obligation increases by more than an amount equal to 10% of the Original Effective LTV of such Collateral Obligation; or
(j)    with respect to any Asset Based Loan, the Effective LTV of such Collateral Obligation increases to an amount greater than 1.
“Revolving Loan” means a Collateral Obligation that specifies a maximum aggregate amount that can be borrowed by the related Obligor and permits such Obligor to re-borrow any amount previously borrowed and subsequently repaid during the term of such Collateral Obligation.
“Revolving Period” means the period of time starting on the Extension Date and ending on the earliest to occur of (i) the date that is 36 months after the Extension Date or such later date to which it is extended pursuant to Section 2.6, (ii) the date on which the Facility Amount is terminated in full pursuant to Section 2.5 ~~or~~, (iii) the occurrence of an Event of Default or (iv) the Amendment No. 6 Date.
“Sale Agreement” means the Amended and Restated Sale and Contribution Agreement, dated as of ~~the Existing Effective Date~~June 17, 2015, by and between the Equityholder, as seller, and the Borrower, as purchaser.
“Sanction Target” has the meaning set forth in Section 9.29.
“Sanctioned Countries” has the meaning set forth in Section 9.29.
“Sanctions” has the meaning set forth in Section 9.29.
“Schedule of Collateral Obligations” means the list or lists of Collateral Obligations attached to each Asset Approval Request and each Reinvestment Request. Each such schedule shall identify the assets that will become Collateral Obligations, shall set forth such information with respect to each such Collateral Obligation as the Borrower or the Administrative Agent may reasonably require and shall supplement any such schedules attached to previously‑delivered Asset Approval Requests and Reinvestment Requests.

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“Scheduled Collateral Obligation Payment” means each periodic installment payable by an Obligor under a Collateral Obligation for principal and/or interest in accordance with the terms of the related Underlying Instrument.
“Second Lien Loan” means any Loan that (i) is not (and that by its terms is not permitted to become) subordinate in right of payment to any other obligation of the related Obligor other than a First Lien Loan with respect to the liquidation of such Obligor or the collateral for such Loan and (ii) is secured by a valid second priority perfected Lien to or on specified collateral securing the related Obligor’s obligations under the Loan, which Lien is not subordinate to the Lien securing any other debt for borrowed money other than a First Lien Loan on such specified collateral and any Permitted Liens.
“Secured Parties” means, collectively, the Collateral Agent, the Collateral Custodian, each Lender, the Administrative Agent, each other Affected Person, Indemnified Party and Hedge Counterparty and their respective permitted successors and assigns.
“Securities Intermediary”: means the Collateral Custodian, or any subsequent institution acceptable to the Administrative Agent and the Borrower at which the Accounts are kept.
“Servicer” means initially HMS Income Fund, Inc. or any successor servicer appointed pursuant to this Agreement.
“Servicing Fee” means, with respect to any Distribution Date, the fee payable to the Servicer or successor servicer (as applicable) for services rendered during the related Collection Period, which shall be equal to one-twelfth of the product of (i) the Servicing Fee Percentage multiplied by (ii) the average of the values of the Aggregate Eligible Collateral Obligation Amount on the first day and the last day of the related Collection Period.
“Servicing Fee Percentage” means 0.30%.
“Servicing Standard” means, with respect to any Collateral Obligations, to service and administer such Collateral Obligations on behalf of the Secured Parties in accordance with the Underlying Instruments and all customary and usual servicing practices which are consistent with the higher of: (i) the customary and usual servicing practices that a prudent loan investor or lender would use in servicing loans like the Collateral Obligations for its own account, and (ii) the same care, skill, prudence and diligence with which the Servicer services and administers loans for its own account or for the account of others.
~~“Solvency II Directive” European Union Directive 2009/138/EC on the taking-up and pursuit of the business of Insurance and Reinsurance.~~
~~“Solvency II Level 2 Regulation” means Commission Delegated Regulation (EU) No 2015/35 of 10 October 2014 supplementing Solvency II.~~
“Standard & Poor’s” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor or successors thereto.

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“Structured Finance Obligation” means any obligation secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any Obligor, including collateralized debt obligations and mortgage-backed securities, including (but not limited to) collateral debt obligations, collateral loan obligations, asset backed securities and commercial mortgage backed securities or any resecuritization thereof.
“Subsidiary” means, with respect to any Person, a corporation, partnership or other entity of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of directors.
“Substituted Collateral Obligation” means, with respect to any Collection Period, any Warranty Collateral Obligation with respect to which the Equityholder has substituted in a replacement Eligible Collateral Obligation pursuant to Section 7.11 and the Sale Agreement.
“Supported QFC” has the meaning set forth in Section 17.23.
“Tangible Net Worth” means, with respect to any Person, the consolidated net worth of such Person and its consolidated Subsidiaries calculated in accordance with GAAP after subtracting therefrom the aggregate amount of the intangible assets of such Person and its consolidated Subsidiaries, including, without limitation, goodwill, franchises, licenses, patents, trademarks, tradenames, copyrights and service marks.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other Charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto.
“Transaction Documents” means this Agreement, the Notes, the Sale Agreement, the Collateral Agent and Collateral Custodian Fee Letter, each Fee Letter, the Account Control Agreement and the other documents to be executed and delivered in connection with this Agreement, specifically excluding from the foregoing, however, Underlying Instruments delivered in connection with this Agreement.
“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.
“Underlying Instrument” means the loan agreement, credit agreement or other customary agreement pursuant to which a Collateral Obligation has been created or issued and each other agreement that governs the terms of or secures the obligations represented by such Collateral Obligation or of which the holders of such Collateral Obligation are the beneficiaries.
“Undisclosed Administration” means, in relation to a Lender or its direct or indirect parent company that is a solvent Person, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction, if applicable law requires that such appointment not be disclosed.

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“Undrawn Fee” a fee payable during the Revolving Period pursuant to Section 3.1 for each day of the related Collection Period equal to the product of (x) the difference between the aggregate Commitments on such day minus the aggregate principal amount of outstanding Advances on such day times (y) the Undrawn Fee Rate times (z) 1/360; provided that, notwithstanding the foregoing, the Undrawn Fee relating to any Utilization Shortfall shall not be payable to the extent that the Utilization Fee relating to such Utilization Shortfall is paid to the Lenders in accordance with this Agreement.
“Undrawn Fee Rate” means 0.40%.
“Unfunded Exposure Account” means a segregated, non-interest bearing securities account number 172148-700, which is created and maintained on the books and records of the Securities Intermediary entitled “Unfunded Exposure Account” in the name of the Borrower and subject to the Lien of the Collateral Agent for the benefit of the Secured Parties, which is established and maintained pursuant to Section 8.1(a).
“Unfunded Exposure Shortfall” has the meaning set forth in Section 8.1(a).
“Unmatured Event of Default” means any event that, if it continues uncured, will, with lapse of time or notice or lapse of time and notice, constitute an Event of Default.
“Upfront Fee” has the meaning set forth in the Fee Letters.
“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107 56.
“U.S. Borrower” means any Borrower that is a U.S. Person.
“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regimes” has the meaning set forth in Section 17.23.
“U.S. Tax Compliance Certificate” has the meaning set forth in Section 4.3(f).

“Utilization” has the meaning set forth in Section 3.5.

“Utilization Condition” has the meaning set forth in Section 3.5.

“Utilization Fee” has the meaning set forth in Section 3.5.

“Utilization Shortfall” has the meaning set forth in Section 3.5.
“Valuation Firm” means Valuation Research Corporation, Lincoln International and/or Murray, Devine & Company, Inc.

EXHIBIT A TO AMENDMENT NO. ~~5~~6

“Variable Funding Asset” means any Revolving Loan or other asset that by its terms may require one or more future advances to be made to the related Obligor by any lender thereon or owner thereof.
“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.
“Warrant Asset” means any equity purchase warrants or similar rights convertible into or exchangeable or exercisable for any equity interests received by the Borrower as an “equity kicker” from the Obligor in connection with a Collateral Obligation.
“Warranty Collateral Obligation” has the meaning set forth in Section 7.11.
“Weighted Average Advance Rate” means, as of any date of determination with respect to all Eligible Collateral Obligations included in the Adjusted Aggregate Eligible Collateral Obligation Balance, the number obtained by (i) summing the products obtained by multiplying (a) the Advance Rate of each such Eligible Collateral Obligation by (b) such Eligible Collateral Obligation’s contribution to the Adjusted Aggregate Eligible Collateral Obligation Balance and (ii) dividing such sum by the Adjusted Aggregate Eligible Collateral Obligation Balance.
“Weighted Average Coupon” means, as of any day, the number expressed as a percentage equal to (i) the sum, for each Eligible Collateral Obligation (including, for any Deferrable Collateral Obligation, only the required current cash pay interest thereon) that is a Fixed Rate Collateral Obligation of (x) the interest rate for such Collateral Obligation minus the LIBOR Rate multiplied by (y) the Collateral Obligation Amount of each such Collateral Obligation divided by (ii) the sum of the Collateral Obligation Amounts for all Eligible Collateral Obligations that are Fixed Rate Collateral Obligations.
“Weighted Average Life” means, as of any day with respect to all Eligible Collateral Obligations included in the Collateral, the number of years following such date obtained by (i) summing the products obtained by multiplying (a) the Average Life at such time of each such Eligible Collateral Obligation by (b) the Collateral Obligation Amount of such Collateral Obligation and (ii) dividing such sum by the aggregate Collateral Obligation Amounts of all Eligible Collateral Obligations included in the Collateral.
“Weighted Average Spread” means, as of any day, the number expressed as a percentage equal to (i) the Aggregate Funded Spread divided by (ii) the Aggregate Eligible Collateral Obligation Amount (excluding any interest that has been deferred and capitalized on any Deferrable Collateral Obligation).
“Withholding Agent” means the Borrower, the Administrative Agent, and the Servicer.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

EXHIBIT A TO AMENDMENT NO. ~~5~~6

“written” or “in writing” (and other variations thereof) means any form of written communication or a communication by means of telex, telecopier device, telegraph or cable.
“Yield” means, with respect to any period, the daily interest accrued on Advances during such period as provided for in Article III.
Section 1.2    Other Definitional Provisions. (a)  Unless otherwise specified therein, all terms defined in this Agreement have the meanings as so defined herein when used in the Notes or any other Transaction Document, certificate, report or other document made or delivered pursuant hereto or thereto.
(a)    Each term defined in the singular form in Section 1.1 or elsewhere in this Agreement shall mean the plural thereof when the plural form of such term is used in this Agreement, the Notes or any other Transaction Document, certificate, report or other document made or delivered pursuant hereto or thereto, and each term defined in the plural form in Section 1.1 shall mean the singular thereof when the singular form of such term is used herein or therein.
(b)    The words “hereof,” “herein,” “hereunder” and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, the term “including” means “including without limitation,” and article, section, subsection, schedule and exhibit references herein are references to articles, sections, subsections, schedules and exhibits to this Agreement unless otherwise specified.
(c)    The following terms which are defined in the UCC in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Certificated Securities, Chattel Paper, Control, Documents, Equipment, Financial Assets, Funds‑Transfer System, General Intangibles, Indorse and Indorsed, Instruments, Inventory, Investment Property, Proceeds, Securities Accounts, Securities Intermediary, Security Certificates, Security Entitlements, Security Interest and Uncertificated Securities.
(d)    For the avoidance of doubt, on each Measurement Date, the status of each Eligible Collateral Obligation shall be re-determined by the Servicer as of such date and, as a consequence thereof, Collateral Obligations that were previously Eligible Collateral Obligations on a prior Measurement Date may be excluded from the Aggregate Eligible Collateral Obligation Amount calculated on such Measurement Date.
(e)    Unless otherwise specified, each reference in this Agreement or in any other Transaction Document to a Transaction Document shall mean such Transaction Document as the same may from time to time be amended, restated, supplemented or otherwise modified in accordance with the terms of the Transaction Documents.
(f)    Unless otherwise specified, each reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and

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reference to any Section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision
(g)    All calculations required to be made hereunder with respect to the Collateral Obligations and the Borrowing Base shall be made on a trade date basis (other than sales to a Person who is not an Approved Dealer, which such sales shall be calculated on a settlement date basis) and after giving effect to (x) all purchases or sales to be entered into on such trade date or settlement date, as applicable, (y) all Advances requested to be made on such trade date or settlement date, as applicable, plus the balance of all unfunded Advances to be made in connection with the Borrower’s purchase of previously requested (and approved) Collateral Obligations and (z) in the case of calculations pursuant to Section 8.3(a), all distributions to be made at or prior to the relevant time of determination.
(h)    Any use of the term “knowledge” or “actual knowledge” in this Agreement shall mean actual knowledge after reasonable inquiry.
(i)    Subject to the provisions of Section 11.13, each reference to delivery to “each Lender (via the Collateral Agent’s Website)” shall mean delivery by the applicable party to the Collateral Agent of such notice, report, certificate or other documents (collectively, the “Lender Information”) by e-mail at hinesteam@usbank.com, with a subject heading “HMS LFSA Lender Information”; provided, however, that with respect to (w) any Advance Request (or subsequent notice of a revocation or delay thereof), any notice delivered pursuant to Section 2.4 or Section 2.5, posting pursuant to the preceding sentence shall not constitute delivery to the Lenders. The Administrative Agent, the Collateral Agent and the Collateral Custodian agree to provide all Lender Information and other materials as requested by the Lenders (to the extent such materials are reasonably available to such party) to be delivered to the Collateral Agent to be posted on the Collateral Agent’s Website for access by each Lender. Any Lender Information so delivered to the Collateral Agent will be made available on a password protected basis to the Lenders and other parties entitled thereto under this Agreement on the Collateral Agent’s Website within one (1) Business Day following the Collateral Agent’s receipt thereof. Posting pursuant to the preceding sentence shall constitute valid delivery of the Lender Information to the Lenders with the terms of this Agreement. As a condition to access to the Collateral Agent’s internet website, the Collateral Agent may require registration and the acceptance of a disclaimer. The Collateral Agent shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided in any notice and may affix thereto any disclaimer it deems appropriate in its reasonable discretion.
(j)    If any Lender elects not to receive a Note, all references herein and in the other Transaction Documents to such Lender’s Note shall be deemed to mean the Advances outstanding with respect to such Lender. The parties hereto acknowledge and agree that the provisions herein and the other Transaction Documents related to the Lenders hereunder shall apply to each Lender regardless of whether such Lender has received a Note.

EXHIBIT A TO AMENDMENT NO. ~~5~~6

Article II

THE FACILITY, ADVANCE PROCEDURES AND NOTES
Section 2.1    Advances. (b)  On the terms and subject to the conditions set forth in this Agreement, (i) each Lender with a Class A-1 Commitment hereby agrees to make advances to or on behalf of the Borrower (individually, a “Class A-1 Advance” and collectively the “Class A-1 Advances”) and (ii) each Lender with a Class A-2 Commitment hereby agrees to make advances to or on behalf of the Borrower (individually, a “Class A-2 Advance” and collectively the “Class A-2 Advances”), in each case from time to time on any date (each such date on which an Advance is made, an “Advance Date”) during the period from the Effective Date to the end of the Revolving Period; provided that (i) there shall be no more than two (2) Advance Dates during any calendar week, (ii) Class A-2 Advances shall be revolving advances and treated as Class A-1 Advances, until designated or assigned as term loans pursuant to Section 2.9 and (iii) a Non-Extending Lender shall (notwithstanding anything in this Agreement to the contrary) only be required to make Advances to or on behalf of the Borrower during such Lender’s Revolving Period in effect immediately prior to becoming a Non-Extending Lender pursuant to Section 2.6.
(a)    Under no circumstances shall any Lender make an Advance if, after giving effect to such Advance and any purchase of Eligible Collateral Obligations in connection therewith, the aggregate outstanding principal amount of all Advances would exceed the lower of (i) the Facility Amount and (ii) the Borrowing Base on such day. Subject to the terms of this Agreement, during the Revolving Period, the Borrower may borrow, reborrow, repay and prepay (subject to the provisions of Section 2.4) one or more Class A-1 Advances and Class A-2 Advances (excluding any Class A-2 Advances designated or assigned as term loans pursuant to Section 2.9). Once designated or assigned as term loans pursuant to Section 2.9, Class A-2 Advances may only be repaid or prepaid in accordance with this Agreement and may not be reborrowed.
Section 2.2    Funding of Advances. (c)  Subject to the satisfaction of the conditions precedent set forth in Section 6.2, the Borrower may request Advances hereunder by giving notice to the Collateral Agent, the Administrative Agent and the Lenders of the proposed Advance at or prior to 11:00 a.m., New York City time, (x) in the case of Advances of more than 20% of the then-current Facility Amount, at least sixty-one (61) days or (y) in the case of Advances of up to and including 20% of the then-current Facility Amount, at least one (1) Business Day prior to the proposed Advance Date. Such notice (herein called the “Advance Request”) shall be in the form of Exhibit C-1 and shall include (among other things) the proposed Advance Date (specifically identifying whether such Advance will be on one (1) Business Days’ notice or sixty-one (61) days’ notice and, if on one (1) Business Days’ notice, a calculation showing that after giving effect to such Advance not more than 20% of the Advances outstanding shall be Advances requested by the Borrower on less than sixty-

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one (61) days’ notice) and amount of such proposed Advance, the account information of the Borrower to which the Collateral Agent shall make the proceeds of such requested Advances available, and shall, if applicable, be accompanied by an Asset Approval Request setting forth the information required therein with respect to the Collateral Obligations to be acquired by the Borrower on the Advance Date (if applicable). The amount of any Advance shall at least be equal to the least of (x) $500,000, (y) the (1) Borrowing Base on such day minus (2) the Advances outstanding on such day and (z) the (1) Facility Amount on such day minus (2) the Advances outstanding on such day before giving effect to the requested Advance as of such date. The amount of each Advance shall be allocated among the Lenders pro rata based on the aggregate unfunded Commitments (excluding Class A-2 Commitments designated or assigned as term loans pursuant to Section 2.9, to which no allocation shall be made) as of the proposed Advance Date as a Class A-1 Advance and a Class A-2 Advance. Any Class A-2 Commitments designated or assigned as term loans pursuant to Section 2.9 shall be fully funded on the date of such designation or assignment and the term loan Class A-2 Commitments outstanding shall equal such funded amounts (subject to Section 2.4 and 2.5). Any Advance Request given by the Borrower pursuant to this Section 2.2, shall be irrevocable and binding on the Borrower. The Administrative Agent shall have no obligation to lend funds hereunder in its capacity as Administrative Agent. Subject to receipt by the Collateral Agent of an Officer’s Certificate of the Borrower confirming the satisfaction of the conditions precedent set forth in Section 6.2, and the Collateral Agent’s receipt of such funds from the Lenders, the Collateral Agent shall make the proceeds of such requested Advances available to the Borrower by deposit to such account as designated in the Advance Request in same day funds no later than 3:00 p.m., New York City time, on such Advance Date. The Borrower expressly acknowledges and agrees that any election by any Lender on one or more occasions to fund any Advance on any day prior to the full passage of such sixty-one (61) day notice period set forth herein shall not constitute or be deemed to be an amendment, waiver or other modification of the requirement for sixty-one (61) days’ notice prior to any Lender funding any Advance hereunder.
(a)    Lender’s Commitment. Notwithstanding anything contained in this Section 2.2(b) or Section 2.2(c) or elsewhere in this Agreement to the contrary, no Lender shall be obligated to provide the Borrower with funds in connection with an Advance in an amount that would result in the portion of the Advances then funded by it exceeding its Commitment then in effect. The obligation of each Lender to remit any Advance shall be several from that of the other Lenders, and the failure of any Lender to so make such amount available to the Borrower shall not relieve any other Lender of its obligation hereunder.
(b)    Unfunded Commitment Provisions. Notwithstanding anything to the contrary herein, upon the occurrence of the earlier of (i) any acceleration of the maturity of Advances pursuant to Section 13.2 or (ii) the end of the Revolving Period, if an Unfunded Exposure Shortfall

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exists, the Lenders shall, to the extent of available Commitments, fund Advances in an aggregate amount of the Unfunded Exposure Shortfall directly to the Collateral ~~Custodian~~Agent to be deposited into the Unfunded Exposure Account, notwithstanding anything to the contrary herein (including, without limitation, the Borrower’s failure to satisfy any of the conditions precedent set forth in Section 6.2). For the avoidance of doubt, no Lender shall be obligated to fund an aggregate amount in excess of its Commitment.
Section 2.3    Notes. The Borrower shall, upon the request of any Lender, on or after the date such Lender becomes a party hereto (whether on the Existing Effective Date, the Effective Date or by assignment or otherwise), execute and deliver a Note evidencing the Advances of such Lender. Each such Note shall be payable to such Lender (its nominee or its registered assigns) in a face amount equal to such Lender’s Commitment as of the Existing Effective Date, the Effective Date or the effective date on which such Lender becomes a party hereto, as applicable. Promptly upon the request of any Lender that has not previously received a Note, the Borrower shall deliver a duly executed Note in an aggregate face amount equal to the applicable Lender’s Commitment as of the date of such request. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to the Notes (or on any continuation of such grid, or at the option of such Lender, in its records), which notations, if made, shall evidence, inter alia, the date of the outstanding principal of the Advances evidenced thereby and each payment of principal thereon. Such notations shall be rebuttably presumptive evidence of the subject matter thereof absent manifest error; provided, that the failure to make any such notations shall not limit or otherwise affect any of the Obligations or any payment thereon.
Section 2.4    Repayment and Prepayments. (d) The Borrower shall repay the Advances outstanding (e) on each Distribution Date to the extent required to be paid hereunder and funds are available therefor pursuant to Section 8.3 and (f) in full on the Facility Termination Date.
(a)    Prior to the Facility Termination Date, the Borrower may, from time to time, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Advance using Principal Collections on deposit in the Principal Collection Account or other funds available to the Borrower on such date; provided, that
(i)    all such voluntary prepayments shall require prior written notice (a “Notice of Prepayment”) in accordance with Section 17.3 to the Administrative Agent and the Lenders (with a copy to the Collateral Agent) by 11:00 a.m., New York City time, one (1) Business Day prior to such voluntary prepayment;
(ii)    all such voluntary partial prepayments shall be in a minimum amount of $500,000;

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(iii)    each prepayment shall be applied on the Business Day received by the Administrative Agent if received by 3:00 p.m., New York City time, on such day (or, if received after 3:00 p.m., New York City time, on the immediately following Business Day) as Amount Available constituting Principal Collections pursuant to Section 8.3(a) as if (x) the date of such prepayment were a Distribution Date and (y) such prepayment occurred during the Collection Period to which such Distribution Date relates; and
(iv)    (a) during the Revolving Period, each prepayment shall be applied (x) first, to reduce, pro rata, based on outstanding Advances any Class A-1 Advances and Class A-2 Advances (excluding Class A-2 Advances designated or assigned as term loans pursuant to Section 2.9) outstanding and (y) second, to reduce any Class A-2 Advances designated or assigned as term loans pursuant to Section 2.9 outstanding; provided that in connection with any reduction of any such Class A-2 Advances designated or assigned as term loans pursuant to Section 2.9, the corresponding term loan Class A-2 Commitment of each Lender shall automatically, and without further action by any party, be reduced pro rata with all other Class A-2 Lenders; provided further that, after the end of the Revolving Period of a Non-Extending Lender (which, for the avoidance of doubt, shall mean such Lender’s Revolving Period in effect immediately prior to becoming a Non-Extending Lender pursuant to Section 2.6), at the Borrower’s election any prepayment under this sub-clause (b) may be made to the Non-Extending Lenders pro rata (without requiring a payment to be made to the other Lenders) in accordance with this Section 2.4, and such prepayment shall result in a simultaneous reduction of such Non-Extending Lender’s Commitments in the amount of such prepayment and (b) after the Revolving Period, each prepayment shall be applied to reduce, pro rata, any Class A-1 Advances and Class A-2 Advances.
Each such prepayment shall be subject to the payment of any amounts required by Section 2.5(b) (if any) resulting from a prepayment or payment.
Section 2.5    Permanent Reduction of Facility Amount.~~(a) (a)~~  The Borrower may at any time upon five Business Days’ prior written notice given in accordance with Section 17.3 to the Administrative Agent (with a copy to the Collateral Agent), permanently reduce the Facility Amount (i) in whole upon payment in full (in accordance with Section 2.4) of the aggregate outstanding principal amount of all Advances or (ii) in part by any pro rata amount that the Facility Amount exceeds the aggregate outstanding principal amount of all Advances (after giving effect to any concurrent prepayment thereof). In connection with any permanent reduction of the Facility Amount under this Section ~~2.5(a)~~2.5(a), the unfunded Commitment of each Lender shall automatically, and without any further action by any party, be reduced pro rata with all other Lenders such that the sum of all Commitments will equal the newly reduced Facility Amount.
~~(b) As a condition precedent to any permanent reduction of the Facility Amount pursuant to Section 2.5(a), the Borrower shall pay to each Lender and the Administrative Agent, for their respective accounts, any applicable Prepayment Fee; provided that no such Prepayment Fee shall be payable to any Non-Extending Lender.~~

EXHIBIT A TO AMENDMENT NO. ~~5~~6

Section 2.6    Extension of Revolving Period. The Borrower may, at any time prior to the date that is twenty Business Days prior to the last day of the then effective Revolving Period, deliver a written notice to each Lender (with a copy to the Administrative Agent and the Collateral Agent) requesting an extension of the Revolving Period for an additional twelve months (each qualifying request, an “Extension Request”); provided, that any such extension of the Revolving Period will result in a corresponding extension of the Facility Termination Date and the Refinancing Date by the same length of time. Each Lender may approve or decline (a “Non-Extending Lender”) an Extension Request in its sole discretion; provided, that the Lenders shall respond to an Extension Request in writing not later than 30 days following receipt of such Extension Request, and if any Lender does not respond in writing by the end of such 30 day period it shall be deemed to have denied such Extension Request. No request by the Borrower to extend the Revolving Period shall be considered an “Extension Request” if such request is conditioned on an amendment to any other provision of the Transaction Documents. Each Lender shall promptly notify the Administrative Agent (with a copy to the Collateral Agent) of any approved Extension Request. The Servicer shall promptly provide notice of any approved Extension Request to Morningstar (via email at ABSMonitoring@morningstar.com); provided, that no Extension Request beyond an initial twelve month extension of the Revolving Period shall be effective unless Morningstar confirms in writing that the rating of the Class A-2 Commitments and Class A-2 Advances is not downgraded or withdrawn based on such extension. All Extension Requests must be approved by all Lenders to be effective, except for any Non-Extending Lender which has been or is expected to be repaid in full by the date that is 60 months after the date the Revolving Period was last extended with the approval of a Non-Extending Lender.
Section 2.7    Calculation of Discount Factor.
(a)    In connection with the purchase of each Collateral Obligation and prior to such Collateral Obligation being purchased by the Borrower and included in the Collateral, the Administrative Agent will assign (in its sole discretion) a Discount Factor for such Collateral Obligation; provided, that, such Discount Factor shall not exceed the lesser of (i) the Purchase Price or (ii) 100% of the par value of each such Collateral Obligation.
(b)    If a Revaluation Event occurs with respect to any Collateral Obligation, the Discount Factor of such Collateral Obligation may be amended by the Administrative Agent, in its sole discretion. The Administrative Agent will provide written notice of the revised Discount Factor to the Borrower, the Collateral Agent, each Lender (via the Collateral Agent’s Website) and the Servicer. To the extent the Servicer has actual knowledge or has received notice of any Revaluation Event with respect to any Collateral Obligation, the Servicer shall give prompt notice thereof to the Administrative Agent.

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(c)    If the circumstances giving rise to any Revaluation Event with regard to any Collateral Obligation cease to be applicable, the Servicer may provide written notice of such changed circumstance to the Administrative Agent, and if no Revaluation Event shall then be continuing for such Collateral Obligation, the Administrative Agent shall in good faith re-evaluate the Discount Factor for such Collateral Obligation; provided that the Discount Factor shall not exceed the Discount Factor previously assigned to such Collateral Obligation pursuant to clause (a) above.
(d)    Within ten Business Days following receipt of notice of a Revaluation Event, Lenders holding Commitments aggregating more than 50% of all Commitments (excluding the Commitment of DBNY or its Affiliates) (each such Lender, a “Dissenting Lender”) may request the Servicer to solicit a determination by a Valuation Firm selected by the Servicer of a revised Discount Factor for such Collateral Obligation; provided that for so long as any one Lender holds 50% or more of all Commitments (excluding the Commitment of DBNY and its Affiliates), then “Dissenting Lenders” shall be any two or more Lenders; provided, further, that, the right to make such request of the Servicer may not be exercised by the Lenders more than five (5) times in any 12-month period. If the selected Valuation Firm’s calculation of such Discount Factor is lower than the revised Discount Factor (if any) assigned by the Administrative Agent to such Collateral Obligation, such calculation shall supersede the Discount Factor assigned by the Administrative Agent pursuant to Section 2.7(a) or (b) and become the Discount Factor for such Collateral Obligation until such time as a further revised Discount Factor is assigned to such Collateral Obligation in accordance with Section 2.7(b) or 2.7(c).
Section 2.8    Increase in Facility Amount.
The Borrower may, with the prior written consent of the Administrative Agent (which consent may be conditioned on one or more conditions precedent in its sole discretion), (i) increase the Commitment of the existing Lenders (pro rata) with the consent of each such Lender (which consent may be conditioned on one or more conditions precedent in its sole discretion), (ii) if such existing Lenders do not agree to the a pro rata increase of the Commitments pursuant to the foregoing clause (i), increase the Commitment of existing Lenders non-pro rata with the consent of each such Lender (which consent may be conditioned on one or more conditions precedent in its sole discretion) and/or (iii) if such existing Lenders do not agree to increase the Commitments pursuant to the foregoing clauses (i) or (ii), add additional Lenders, in each case which shall increase the Facility Amount by the amount of the increased or new Commitment of each such existing or additional Lender; provided that the aggregate Facility Amount shall not exceed $550,000,000. Notwithstanding the foregoing, no such increase shall be permitted without the prior written consent of DBNY if, after giving effect to any such increase, DBNY’s Commitment will no longer be at least 51% of the Facility Amount. Notwithstanding anything herein to the contrary, no Lender shall have any obligation to increase its Commitment and no Lender’s Commitment shall be increased without its consent thereto, and each Lender may at its option, unconditionally and without cause, decline to increase its Commitment. Upon any increase in the Facility Amount and/or Commitments the Administrative Agent will provide notice to Morningstar (via email at ABSMonitoring@morningstar.com).

EXHIBIT A TO AMENDMENT NO. ~~5~~6

Section 2.9    Term Loan Allocation.
During the Revolving Period, the Administrative Agent may, with the prior written consent of the Borrower and each affected Lender, be permitted to (a) designate the Class A-1 Commitment or the revolving Class A-2 Commitment of any Lender (including any new Lender added pursuant to Section 2.8) as a term loan Class A-2 Commitment and (b) request any Lender to assign its Class A-1 Commitment or revolving Class A-2 Commitment, as applicable, to a term loan Class A-2 Lender approved by the Borrower, in each of clauses (a) and (b), after giving effect to such designation the aggregate Class A-1 Commitments and revolving Class A-2 Commitments designated as term loan Class A-2 Commitments do not exceed $150,000,000. Upon any such designation of term loans the Administrative Agent will provide notice to Morningstar (via email at ABSMonitoring@morningstar.com). After such designation or assignment, such Class A-2 Advance shall be a term loan hereunder.
Section 2.10    Defaulting Lenders.

(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, (x) the Administrative Agent will provide notice to Morningstar (via email at ABSMonitoring@morningstar.com) and (y) until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent, with respect to the Advances, for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article XIII or otherwise) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default shall have occurred and be continuing), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Advances under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Event of Default shall have occurred and be continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction. Any payments, prepayments

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or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.10(a)(i) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(ii) Certain Fees. No Defaulting Lender shall be entitled to receive any fee or expenses pursuant to this Agreement for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(iii) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders or Majority Lenders.
(b) Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto and Morningstar (via email at ABSMonitoring@morningstar.com), whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with the applicable Commitments whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.
(c) Hedge Counterparties. So long as any Lender is a Defaulting Lender, such Lender shall not be a Hedge Counterparty with respect to any Hedging Agreement entered into while such Lender was a Defaulting Lender.
Article III

YIELD, UNDRAWN FEE, ETC.
Section 3.1    Yield and Undrawn Fee. (g)  The Borrower hereby promises to pay, on the dates specified in Section 3.2, Yield on the outstanding amount of each Advance (or each portion thereof) for the period commencing on the applicable Advance Date until such Advance is paid in full. No provision of this Agreement or the Notes shall require the payment or permit the collection of Yield in excess of the maximum amount permitted by Applicable Law.

EXHIBIT A TO AMENDMENT NO. ~~5~~6

(a)    The Borrower shall pay any Utilization Fee and any Undrawn Fee on the dates specified in Section 3.2; provided, that, no such Utilization Fee or Undrawn Fee shall accrue on or after the Amendment No. 6 Date. Utilization Fees shall be payable, pro rata, to each Lender that holds a Class A-1 Commitment or Class A-2 Commitment (excluding any Class A-2 Commitment designated or assigned as term loans pursuant to Section 2.9); provided, that, such Utilization Fees may be subject to adjustment in connection with a conversion of revolving loans to term loans pursuant to Section 2.9.
Section 3.2    Yield Distribution Dates. Yield accrued on each Advance (including any previously accrued and unpaid Yield), any accrued Utilization Fee and any accrued Undrawn Fee (as applicable) shall be payable, without duplication:
(a)    on the Facility Termination Date;
(b)    on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Advance; and
(c)    on each Distribution Date.
Section 3.3    Yield Calculation. Each Advance shall bear interest on each day during each Accrual Period at a rate per annum equal to the product of (a) the Interest Rate for such Accrual Period multiplied by (b) the outstanding Advances attributable to such Note on such day. All Yield shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such Yield is payable over a year comprised of 360 days.
Section 3.4    Computation of Yield, Fees, Etc. The Administrative Agent shall determine the applicable Yield and all Fees to be paid by the Borrower on each Distribution Date for the related Accrual Period and shall advise the Collateral Agent thereof in writing no later than the Determination Date immediately prior to such Distribution Date. Such reporting may also include an accounting of any amounts due and payable pursuant to Sections 4.3 and 5.1.
Section 3.5    Utilization. If the Utilization Condition is not satisfied at any time during the Revolving Period, then the applicable Utilization Shortfall shall be deemed to bear interest on each day such condition is not satisfied at a rate per annum equal to the Applicable Margin. Such interest shall be payable as a fee (the “Utilization Fee”) to the Lenders in accordance with Sections 3.1 and 3.2, and shall be computed on the basis of the actual number of days (including the first day but excluding the last day) in the relevant period such condition is not satisfied over a year comprised of 360 days. As used herein:

EXHIBIT A TO AMENDMENT NO. ~~5~~6

“Required Utilization” means from and including the date 90 days after the Effective Date to and including the last day of the Revolving Period, 75%.

“Utilization” means an amount (expressed as a percentage) equal to (i) the aggregate principal amount of outstanding Advances divided by (ii) the aggregate Commitments, in each case, excluding any Class A-2 Commitments or Class A-2 Advances designated or assigned as term loans pursuant to Section 2.9.

“Utilization Condition” means a condition that is satisfied if the Utilization is greater than or equal to the Required Utilization.

“Utilization Shortfall” means, on any date of determination, the greater of (I) zero and (II) the difference between (i)(x) the Required Utilization multiplied by (y) the aggregate Commitments on such day minus (ii) the aggregate principal amount of outstanding Advances on such day.
Article IV

PAYMENTS; TAXES
Section 4.1    Making of Payments. Subject to, and in accordance with, the provisions of this Agreement, all payments of principal of or Yield on the Advances or Fees and other amounts due to the Lenders shall be made pursuant to Section 8.3(a) by no later than 3:00 p.m., New York City time, on the day when due in lawful money of the United States of America in immediately available funds. Payments received by any Lender after 3:00 p.m., New York City time, on any day will be deemed to have been received by such Lender on the next following Business Day. Payments in reduction of the principal amount of the Advances shall be allocated and applied to Lenders pro rata based on their respective portions of such Advances, or in any such case in such other proportions as each affected Lender may agree upon in writing from time to time with the Borrower. Payments of Yield and Undrawn Fee shall be allocated and applied to Lenders pro rata based upon the respective amounts of interest and fees due and payable to them.
Section 4.2    Due Date Extension. If any payment of principal or Yield with respect to any Advance or Fee falls due on a day which is not a Business Day, then such due date shall be extended to the next following Business Day, and additional Yield shall accrue and be payable for the period of such extension at the rate applicable to such Advance.
Section 4.3    Taxes. (h)  Payments Free of Taxes. Any and all payments to a Recipient by or on account of any obligation of the Borrower under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any

EXHIBIT A TO AMENDMENT NO. ~~5~~6

Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Official Body in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings for Indemnified Tax applicable to additional sums payable under this Section 4.3(a)) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding for Indemnified Tax been made.
(a)    Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Official Body in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(b)    Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 4.3(c)) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto. Such Recipient shall provide a certificate setting forth in reasonable detail the basis of such Indemnified Tax and the amount of such payment or liability to the Borrower (with a copy to the Administrative Agent), together with documents evidencing the same.
(c)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 15.9 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Transaction Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 4.3(d).
(d)    Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to an Official Body pursuant to this Section 4.3, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Official Body

EXHIBIT A TO AMENDMENT NO. ~~5~~6

evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)    Status of Lenders.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Borrower and the Administrative Agent and the Collateral Agent, at the time or times prescribed by Applicable Law or reasonably requested by the Borrower, the Administrative Agent or the Collateral Agent, such properly completed and executed documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower, the Administrative Agent or the Collateral Agent, shall promptly deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower, the Administrative Agent or the Collateral Agent as will enable the Borrower, the Administrative Agent or the Collateral Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.
(ii)    Without limiting the generality of the foregoing, if the Borrower is a U.S. Borrower:
(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) properly completed and executed originals of IRS Form W-9 (or successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is entitled to do so under Applicable Law, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) whichever of the following is applicable:
(I)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Transaction Document, properly completed and executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form of each) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, properly completed and executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form of each) establishing an exemption

EXHIBIT A TO AMENDMENT NO. ~~5~~6

from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(II)    properly completed and executed originals of IRS Form W-8ECI (or successor form);
(III)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) properly completed and executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form of each); or
(IV)    to the extent a Foreign Lender is not the beneficial owner, properly completed and executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable, or successor form of each of the foregoing certifications; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is entitled to do so under Applicable Law, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time

EXHIBIT A TO AMENDMENT NO. ~~5~~6

or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to (x) comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or (y) determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments or expansions of FATCA made after the date of this Agreement and any successor versions of FATCA.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(f)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it is eligible to receive or has received a refund, credit, offset or other reimbursement of or with respect to any Taxes as to which it has been indemnified pursuant to this Section 4.3 (including by the payment of additional amounts pursuant to this Section 4.3), it shall promptly pay to the indemnifying party an amount equal to such refund, credit, offset or reimbursement (but only to the extent of indemnity payments made under this Section 4.3 with respect to the Taxes giving rise to such refund, credit, offset or reimbursement), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Official Body with respect to such refund, credit, offset or reimbursement). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 4.3(g) (plus any penalties, interest or other Charges imposed by the relevant Official Body) in the event that such indemnified party is required to repay such refund, credit, offset or reimbursement to such Official Body. Notwithstanding anything to the contrary in this Section 4.3(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 4.3(g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund, credit, offset or reimbursement had never been paid. This Section 4.3(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person. In no event shall this Section 4.3(g) be construed to require a Lender to repay any indirect tax benefit arising from an Indemnified Tax such as a foreign tax credit.
(g)    Survival. Each party’s obligations under this Section 4.3 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all obligations under any Transaction Document.

EXHIBIT A TO AMENDMENT NO. ~~5~~6

(h)    Defined Terms. For the avoidance of doubt, for purposes of this Section 4.3, the term “Applicable Law” includes FATCA.
(i)    For purposes of determining withholding Taxes imposed under FATCA, from and after the Extension Date, the Borrower, the Administrative Agent and the Collateral Agent shall treat (and the Lenders hereby authorize the Administrative Agent and Collateral Agent to treat) the Advances as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
Article V

INCREASED COSTS, ETC.
Section 5.1    Increased Costs, Capital Adequacy. (i) If, due to either (i) the introduction of or any change following the Existing Effective Date (with respect to DBNY or any Lender to which DBNY assigns any outstanding Advance) and the date that a Lender becomes a Lender hereunder (with respect to such other Lender, such date, a “Lender Effective Date”) (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation, administration or application arising following the Existing Effective Date or the Lender Effective Date, as applicable, of any Applicable Law, in each case whether foreign or domestic or (ii) the compliance with any guideline or request following the Existing Effective Date or Lender Effective Date, as applicable, from any central bank or other Official Body (whether or not having the force of law), (A) there shall be any increase in the cost to the Administrative Agent, any Lender, successor or assign thereof (each of which shall be an “Affected Person”) of agreeing to make or making, funding or maintaining any Advance (or any reduction of the amount of any payment (whether of principal, interest, fee, compensation or otherwise) to any Affected Person hereunder), as the case may be, (B) there shall be any reduction in the amount of any sum received or receivable by an Affected Person under this Agreement or under any other Transaction Document, or (C) any Recipient is subject to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations under this Agreement, or its deposits, reserves, other liabilities or capital attributable thereto, then, in each case, the Borrower shall, from time to time but subject to Section 8.3, after written demand by the Administrative Agent (which demand shall be accompanied by a statement setting forth in reasonable detail the basis for such demand, together with documents evidencing the same), on behalf of such Affected Person, pay to the Administrative Agent, on behalf of such Affected Person, additional amounts sufficient to compensate such Affected Person for such increased costs or reduced payments within thirty (30) days after such demand; provided, that the

EXHIBIT A TO AMENDMENT NO. ~~5~~6

amounts payable under this Section 5.1 shall be without duplication of amounts payable under Section 4.3.
(a)    If either (i) the introduction of or any change following the Existing Effective Date or Lender Effective Date, as applicable, in or in the interpretation, administration or application arising following the Existing Effective Date or Lender Effective Date, as applicable, of any law, guideline, rule or regulation, directive or request or (ii) the compliance by any Affected Person with any law, guideline, rule, regulation, directive or request following the Existing Effective Date, from any central bank, any Official Body or agency, including, without limitation, compliance by an Affected Person with any request or directive regarding capital adequacy or liquidity coverage, has or would have the effect of reducing the rate of return on the capital of any Affected Person, as a consequence of its obligations hereunder or any related document or arising in connection herewith or therewith to a level below that which any such Affected Person could have achieved but for such introduction, change or compliance (taking into consideration the policies of such Affected Person with respect to capital adequacy or liquidity coverage), by an amount deemed by such Affected Person to be material, then, from time to time but subject to Section 8.3, after demand by such Affected Person (which demand shall be accompanied by a statement setting forth in reasonable detail the basis for such demand, together with documents evidencing the same), the Borrower shall pay the Administrative Agent on behalf of such Affected Person such additional amounts as will compensate such Affected Person for such reduction.
(b)    If an Affected Person shall at any time (without regard to whether any Basel III Regulations or Dodd Frank Regulations are then in effect) suffer or incur (i) any explicit or implicit charge, assessment, cost or expense by reason of the amount or type of assets, capital, liquidity or supply of funding such Affected Person or any of its Affiliates is required or expected to maintain in connection with the transactions contemplated herein, without regard to (A) whether such charge, assessment, cost or expense is imposed or recognized internally, externally or inter-company or (B) whether it is determined in reference to a reduction in the rate of return on such Affected Person’s or Affiliate’s assets or capital, an inherent cost of the establishment or maintenance of a reserve of stable funding, a reduction in the amount of any sum received or receivable by such Affected Person or its Affiliates or otherwise, or (ii) any other imputed cost or expense arising by reason of the actual or anticipated compliance by such Affected Person or any of its Affiliates with the Basel III Regulations or Dodd Frank Regulations, then, subject to Section 8.3, upon demand by or on behalf of such Affected Person through the Administrative Agent, the Borrower shall pay to the Administrative Agent, for the benefit of such Affected Person, such amount as will, in the determination of such Affected Person, compensate such Affected Person therefor. A certificate of the applicable Affected Person setting forth the amount or amounts necessary to compensate the Affected Person under this Section 5.1(c) shall be delivered to the Borrower and shall be conclusive absent manifest error.
(c)    In determining any amount provided for in this Section 5.1, the Affected Person may use any reasonable averaging and attribution methods. The Administrative Agent, on behalf of any Affected Person making a claim under this Section 5.1, shall submit to the Borrower a certificate setting forth in reasonable detail the basis for and the computations of such additional or increased costs, which certificate shall be conclusive absent manifest error; provided, however that no Lender shall be requested to disclose confidential information to the extent prohibited by law.
Article VI

EFFECTIVENESS; CONDITIONS TO ADVANCES
Section 6.1    Effectiveness. This Agreement (and the amendment and restatement of the Existing Credit Agreement to be effected hereby) shall become effective on the first day (the “Effective Date”) on which the Administrative Agent, on behalf of the Lenders, shall have received such approvals, documents, opinions, certificates and reports as the Administrative Agent may reasonably request.
Section 6.2    Advances and Reinvestments. The making of any Advance (including the initial Advance hereunder) and any Reinvestment are all subject to the condition that the Effective Date shall have occurred and to the following further conditions precedent that (for the avoidance of doubt, the condition set forth in Section 6.2(n) shall only be a condition to a Class A-2 Advance):
(a)    No Event of Default, Etc. Each of the Transaction Documents shall be in full force and effect (unless terminated in accordance with their terms) and (i) no Event of Default or Unmatured Event of Default shall have occurred and be continuing or will result from the making of such Advance or Reinvestment (other than in connection with an Advance made pursuant to Section 2.2(c)), (ii) the representations and warranties of the Borrower and the Servicer contained herein and in the other Transaction Documents shall be true and correct in all material respects (or if such representation and warranty is already qualified by the words “material”, “materially” or “Material Adverse Effect”, then such representation and warranty shall be true and correct in all respects) as of the related Funding Date (or if such representations and warranties specifically refer to an earlier date, such earlier date), with the same effect as though made on the date of (and after giving effect to) such Advance or Reinvestment (or if applicable, such earlier specified date), and (iii) after giving effect to such Advance or Reinvestment (and any purchase of Eligible Collateral Obligations in connection therewith), the aggregate outstanding principal balance of the Advances will not exceed the Borrowing Base;
(b)    Requests. (i) In connection with the funding of any Advance pursuant to Section 2.2(a), the Collateral Agent, the Administrative Agent and the Lenders shall have received the Advance Request for such Advance in accordance with Section 2.2(a), together with all items required to be delivered in connection therewith and (ii) in connection with any Reinvestment, the Collateral Agent, each Lender and the Administrative Agent shall have received the Reinvestment Request for such Reinvestment in accordance with Section 8.3(b), together with all items required to be delivered in connection therewith;
(c)    Revolving Period. The Revolving Period shall not have ended (other than in connection with an Advance made pursuant to Section 2.2(c));
(d)    Document Checklist. The Administrative Agent and the Collateral Custodian shall have received a Document Checklist for each Eligible Collateral Obligation to be added to the Collateral on the related Funding Date;
(e)    Borrowing Base Confirmation. The Collateral Agent and the Administrative Agent shall have received an Officer’s Certificate of the Borrower or the Servicer (which may be included as part of the Advance Request or Reinvestment Request) computed as of the date of such request and after giving effect thereto and to the purchase by the Borrower of the Collateral Obligations to be purchased by it on such date (if any), demonstrating that the aggregate principal amount of all outstanding Advances shall not exceed the Borrowing Base or the Facility Amount, calculated as of the Funding Date as if the Collateral Obligations purchased by the Borrower on such Funding Date were owned by the Borrower;
(f)    Collateral Quality Tests, Minimum Equity Test. The Collateral Agent and the Administrative Agent shall have received an Officer’s Certificate (which may be included as part of the Advance Request or Reinvestment Request) computed as of the date of such requested Advance and after giving effect thereto and to the purchase by the Borrower of the Collateral Obligations to be purchased by it on such Funding Date, demonstrating that (i) with respect to each Advance, all of the Collateral Quality Tests and the Minimum Equity Test are satisfied or (ii) with respect to each Reinvestment, each Collateral Quality Test is satisfied (or, if any Collateral Quality Test is not satisfied, it is improved or maintained);
(g)    Hedging Agreements. The Administrative Agent shall have received evidence, in form and substance satisfactory to the Administrative Agent, that the Borrower has entered into Hedging Agreements to the extent required by, and satisfying the requirements of, Section 10.6;
(h)    Administrative Agent Approval. In connection with the acquisition of any Collateral Obligation by the Borrower, the Borrower shall have received a copy of an Approval Notice with respect to such Collateral Obligation, evidencing (1) the approval of the Administrative Agent, in its sole discretion, of any and all Collateral Obligations to be added to the Collateral, (2) the assigned Discount Factor for such Collateral Obligation, (3) whether such Collateral Obligation is an Enterprise Value Loan or an Asset Based Loan, (4) whether such Collateral Obligation is a First Lien Loan or a Second Lien Loan and (5) with respect to any Asset Based Loan, whether such Asset Based Loan is secured by working capital, fixed assets or intellectual property;
(i)    Permitted Use. The proceeds of any Advance or Reinvestment will be used solely by the Borrower (A) to acquire Collateral Obligations as identified on the applicable Asset Approval Request or (B) to satisfy any unfunded commitments in connection with any Variable Funding Asset; and
(j)    Appraised Value. In connection with the acquisition of each Asset Based Loan and within the time periods set forth below, the Borrower or the Servicer (on behalf of the Borrower) shall have retained or shall have caused the Obligor to retain an Approved Valuation Firm to calculate the Appraised Value of (A) with respect to any such Collateral Obligation that has intellectual property, equipment or real property, as the case may be, in its borrowing base, the collateral securing such Collateral Obligation within twelve (12) months prior to the acquisition of such Collateral Obligation and inclusion into the Collateral and (B) with respect to all other Asset Based Loans, the collateral securing such Collateral Obligation within six (6) months prior to the acquisition of such Collateral Obligation and inclusion into the Collateral. The Servicer shall provide the appraised value report prepared by such Approved Valuation Firm and separately report the Approved Valuation Firm, appraisal metric and Appraised Value for such Collateral Obligation to the Administrative Agent in the Advance Request or the Reinvestment Request related to such Collateral Obligation.
(k)    Borrower’s Certification. The Borrower shall have delivered to the Collateral Agent and the Administrative Agent an Officer’s Certificate (which may be included as part of the Advance Request or Reinvestment Request) dated the date of such requested Advance or Reinvestment certifying that the conditions described in Sections 6.2(a) through (j) have been satisfied;
(l)    Certain Releases. If the proceeds of any Advance will be used by the Borrower to acquire Collateral Obligations from the Equityholder, the Administrative Agent shall have received evidence satisfactory to it that any liens and other encumbrances on such Collateral Obligations have been terminated; and
(m)    Other. With respect to any Advance, the Administrative Agent shall have received such other approvals, documents, opinions, certificates and reports as it may request, which request is reasonable as to content and timing.
(n)    Ratings. With respect to any Class A-2 Advance, such Class A-2 Lender shall have received evidence that such Class A-2 Advance has been rated at least A by Morningstar on the date such Class A-2 Lender became a party to this Agreement.
Section 6.3    Transfer of Collateral Obligations and Permitted Investments. (j)  To the extent delivered by the Borrower (or Servicer on behalf of the Borrower) to the Collateral Custodian, the Collateral Custodian shall hold all Certificated Securities (whether Collateral Obligations or Permitted Investments) and Instruments in physical form at the Corporate Trust Office.
(a)    On the Effective Date (with respect to each Collateral Obligation and Permitted Investment owned by the Borrower on such date) and each time that the Borrower or the Servicer shall direct or cause the acquisition of any Collateral Obligation or Permitted Investment, the Borrower or the Servicer shall, if such Permitted Investment or, in the case of a Collateral Obligation, the related promissory note or assignment documentation has not already been delivered to the Collateral Custodian in accordance with the requirements set forth in Section 18.3(a), cause the delivery of such Permitted Investment or, in the case of a Collateral Obligation, the related promissory note or assignment documentation in accordance with the requirements set forth in Section 18.3(a) to the Collateral Custodian to be credited by the Collateral Custodian to the Collection Account in accordance with the terms of this Agreement.
(b)    The Borrower or the Servicer shall cause all Collateral Obligations or Permitted Investments acquired by the Borrower to be transferred to the Collateral Custodian for credit by it to the Collection Account, and shall cause all Collateral Obligations and Permitted Investments acquired by the Borrower to be delivered to the Collateral Custodian by one of the following means (and shall take any and all other actions necessary to create and perfect in favor of the Collateral Agent a valid security interest in each Collateral Obligation and Permitted Investment, which security interest shall be senior (subject to Permitted Liens) to that of any other creditor of the Borrower (whether now existing or hereafter acquired)):
(i)    in the case of an Instrument or a Certificated Security in registered form by having it Indorsed to the Collateral Custodian or in blank by an effective Indorsement or registered in the name of the Collateral Custodian and by (A) delivering such Instrument or Security Certificate to the Collateral Custodian at the Corporate Trust Office and (B) causing the Collateral Custodian to maintain (on behalf of the Collateral Agent for the benefit of the Secured Parties) continuous possession of such Instrument or Certificated Security at the Corporate Trust Office;
(ii)    in the case of an Uncertificated Security, by (A) causing the Collateral Agent to become the registered owner of such Uncertificated Security and (B) causing such registration to remain effective (for the avoidance of doubt, interests in Collateral Obligations consisting of loans that are not evidenced by delivery of a security (as defined in the UCC) shall not be treated as an Uncertificated Security);
(iii)    in the case of any Security Entitlement, by causing each such Security Entitlement to be credited to the Account in the name of the Borrower; and
(iv)    in the case of General Intangibles (including any Collateral Obligation or Permitted Investment not evidenced by an Instrument) by filing, maintaining and continuing the effectiveness of, a financing statement naming the Borrower as debtor and the Collateral Agent as secured party and describing the Collateral Obligation or Permitted Investment (or a description of “all assets” of the Borrower) as the collateral at the filing office of the Secretary of State of Delaware.
Article VII

ADMINISTRATION AND SERVICING OF COLLATERAL OBLIGATIONS
Section 7.1    Retention and Termination of the Servicer. The servicing, administering and collection of the Collateral Obligations shall be conducted by the Person designated as Servicer from time to time in accordance with this Section 7.1. Subject to early termination due to the occurrence of an Event of Default or as otherwise provided below in this Article VII, the Borrower hereby designates the Equityholder, and the Equityholder hereby agrees to serve, as Servicer until the termination of this Agreement. For the avoidance of doubt, the Servicer is not an agent of the Administrative Agent or any Lender. In addition, the Administrative Agent will provide notice to Morningstar (via email at ABSMonitoring@morningstar.com) of any change in the Person designated as Servicer.
Section 7.2    Resignation and Removal of the Servicer; Appointment of Successor Servicer. (k)  If an Event of Default shall occur and be continuing, the Administrative Agent or the Majority Lenders, by written notice given to the Servicer, may terminate all of the rights and obligations of the Servicer and appoint a successor pursuant to the terms hereof. In addition, if the Servicer is terminated upon the occurrence of an Event of Default, the Servicer shall, if so requested by the Administrative Agent, acting at the direction of the Majority Lenders, deliver to any successor servicer copies of its Records within ten (10) Business Days after demand therefor and a computer tape or diskette (or any other means of electronic transmission acceptable to such successor servicer) containing as of the close of business on the date of demand all of the data maintained by the Servicer in computer format in connection with servicing the Collateral Obligations. Upon such resignation or removal of the Servicer, the Administrative Agent will provide advance notice to Morningstar (via email at ABSMonitoring@morningstar.com).
(a)    The Servicer shall not resign from the obligations and duties imposed on it by this Agreement as Servicer, except (subject to Section 7.2(d)) upon a reasonable determination that, by reason of a change in applicable legal requirements, the performance of its duties hereunder would cause it to be in violation of such legal requirements. Any such determination permitting the resignation of the Servicer pursuant to this Section 7.2(b) shall be evidenced by an Officer’s Certificate to such effect delivered and acceptable to the Administrative Agent.
(b)    Any Person (i) into which the Servicer may be merged or consolidated in accordance with the terms of this Agreement, (ii) resulting from any merger or consolidation to which the Servicer shall be a party, (iii) acquiring by conveyance, transfer or lease substantially all of the assets of the Servicer, or (iv) succeeding to the business of the Servicer in any of the foregoing cases, shall execute an agreement of assumption to perform every obligation of the Servicer under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding.
(c)    Subject to the penultimate sentence of this Section 7.2(d), until a successor Servicer has commenced servicing activities in the place of the Servicer, the Servicer shall continue to perform the obligations of the Servicer hereunder. On and after the termination or resignation of the Servicer pursuant to this Section 7.2, the successor servicer appointed by the Administrative Agent shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for in this Agreement and shall be subject to all the rights, responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the Servicer by the terms and provisions of this Agreement. The Servicer agrees to cooperate and use reasonable efforts in effecting the transition of the responsibilities and rights of servicing of the Collateral Obligations, including the transfer to any successor servicer for the administration by it of all cash amounts that shall at the time be held by the Servicer for deposit, or have been deposited by the Servicer, or thereafter received with respect to the Collateral Obligations and the delivery to any successor servicer in an orderly and timely fashion of all files and records in its possession or reasonably obtainable by it with respect to the Collateral Obligations containing all information necessary to enable the successor servicer to service the Collateral Obligations. Notwithstanding anything contained herein to the contrary and to the extent permitted by Applicable Law without causing the Servicer to have liability, the resignation or termination of the Servicer shall not become effective until an entity acceptable to the Administrative Agent and the Majority Lenders, in their respective sole discretion shall have assumed the responsibilities and obligations of the Servicer.
(d)    At any time, any of the Administrative Agent or any Lender may irrevocably waive any rights granted to such party under Section 7.2(a). Any such waiver shall be in writing and executed by such party that is waiving its rights hereunder. A copy of such waiver shall be promptly delivered by the waiving party to the Servicer, the Administrative Agent and Morningstar (via email at ABSMonitoring@morningstar.com).
Section 7.3    Duties of the Servicer. The Servicer shall manage, service, administer and make collections on the Collateral Obligations and perform the other actions required by the Servicer in accordance with the terms and provisions of this Agreement and the Servicing Standard.
(a)    The Servicer shall take or cause to be taken all such actions, as may be reasonably necessary or advisable to attempt to recover Collections from time to time, all in accordance with (i) Applicable Law, (ii) the applicable Collateral Obligation and its Underlying Instruments and (iii) the Servicing Standard. The Borrower hereby appoints the Servicer, from time to time designated pursuant to Section 7.1, as agent for itself and in its name to enforce and administer its rights and interests in the Collections and the related Collateral Obligations.
(b)    The Servicer shall administer the Collections in accordance with the procedures described herein. The Servicer shall deposit all Collections received directly by it into the Collection Account within one (1) Business Day of receipt thereof. The Servicer shall identify all Collections as either Principal Collections or Interest Collections, as applicable. The Servicer shall make such deposits or payments by electronic funds transfer through the Automated Clearing House system, or by wire transfer.
(c)    The Servicer shall maintain for the Borrower and the Secured Parties in accordance with their respective interests all Records that evidence or relate to the Collections not previously delivered to the Collateral Agent and shall, as soon as reasonably practicable upon demand of the Administrative Agent, make available, or, upon the occurrence and during the continuation of an Event of Default, deliver to the Administrative Agent copies of all Records in its possession which evidence or relate to the Collections.
(d)    The Servicer shall, as soon as practicable following receipt thereof, turn over to the applicable Person any cash collections or other cash proceeds received with respect to each Collateral Obligation that does not constitute a Collateral Obligation or was paid in connection with a Retained Interest.
(e)    On each Measurement Date, the Servicer (on behalf of the Borrower) shall re-determine the status of each Eligible Collateral Obligation as of such calculation date and provide notice of any change in the status of any Eligible Collateral Obligation to the Collateral Agent and, as a consequence thereof, (i) Collateral Obligations that were previously Eligible Collateral Obligations on a prior Measurement Date may be excluded from the Aggregate Eligible Collateral Obligation Amount on such Measurement Date, and (ii) Collateral Obligations that were previously not Eligible Collateral Obligations on a prior Measurement Date may (with the consent of the Administrative Agent following receipt and review of a new Asset Approval Request) be included in the Aggregate Eligible Collateral Obligation Amount on such Measurement Date.
Section 7.4    Representations and Warranties of the Servicer. The Servicer represents, warrants and covenants as of the Effective Date and each ~~Funding~~Representation Confirmation Date as to itself:
(a)    Organization and Good Standing. It has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of organization, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted;
(b)    Due Qualification. It is duly qualified to do business as a corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would have a Material Adverse Effect;
(c)    Power and Authority. It has the power, authority and legal right to execute and deliver this Agreement and the Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder; and the execution, delivery and performance of this Agreement and the Transaction Documents to which it is a party have been duly authorized by the Servicer by all necessary corporate action;
(d)    Binding Obligations. This Agreement and the Transaction Documents to which it is a party have been duly executed and delivered by the Servicer and, assuming due authorization, execution and delivery by each other party hereto and thereto, constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally, (B) equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (C) implied covenants of good faith and fair dealing;
(e)    No Violation. The execution, delivery and performance of this Agreement and the Transaction Documents to which it is a party, the consummation of the transactions contemplated thereby and the fulfillment of the terms thereof do not (A) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, its organizational documents, or any material indenture, agreement, mortgage, deed of trust or other instrument to which it is a party or by which it or its properties are bound or (B) violate in any material respect any Applicable Law except, in the case of this subclause (B), to the extent that such conflict or violation would not reasonably be expected to have a Material Adverse Effect;
(f)    No Proceedings. There are no proceedings or investigations pending or, to the best of the Servicer’s knowledge, threatened against it, before any Official Body having jurisdiction over it or its properties (A) asserting the invalidity of any of the Transaction Documents, (B) seeking to prevent the making of the Advances, the issuance of the Notes or the consummation of any of the transactions contemplated by the Transaction Documents or (C) seeking any determination or ruling that would reasonably be expected to have a Material Adverse Effect;
(g)    No Consents. No consent, license, approval, authorization or order of, or registration, declaration or filing with, any Official Body having jurisdiction over it or any of its properties is required to be made in connection with the execution, delivery or performance of this Agreement and the Transaction Documents to which it is a party or the consummation of the transactions contemplated thereby, in each case other than (A) consents, licenses, approvals, authorizations, orders, registrations, declarations or filings which have been obtained or made and continuation statements and renewals in respect thereof and (B) where the lack of such consents, licenses, approvals, authorizations, orders, registrations, declarations or filings would not reasonably be expected to have a Material Adverse Effect;
(h)    Information True and Correct. All information (other than projections, forward-looking information or information relating to third parties that are not Affiliates of the Borrower, the Equityholder or the Servicer) heretofore furnished by or on behalf of the Servicer in writing to any Lender, the Collateral Agent or the Administrative Agent in connection with this Agreement or any transaction contemplated hereby (including, without limitation, prior to the Closing Date but after taking into account all updates, modifications and supplements to such information) is (when taken as a whole) true and correct in all material respects (or, if not prepared by or under the direction of the Servicer, true and correct in all material respects to the knowledge of the Servicer after reasonable inquiry) and does not and will not omit to state a material fact necessary to make the statements contained therein (when taken as a whole) not misleading (or, if not prepared by or under the direction of the Servicer, does not omit to state such a fact to the knowledge of the Servicer after reasonable inquiry).
(i)    Financial Statements. The Servicer has delivered to each Lender complete and correct copies of (A) the audited consolidated financial statements of the Servicer for the fiscal year most recently ended, and (B) the unaudited consolidated financial statements of the Servicer for the fiscal quarter most recently ended. Such financial statements (including the related notes) fairly present the financial condition of the Servicer as of the respective dates thereof and the results of operations for the periods covered thereby in all material respects, each in accordance with GAAP, except in the case of unaudited financial statements, the absence of footnotes and year-end adjustments. There has been no material adverse change in the business, operations, financial condition, properties or assets of the Servicer since December 31, 2013;
(j)    Eligibility of Collateral Obligations. All Collateral Obligations included as Eligible Collateral Obligations in the most recent calculation of any Borrowing Base required to be determined hereunder are Eligible Collateral Obligations;
(k)    Collections. The Servicer acknowledges that all Collections received by it or its Affiliates with respect to the Collateral are held and shall be held in trust for the benefit of the Secured Parties until deposited into the Collection Account;
(l)    Bulk Sales. The execution, delivery and performance of this Agreement do not require compliance with any “bulk sales” act or similar law by the Servicer;
(m)    Solvency. The Servicer is not the subject of any Insolvency Event. The transactions under this Agreement and any other Transaction Document to which the Servicer is a party do not and will not render the Servicer not solvent;
(n)    Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein or the other Transaction Documents (including, without limitation, the use of the Proceeds from the pledge of the Collateral) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II;
(o)    No Injunctions. No injunction, writ, restraining order or other order of any nature materially adversely affects the Servicer’s performance of its obligations under this Agreement or any Transaction Document to which the Servicer is a party;
(p)    Allocation of Charges. There is not any agreement or understanding between the Servicer and the Borrower (other than as expressly set forth herein or as consented to by the Administrative Agent), providing for the allocation or sharing of obligations to make payments or otherwise in respect of any Taxes, fees, assessments or other governmental Charges; and
(q)    Selection Procedures. In selecting the Collateral Obligations hereunder and for Affiliates of the Borrower, no selection procedures were employed which are intended to be adverse to the interests of any Lender.
Section 7.5    Covenants of the Servicer. Until the date on or after the Facility Termination Date on which the Commitments have been terminated in full and the Obligations (other than contingent Obligations for which no claim has been made) shall have been repaid in full:
(a)    Compliance with Agreements and Applicable Laws. The Servicer shall perform each of its obligations under this Agreement and the other Transaction Documents and comply with all Applicable Laws, including those applicable to the Collateral Obligations and all Collections thereof, except to the extent that the failure to so comply would not reasonably be expected to have a Material Adverse Effect.
(b)    Maintenance of Existence and Conduct of Business. The Servicer shall: (i) do or cause to be done all things necessary to (A) preserve and keep in full force and effect its existence as a corporation and its rights and franchises in the jurisdiction of its formation and (B) qualify and remain qualified as a foreign corporation in good standing and preserve its rights and franchises in each jurisdiction in which the failure to so qualify and remain qualified and preserve its rights and franchises would reasonably be expected to have a Material Adverse Effect; (ii) continue to conduct its business as permitted under its organizational documents; and (iii) at all times maintain, preserve and protect all of its licenses, permits, charters and registrations except where the failure to maintain, preserve and protect such licenses, permits, charters and registrations would not reasonably be expected to have a Material Adverse Effect.
(c)    Books and Records. The Servicer shall keep proper books of record and account in which full and correct entries shall be made of all financial transactions and the assets and business of the Servicer in accordance with GAAP, maintain and implement administrative and operating procedures, and keep and maintain all documents, books, records and other information necessary or reasonably advisable for the collection of all Collateral Obligations.
(d)    Rating Agency Information. At any time the Facility is rated by Morningstar, the Servicer shall, and the Borrower shall cause the Servicer to, provide Morningstar with all information reasonably requested by Morningstar in connection with its rating of this Facility that is reasonably available to the Borrower or the Servicer, as applicable.
(e)    ERISA. The Servicer shall give the Administrative Agent and each Lender prompt written notice of any event that results in the imposition of a Lien on the Collateral under Section 430 of the Code or Section 303(k) or 4068 of ERISA. The Servicer shall not, and shall not cause or permit any of its Affiliates to, cause or permit to occur an event that results in the imposition of a Lien on the Collateral under Section 430 of the Code or Section 303(k) or 4068 of ERISA.
(f)    Compliance with Collateral Obligations and Servicing Standard. The Servicer shall, at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under any Collateral Obligations (except, in the case of a successor Servicer, such material provisions, covenants and other provisions shall only include those provisions relating to the collection and servicing of the Collateral Obligations to the extent such obligations are set forth in a document included in the related Collateral Obligation File) and shall comply with the Servicing Standard in all material respects with respect to all Collateral Obligations.
(g)    Maintain Records of Collateral Obligations. The Servicer shall, at its own cost and expense, maintain reasonably satisfactory and complete records of the Collateral, including a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. The Servicer shall maintain its computer systems so that, from and after the time of sale of any Collateral Obligation to the Borrower, the Servicer’s master computer records (including any back‑up archives) that refer to such Collateral Obligation shall indicate the interest of the Borrower and the Collateral Agent in such Collateral Obligation and that such Collateral Obligation is owned by the Borrower and has been pledged to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement.
(h)    Liens. The Servicer shall not create, incur, assume or permit to exist any Lien on or with respect to any of its rights under any of the Transaction Documents, whether with respect to the Collateral Obligations or any other Collateral other than Permitted Liens.
(i)    Mergers. The Servicer shall not directly or indirectly, by operation of law or otherwise, merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with or acquire, any Person, except that the Servicer shall be allowed to merge with any entity so long as the Servicer remains the surviving corporation of such merger and such merger does not result in a Change of Control. The Servicer shall give prior written notice of any merger to the Administrative Agent, the Collateral Agent and each Lender (via the Collateral Agent’s Website).
(j)    Servicing Obligations. The Servicer will not (i) agree to any amendment, waiver or other modification of any Transaction Document to which it is a party and to which the Administrative Agent is not a party without the prior written consent of the Administrative Agent, (ii) agree or permit the Borrower to agree to a Material Modification with respect to any Collateral Obligation other than in accordance with Section 10.18 or (iii) interpose any claims, offsets or defenses it may have as against the Borrower as a defense to its performance of its obligations in favor of any Affected Person hereunder or under any other Transaction Documents.
(k)    Obligor Reports. The Servicer shall furnish to the Administrative Agent, with respect to each Obligor:
(i)    within 10 Business Days of the completion of the Servicer’s portfolio review of such Obligor (which, for any individual Obligor, shall occur no less frequently than quarterly) (i) any financial reporting packages with respect to such Obligor and with respect to each Collateral Obligation for each Obligor (including any attached or included information, statements and calculations) received by the Borrower and/or the Servicer as of the date of the Servicer’s most recent portfolio review and (ii) the internal monitoring report prepared by the Servicer with respect to each Obligor. In no case, however, shall the Servicer be obligated hereunder to deliver such Obligor reports to the Administrative Agent more than once per calendar month. Upon demand by the Administrative Agent, the Servicer will provide (i) such other information as the Administrative Agent may reasonably request with respect to any Collateral Obligation or Obligor (to the extent reasonably available to the Servicer) and (ii) with respect to any Collateral Obligation, updated Obligor Information for such Obligor.
(l)    Commingling. The Servicer shall not, and shall not permit any of its Affiliates to, deposit or permit the deposit of any funds that do not constitute Collections or other proceeds of any Collateral Obligations into the Collection Account. The Servicer (on behalf of the Borrower) shall direct each Obligor to make payments in respect of each related Collateral Obligation directly into the Collection Account.
Section 7.6    Servicing Fees; Payment of Certain Expenses by Servicer. On each Distribution Date, to the extent not deferred, the Servicer shall be entitled to receive out of the Collection Account the Servicing Fee for the related Collection Period pursuant to Section ~~8.3(a)~~8.3(a). The Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement and each other Transaction Document.
Section 7.7    Collateral Reporting. The Servicer shall cooperate with the Collateral Agent in the performance of the Collateral Agent’s duties under Section 11.3. Without limiting the generality of the foregoing, the Servicer shall supply in a timely fashion any information maintained by it that the Collateral Agent may from time to time reasonably request with respect to the Collateral Obligations and reasonably necessary to complete the reports and certificates required to be prepared by the Collateral Agent hereunder or required to permit the Collateral Agent to perform its obligations hereunder.
Section 7.8    Notices. The Servicer shall deliver to the Administrative Agent, the Collateral Agent, Morningstar (via email at ABSMonitoring@morningstar.com), and each Lender (i) promptly (but in no event later than two (2) Business Days) after any of its Responsible Officers having obtained actual knowledge thereof, notice of any Unmatured Event of Default or Event of Default and (ii) promptly (but in no event later than three (3) Business Days) after any of its Responsible Officers having obtained actual knowledge thereof, notice of any Revaluation Event or Material Modification which was not previously approved by the Administrative Agent.
Section 7.9    Procedural Review of Collateral Obligations; Access to Servicer and Servicer’s Records. (l)  The Administrative Agent shall, at the Borrower’s expense, retain Protiviti, Inc. (or another nationally recognized audit firm acceptable to the Administrative Agent in its sole discretion) to conduct and complete a procedural review of the Collateral Obligations in compliance with the standards set forth on Exhibit B hereto, (i) within 90 days after the Effective Date and (ii) once in each 12 month period (provided, that the Administrative Agent may request a second review in any 12 month period). The Administrative Agent shall upon request, provide the results of such audit to the Collateral Agent and any Lender; provided that any requesting Lender executes a confidentiality agreement acceptable to the Administrative Agent and Protiviti, Inc. or such other nationally recognized audit firm, as applicable.
(a)    Each of the Borrower and the Servicer shall, at the sole expense of the Borrower or the Servicer (as applicable), permit representatives of the Administrative Agent at any time and from time to time as the Administrative Agent shall reasonably request (a) to inspect and make copies of and abstracts from its records relating to the Collateral Obligations, and (b) to visit its properties in connection with the collection, processing or servicing of the Collateral Obligations for the purpose of examining such records, and to discuss matters relating to the Collateral Obligations or such Person’s performance under this Agreement and the other Transaction Documents with any officer or employee or auditor (if any) of such Person having knowledge of such matters. Each of the Borrower and the Servicer agrees to render to the Administrative Agent such clerical and other assistance as may be reasonably requested with regard to the foregoing; provided, that such assistance shall not interfere in any material respect with the Servicer’s business and operations. ~~So long as no Unmatured Event of Default or Event of Default has occurred and is continuing, such visits and inspections shall occur only (i) upon two Business Days’ prior written notice, (ii) during normal business hours and (iii) no more than twice in any calendar year. During the existence of an Unmatured Event of Default or an Event of Default, there~~There shall be no limit on the timing or number of such inspections and no prior notice will be required before any inspection.
(b)    The Borrower and the Servicer, as applicable, shall provide to the Administrative Agent access to the documentation evidencing the Collateral Obligations and all other documents regarding the Collateral Obligations included as part of the Collateral and the Related Security in each case, in its possession, in such cases where the Administrative Agent is required in connection with the enforcement of the rights or interests of the Lenders, or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (i) upon two Business Days’ prior written notice (so long as no Unmatured Event of Default or Event of Default has occurred and is continuing), (ii) during normal business hours and (iii) up to twice per calendar year (so long as no Unmatured Event of Default or Event of Default has occurred and is continuing) or unless necessary to comply with Applicable Law. From and after the Effective Date and periodically thereafter at the reasonable discretion of the Administrative Agent, the Administrative Agent may review the Borrower’s and the Servicer’s collection and administration of the Collateral Obligations in order to assess compliance by the Servicer with the Servicer’s written policies and procedures, as well as this Agreement and may, no more than twice in any calendar year, conduct an audit of the Collateral Obligations and Records in conjunction with such review, subject to the limits set forth in Section 7.9(e). In connection with the foregoing, the Administrative Agent shall use commercially reasonable efforts to comply with any applicable confidentiality provisions of any relevant Underlying Instrument.
(c)    Nothing in this Section 7.9 shall derogate from the obligation of the Borrower and the Servicer to observe any Applicable Law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as a result of such obligation shall not constitute a breach of this Section 7.9.
(d)    The Servicer shall bear the costs and expenses of all audits and inspections permitted by this Section 7.9 as well as Section 18.6.
Section 7.10    Optional Sales. (m) The Borrower shall have the right to sell all or a portion of the Collateral Obligations (each, an “Optional Sale”), subject to the following terms and conditions:
(i)    immediately after giving effect to such Optional Sale:
(A)    each Collateral Quality Test is satisfied (or, if any Collateral Quality Test is not satisfied, it is improved);
(B)    The Minimum Equity Test is satisfied;
(C)    the Borrowing Base is greater than or equal to the Advances outstanding; and
(D)    no Event of Default or Unmatured Event of Default shall have occurred and be continuing;
provided, that notwithstanding the restrictions in clauses (A) through (D) above, the Borrower may at any time make (x) any Optional Sale of any Collateral Obligation that, in the Servicer’s reasonable judgment, has a significant risk of declining in credit quality and, with the lapse of time, becoming a Defaulted Collateral Obligation, if after giving effect to such Optional Sale, no Event of Default is continuing, (y) any Optional Sale of any Collateral Obligation if (I) the sale price is equal to or greater than the Principal Balance of such Collateral Obligation and (II) the proceeds from such Optional Sale are applied to reduce the Advances and (z) any Optional Sale required as a result of the Required Sale Date~~.~~;
(ii)    at least one (1) Business Day prior to the date of any Optional Sale, the Servicer, on behalf of the Borrower, shall give the Administrative Agent, the Collateral Custodian, the Collateral Agent and each Lender (via the Collateral Agent’s Website) written notice of such Optional Sale, which notice shall identify the related Collateral subject to such Optional Sale and the expected proceeds from such Optional Sale and include (x) an Officer’s Certificate computed as of the date of such request and after giving effect to such Optional Sale, demonstrating compliance with clauses (a)(i)(A), (B) and (C) above and all other conditions set forth in this Section 7.10 are satisfied and (y) a certificate of the Servicer substantially in the form of Exhibit F‑3 requesting the release of the related Collateral Obligation File in connection with such Optional Sale;
(iii)    such Optional Sale shall be made by the Servicer, on behalf of the Borrower (A) in accordance with the Servicing Standard, (B) reflecting arm’s length market terms and (C) in a transaction in which the Borrower makes no representations, warranties or covenants and provides no indemnification for the benefit of any other party (other than those which are customarily made or provided in connection with the sale of assets of such type);
(iv)    ~~if such Optional Sale is to an Affiliate of the Borrower or the Servicer, the~~the Administrative Agent has given its prior written consent ~~(which consent, if~~to such Optional Sale, unless such Optional Sale is at or above par~~, shall not be unreasonably withheld, conditioned or delayed)~~and is to a third party that is not an Affiliate of the Borrower, the Equityholder or the Servicer; and
(v)    on the settlement date of such Optional Sale, all proceeds from such Optional Sale will be deposited directly into the Collection Account.
(b)    In connection with any Optional Sale, following deposit of all proceeds from such Optional Sale into the Collection Account, the Collateral Agent shall be deemed to release and transfer to the Borrower without recourse, representation or warranty all of the right, title and interest of the Collateral Agent for the benefit of the Secured Parties in, to and under such Collateral Obligation(s) and related Collateral subject to such Optional Sale and such portion of the Collateral so transferred shall be released from the Lien of this Agreement.
(c)    The Borrower hereby agrees to pay the reasonable and documented outside counsel legal fees and out-of-pocket expenses of the Administrative Agent, the Collateral Agent, the Collateral Custodian and each Lender in connection with any Optional Sale (including, but not limited to, expenses incurred in connection with the release of the Lien of the Collateral Agent, on behalf of the Secured Parties, in the Collateral in connection with such Optional Sale).
(d)    In connection with any Optional Sale, the Collateral Agent shall, at the sole expense of the Borrower, execute such instruments of release with respect to the portion of the Collateral subject to such Optional Sale to the Borrower, in recordable form if necessary, as the Borrower may reasonably request.
Section 7.11    Repurchase or Substitution of Warranty Collateral Obligations. In the event of a breach of Section 9.5 or Section 9.13 or of a material breach of any other representation or warranty set forth in Section 7.4(j) or Article IX with respect to a Collateral Obligation (or the Related Security and other related collateral constituting part of the Collateral related to such Collateral Obligation) (each such Collateral Obligation, a “Warranty Collateral Obligation”), in each case, as of the applicable trade date with respect thereto, no later than 30 days after the earlier of (x) knowledge of such breach on the part of the Equityholder or the Servicer and (y) receipt by the Equityholder or the Servicer of written notice thereof given by the Administrative Agent, the Borrower shall either (a) repay Advances outstanding in an amount equal to the aggregate Repurchase Amount of such Warranty Collateral Obligation(s) to which such breach relates on the terms and conditions set forth below or (b) substitute for such Warranty Collateral Obligation one or more Eligible Collateral Obligations with an aggregate Collateral Obligation Amount at least equal to the Repurchase Amount of the Warranty Collateral Obligation(s) being replaced; provided, that no such repayment or substitution shall be required to be made with respect to any Warranty Collateral Obligation (and such Collateral Obligation shall cease to be a Warranty Collateral Obligation) if, on or before the expiration of such 30 day period, the representations and warranties in Article IX with respect to such Warranty Collateral Obligation shall be made true and correct in all material respects (or if such representation and warranty is already qualified by the words “material”, “materially” or “Material Adverse Effect”, then such representation and warranty shall be true and correct in all respects) with respect to such Warranty Collateral Obligation as if such Warranty Collateral Obligation had become part of the Collateral on such day or if (during the Revolving Period only) the Advances outstanding do not exceed the Borrowing Base. For the avoidance of doubt, any breach of a representation or warranty as set forth in the first sentence of this Section 7.11 shall not constitute an Event of Default if the Servicer otherwise complies with this Section 7.11.
Section 7.12    Servicing of REO Assets. (n) If, in the reasonable business judgment of the Servicer, it becomes necessary to convert any Collateral Obligation that is secured by real property into an REO Asset, the Servicer shall first cause the Borrower to transfer and assign such Collateral Obligation (or the portion thereof owned by the Borrower) to a special purpose vehicle (the “REO Asset Owner”) using a contribution agreement reasonably acceptable to the Administrative Agent. Upon assignment to a REO Asset Owner, the Servicer shall provide notice to Morningstar (via email at ABSMonitoring@morningstar.com). All equity interests of the REO Asset Owner acquired by the Borrower shall immediately become a part of the Collateral and be subject to the grant of a security interest under Section 12.1 and shall be promptly delivered to the Collateral Agent, each undated and duly indorsed in blank. The REO Asset Owner shall be formed and operated pursuant to organizational documents reasonably acceptable to the Administrative Agent. After execution thereof, the Servicer shall prevent the REO Asset Owner from agreeing to any amendment or other modification of the REO Asset Owner’s organizational documents which would be materially adverse to the interests of the Secured Parties under this Agreement, as determined by the Servicer in accordance with the Servicing Standard, without first obtaining the written consent of the Administrative Agent. The Servicer shall cause each REO Asset to be serviced (i) in accordance with Applicable Laws, (ii) with reasonable care and diligence and (iii) in accordance with the applicable REO Asset Owner’s operating agreement (collectively, the “REO Servicing Standard”). The Servicer will cause all “Distributable Cash” (or comparable definition set forth in the REO Asset Owner’s organization documents) to be deposited into the Collection Account within five (5) Business Days of receipt thereof.
(a)    In the event that title to any Related Property is acquired on behalf of the REO Asset Owner for the benefit of its members in foreclosure, by deed in lieu of foreclosure or upon abandonment or reclamation from bankruptcy, the deed or certificate of sale shall be taken in the name of a REO Asset Owner. The Servicer shall cause the REO Asset Owner to manage, conserve, protect and operate each REO Asset for its members solely for the purpose of its prompt disposition and sale.
(b)    Notwithstanding any provision to the contrary contained in this Agreement, the Servicer shall not (and shall not permit the REO Asset Owner to) obtain title to any Related Property as a result of or in lieu of foreclosure or otherwise, obtain title to any direct or indirect partnership interest in any Obligor pledged pursuant to a pledge agreement and thereby be the beneficial owner of Related Property, have a receiver of rents appointed with respect to, and shall not otherwise acquire possession of, or take any other action with respect to, any Related Property if, as a result of any such action, the REO Asset Owner would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of, such Related Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable state or local Environmental Law, unless the Servicer has previously determined in accordance with the REO Servicing Standard, based on an updated Phase I environmental assessment report generally prepared in accordance with the ASTM Phase I Environmental Site Assessment Standard E 1527-05, as may be amended or, with respect to residential property, a property inspection and title report, that:
(i)    such Related Property is in compliance in all material respects with applicable Environmental Laws, and
(ii)    there are no circumstances present at such Related Property relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation would reasonably be expected to be required by the owner, occupier or operator of the Related Property under applicable federal, state or local law or regulation.
(c)    In the event that the Phase I or other environmental assessment first obtained by the Servicer with respect to Related Property indicates that such Related Property may not be in compliance with applicable Environmental Laws or that Hazardous Materials may be present but does not definitively establish such fact, the Servicer shall cause the Borrower to immediately sell the related Collateral Obligation in accordance with Section 7.10 to the extent permitted thereunder.
Section 7.13    Required Sale Date. Notwithstanding anything else in this Agreement to the contrary, the Borrower shall divest itself of all Required Sale Assets on or prior to the Required Sale Date.
Article VIII

ACCOUNTS; PAYMENTS
Section 8.1    Accounts. (o)  On or prior to the Effective Date, the Servicer shall establish each Account in the name of the Borrower and each Account shall be a segregated, non-interest bearing trust account established with the Securities Intermediary, who shall forward funds from the Collection Account to the Collateral Agent upon its request for application by the Collateral Agent pursuant to Section 8.3. If at any time a Responsible Officer of the Collateral Agent obtains actual knowledge that any Account ceases to be an Eligible Account (with notice to the Servicer, the Administrative Agent, each Lender (via the Collateral Agent’s Website), and Morningstar (via email at ABSMonitoring@morningstar.com)), then the Servicer shall transfer such account to another institution such that such account shall meet the requirements of an Eligible Account.
Except as set forth below and the proviso hereof, amounts on deposit in the Unfunded Exposure Account may be withdrawn by the Borrower or the Servicer (i) to fund any draw requests of the relevant Obligors under any Variable Funding Asset included in the Collateral as of such date, or (ii) to make a deposit into the Collection Account as Principal Collections if, after giving effect to such withdrawal, the aggregate amount on deposit in the Unfunded Exposure Account plus, solely during the Revolving Period, the undrawn portion of the Commitments available to be drawn hereunder, is equal to or greater than the Aggregate Unfunded Amount; provided that, notwithstanding the foregoing, upon an event described in Section 2.2(c) (as notified by the Administrative Agent to the Collateral ~~Custodian~~Agent), amounts on deposit in the Unfunded Exposure Account may only be withdrawn with the consent of the Administrative Agent (in its sole discretion).
Following the Facility Termination Date, any draw request made by an Obligor under a Variable Funding Asset included in the Collateral as of such date, along with wiring instructions for the applicable Obligor, shall be forwarded by the Servicer to the Collateral ~~Custodian~~Agent (with a copy to the Administrative Agent and each Lender (via the Collateral Agent’s Website)) along with an instruction to the Collateral ~~Custodian~~Agent to withdraw the applicable amount from the Unfunded Exposure Account and a certification that the conditions to fund such draw are satisfied, and the Collateral ~~Custodian~~Agent shall, subject to the proviso in the immediately above paragraph, fund such draw request in accordance with such instructions from the Servicer.
Following the end of the Revolving Period, if the Borrower shall receive any Principal Collections from an Obligor with respect to a Variable Funding Asset included in the Collateral as of such date and, as of the date of such receipt (and after taking into account such repayment), the aggregate amount on deposit in the Unfunded Exposure Account is less than the Aggregate Unfunded Amount (the amount of such shortfall, in each case, the “Unfunded Exposure Shortfall”), the Servicer shall direct the Collateral ~~Custodian~~Agent to and the Collateral ~~Custodian~~Agent shall deposit into the Unfunded Exposure Account an amount of such Principal Collections equal to the lesser of (a) the aggregate amount of such Principal Collections and (b) the Unfunded Exposure Shortfall.

(a)
All amounts held in any Account shall, to the extent permitted by Applicable Laws, be invested by the Collateral Agent, as directed by the Servicer in writing (or, if the Servicer fails to provide such direction, such amounts shall be invested in investments described in clause (d) of the definition of Permitted Investments), in Permitted Investments that mature (i) with respect to the Collection Account, not later than one Business Day prior to the Distribution Date for the Collection Period to which such amounts relate and (ii) with respect to the Unfunded Exposure Account, on the immediately following Business Day. Any such written direction shall certify that any such investment is authorized by this Section 8.1. Investments in Permitted Investments shall be made in the name of the Collateral Agent on behalf of the Secured Parties, and, except as specifically required below, such investments shall not be sold or disposed of prior to their maturity. If any amounts are needed for disbursement from the Collection Account and sufficient uninvested funds are not available therein to make such disbursement, the Collateral Agent shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such account to make such disbursement in accordance with and upon the written direction of the Servicer or, if the Servicer shall fail to give such direction, the Administrative Agent. The Collateral Agent shall, upon written request, provide the Administrative Agent with all information in its possession regarding transfer into and out of the Collection Account (including, but not limited to, the identity of the counterparty making or receiving such transfer). In no event shall the Collateral Agent be liable for the selection of any investments or any losses in connection therewith, or for any failure of the Servicer or the Administrative Agent, as applicable, to timely provide investment instruction or disposition instruction, as applicable, to the Collateral ~~Custodian~~Agent. The Collateral Agent ~~or the Collateral Custodian and their~~and its respective Affiliates shall be permitted to receive additional compensation that could be deemed to be in the Collateral Agent’s ~~or the Collateral Custodian's~~ economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments, and (iii) effecting transactions in certain investments. Such compensation shall not be considered an amount that is reimbursable or payable pursuant to this Agreement.

(b)    Neither the Borrower nor the Servicer shall have any rights of direction or withdrawal, with respect to amounts held in any Account, except to the extent explicitly set forth herein.
Subject to the other provisions hereof, the Collateral Agent shall have sole Control (within the meaning of the UCC) over each Account and each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered to the Collateral Agent or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Collateral Agent in a manner that complies with this Section 8.1. All interest, dividends, gains upon sale and other income from, or earnings on, investments of funds in the Accounts shall be deposited or transferred to the Collection Account and distributed pursuant to Section 8.3(a).
(c)    The Equityholder may, from time to time in its sole discretion (x) deposit amounts into the Principal Collection Account and/or (y) transfer Eligible Collateral Obligations as equity contributions to the Borrower. All such amounts will be included in each applicable compliance calculation under this Agreement, including, without limitation, calculation of the Borrowing Base and the Minimum Equity Test.
Section 8.2    Excluded Amounts. The Servicer may direct the Collateral Agent and the Securities Intermediary to withdraw from the applicable Account and pay to the Person entitled thereto any amounts credited thereto constituting Excluded Amounts if the Servicer has, prior to such withdrawal and consent, delivered to the Administrative Agent and the Collateral Agent a report setting forth the calculation of such Excluded Amounts in form and substance reasonably satisfactory to the Administrative Agent, which report shall include a brief description of the facts and circumstances supporting such request and designate a date for the payment of such reimbursement, which date shall not be earlier than two (2) Business Days following delivery of such notice.
Section 8.3    Distributions, Reinvestment and Dividends. (p) On each Distribution Date, the Collateral Agent shall distribute from the Collection Account (except to the extent provided below), in accordance with the applicable Collateral Report prepared by the Collateral Agent ~~and approved by the Administrative Agent~~ pursuant to Section 8.5, the Amount Available for such Distribution Date as follows:
(I) On each Distribution Date, prior to the distribution of any Principal Collections, Interest Collections shall be applied as follows:
(i)    FIRST, to the payment of taxes and governmental fees owing by the Borrower, if any, which expenses shall not exceed $50,000 on any Distribution Date;
(ii)    SECOND, (x) first, to the Collateral Agent and the Collateral Custodian, any accrued and unpaid Collateral Agent Fees and Expenses and Collateral Custodian Fees and Expenses for the related Collection Period, which expenses shall not exceed the amount of the Capped Fees/Expenses and (y) second, to the payment of Other Administrative Expenses owing by the Borrower, if any, which expenses shall not exceed $10,000 on any Distribution Date;
(iii)    THIRD, to Morningstar, for all fees and expenses related to its rating of the Facility, which fees and expenses shall not exceed $20,000 per annum;
(iv)    FOURTH, if neither HMS Income Fund, Inc. nor any Affiliate thereof is the Servicer and to the extent not deferred by the Servicer, to the Servicer, any accrued and unpaid Servicing Fee for the related Collection Period;
(v)    FIFTH, pro rata, based on the amounts owed to such Persons under this Section 8.3(a)(I)(v), (A) to the Lenders, an amount equal to the Yield on the Advances accrued during the Accrual Period with respect to such Distribution Date (and any Yield with respect to any prior Accrual Period to the extent not paid on a prior Distribution Date), (B) to the Administrative Agent on behalf of the Lenders, all accrued and unpaid Fees due to the Lenders and the Administrative Agent and (C) to the Hedge Counterparties, any amounts owed for the current and prior Distribution Dates to the Hedge Counterparties under Hedging Agreements (other than Hedge Breakage Costs), together with interest accrued thereon;
(vi)    SIXTH, (A) to the Administrative Agent on behalf of (x) first, the Class A-1 Lenders and Class A-2 Lenders holding Class A-2 Advances (excluding Class A-2 Advances designated or assigned as term loans pursuant to Section 2.9) pro rata in accordance with the outstanding Class A-1 Advances and such Class A-2 Advances until no Class A-1 Advances and no such Class A-2 Advances are outstanding and (y) second, to the Class A-2 Lenders holding Class A-2 Advances designated or assigned as term loans pursuant to Section 2.9 pro rata in accordance with the outstanding Class A-2 Advances, in each of the preceding clauses (x) and (y), (1) in the amount necessary to reduce the Advances outstanding to an amount not to exceed the Borrowing Base as of such Distribution Date and (2) if the Minimum Equity Test is not satisfied on such Distribution Date, in the amount necessary to reduce the Advances outstanding until the Minimum Equity Test is satisfied and then (B) during the Revolving Period, if the Minimum Diversity Test is not satisfied on such Distribution Date, to remain in the Collection Account for use by the Borrower to purchase additional Collateral Obligations for a period of 60 days after such Distribution Date (or, if earlier, until the Minimum Diversity Test is satisfied);
(vii)    SEVENTH, (i) after the end of the Revolving Period of any Non-Extending Lender (which, for the avoidance of doubt, shall mean such Lender’s Revolving Period in effect immediately prior to becoming a Non-Extending Lender pursuant to Section 2.6) but prior to the end of the Revolving Period applicable generally, an amount equal to (x) all remaining Amount Available constituting Interest Collections multiplied by (y) a fraction, the numerator of which is the aggregate Commitments held by the Non-Extending Lenders and the denominator of which is the aggregate amount of all Commitments, in each case as of the end of the 30-day period referred to in the second sentence of Section 2.6 multiplied by (z) the applicable Lender Allocation Percentage, to the Non-Extending Lenders pro rata based on the aggregate Commitments held by such Non-Extending Lenders to repay the Advances outstanding of any Non-Extending Lenders and (ii) after the end of the Revolving Period, to the Administrative Agent on behalf of the Lenders (including the Non-Extending Lenders) pro rata to repay the Advances outstanding, an amount equal all remaining Amount Available constituting Interest Collections multiplied by the applicable Lender Allocation Percentage;
(viii)    EIGHTH, pro rata based on amounts owed to such Persons under this Section 8.3(a)(I)(viii) to the Hedge Counterparties, any unpaid Hedge Breakage Costs, together with interest accrued thereon;
(ix)    NINTH, (x) first, (A) if either HMS Income Fund, Inc. or any Affiliate thereof is the Servicer and to the extent not deferred by the Servicer, to the Servicer, any accrued and unpaid Servicing Fee for the related Collection Period along with any accrued and unpaid Servicing Fee to the extent deferred by the Servicer in respect of prior Collection Periods or (B) if neither HMS Income Fund, Inc. nor any Affiliate thereof is the Servicer, to the Servicer, any accrued and unpaid Servicing Fee to the extent deferred by the Servicer in respect of prior Collection Periods and (y) second, to any Affected Persons, any Increased Costs then due and owing;
(x)    TENTH, to the extent not previously paid pursuant to Section 8.3(a)(I)(i) above, to the payment of taxes and governmental fees owing by the Borrower, if any;
(xi)    ELEVENTH, to the extent not previously paid by or on behalf of the Borrower, to each Indemnified Party, any Indemnified Amounts then due and owing to each such Indemnified Party;
(xii)    TWELFTH, to the extent not previously paid pursuant to Section ~~8.3(a)(ii)~~ 8.3(a)(I)(ii) above, (x) first, to the Collateral Agent and the Collateral Custodian, any Collateral Agent Fees and Expenses and Collateral Custodian Fees and Expenses due to the Collateral Agent and the Collateral Custodian and (y) second, to any other Person in respect of Other Administrative Expenses due to such Person;
(xiii)    THIRTEENTH, to pay any other amounts due under this Agreement and the other Transaction Documents and not previously paid pursuant to this Section 8.3(a)(I);
(xiv)    FOURTEENTH, during the Revolving Period and so long as no Unmatured Event of Default or Event of Default has occurred and is continuing, all remaining Amount Available constituting Interest Collections to the Borrower or, during the Revolving Period at the discretion of the Borrower, to remain in the Collection Account for use by the Borrower to purchase additional Collateral Obligations (or if an Unmatured Event of Default or Event Default has occurred and is continuing, to remain in the Collection Account pending the exercise of remedies by the Collateral Agent); and
(xv)    FIFTEENTH, after the Revolving Period and so long as no Unmatured Event of Default or Event of Default has occurred and is continuing, the remaining Amount Available constituting Interest Collections to the Borrower (or if an Unmatured Event of Default or Event Default has occurred and is continuing, to remain in the Collection Account pending the exercise of remedies by the Collateral Agent).
(II)    On each Distribution Date, following the distribution of all Interest Collections as set forth in Section 8.3(a)(I) above, Principal Collections shall be applied as follows:
(i)    FIRST, to the payment of the amounts referred to in clauses (i) through (vi) (excluding clause (iii)) of subsection (I) above (in the priority stated therein), but only to the extent not paid in full thereunder;
(ii)    SECOND, after the end of the Revolving Period, to the Administrative Agent on behalf of the Lenders (including the Non-Extending Lenders) pro rata to repay the Advances outstanding, an amount equal to all remaining Amount Available constituting Principal Collections; ~~and~~
(iii)    THIRD, after the end of any Non-Extending Lender’s Revolving Period (which, for the avoidance of doubt, shall mean such Lender’s Revolving Period in effect immediately prior to becoming a Non-Extending Lender pursuant to Section 2.6), an amount equal to (x) all remaining Amount Available constituting Principal Collections multiplied by (y) a fraction, the numerator of which is the aggregate Commitments held by such Non-Extending Lender and the denominator of which is the aggregate amount of all Commitments, in each case as of the end of the 30-day period referred to in the second sentence of Section 2.6, to all such Non-Extending Lenders pro rata based on the aggregate Commitments held by such Non-Extending Lenders to repay the Advances outstanding of any Non-Extending Lenders;
(iv)    FOURTH, to the payment of amounts referred to in clause (iii) and clauses (viii) through (xiii) of subsection (I) above, in the priority set forth therein but only to the extent not paid in full thereunder; and
(v)    FIFTH, (i) so long as no Unmatured Event of Default or Event of Default has occurred and is continuing, all remaining Amount Available constituting Principal Collections to the Borrower to the extent that and so long as the aggregate outstanding principal amount of all Advances would not exceed the Borrowing Base after giving effect thereto (or, solely during the Revolving Period and at the discretion of the Borrower, to remain in the Collection Account for use by the Borrower to purchase additional Collateral Obligations) and (ii) if an Unmatured Event of Default or Event of Default has occurred, to remain in the Collection Account pending the exercise of remedies by the Collateral Agent.
(b)    During the Revolving Period, the Borrower may withdraw from the Collection Account any Principal Collections (and to the extent expressly permitted by Section 8.3(a), Interest Collections) and apply such Principal Collections first to prepay the Advances outstanding of Non-Extending Lenders on a pro rata basis and second (A) prepay any other Advances outstanding in accordance with Section 2.4 or (B) acquire additional Collateral Obligations (each such reinvestment of Collections, a “Reinvestment”), subject to the following conditions:
(i)    the Borrower shall have given written notice to the Collateral Agent, the Administrative Agent and each Lender~~)~~ of the proposed Reinvestment at or prior to 3:00 p.m., New York City time, two Business Days prior to the proposed date of such Reinvestment (the “Reinvestment Date”). Such notice (the “Reinvestment Request”) shall be in the form of Exhibit C-2 and shall include (among other things) the proposed Reinvestment Date, the amount of such proposed Reinvestment and a Schedule of Collateral Obligations setting forth the information required therein with respect to the Collateral Obligations to be acquired by the Borrower on the Reinvestment Date (if applicable);
(ii)    each condition precedent set forth in Section 6.2 shall be satisfied;
(iii)    upon the written request of the Borrower (or the Servicer on the Borrower’s behalf) delivered to the Collateral Agent no later than 11:00 a.m. New York City time on the applicable Reinvestment Date, the Collateral Agent shall have provided to the Administrative Agent and each Lender (via the Collateral Agent’s Website) (to be received no later than 1:30 p.m. New York City time on that same day) a statement reflecting the total amount on deposit on such day in the Collection Account; and
(iv)    any Reinvestment Request given by the Borrower pursuant to this Section 8.3(b), shall be irrevocable and binding on the Borrower.
Subject to the Collateral Agent’s receipt of an Officer’s Certificate of the Servicer as to the satisfaction of the conditions precedent set forth in Section 6.2 and this Section 8.3, the Collateral Agent will release funds from the Collection Account to the Borrower in an amount not to exceed the lesser of (A) the amount requested by the Borrower and (B) the amount of Collections on deposit in the Collection Account.
Section 8.4    Fees. In addition, the Borrower shall pay the Undrawn Fee, the Utilization Fee, the Upfront Fee, the ~~Prepayment Fee, the~~ Extension Fee and any other fees (collectively, “Fees”) in the amounts and on the dates set forth herein or in one or more fee letter agreements, dated the date hereof (or dated the date any Lender becomes a party hereto pursuant to an assignment or otherwise), signed by the Borrower, a Lender and the Administrative Agent (as any such fee letter agreement may be amended, amended and restated, restated, supplemented or otherwise modified from time to time, a “Fee Letter”).
Section 8.5    Collateral Report. The Collateral Agent shall prepare (based on information provided to it by the Servicer, the Administrative Agent and the Lenders as set forth herein) a Collateral Report in the form of Exhibit D determined as of the close of business on each Monthly Date and make available such Collateral Report to the Administrative Agent, each Lender (via the Collateral Agent’s Website), Morningstar (via email at ABSMonitoring@morningstar.com), the Borrower and the Servicer on each Reporting Date starting with the Reporting Date in July 2014. Each Collateral Report shall specify the amounts for payment pursuant to each clause of Section 8.3(a). If any party receiving any Collateral Report disagrees with any items of such report, it shall contact the Collateral Agent and notify it of such disputed item, with a copy of such notice and information to the Administrative Agent and the Servicer. If the Collateral Agent agrees with any such correction and unless the Collateral Agent is otherwise timely directed by the Administrative Agent, the Collateral Agent shall distribute a revised Collateral Report on the Business Day after it receives such information. If the Collateral Agent does not agree with any such correction or it is directed by the Administrative Agent that the Collateral Agent should not make such correction, the Collateral Agent shall (within one Business Day) contact the Administrative Agent and request instructions on how to proceed. The Administrative Agent’s reasonable determination with regard to any disputed item in the Collateral Report shall be conclusive (absent manifest error).
The Servicer shall cooperate with the Collateral Agent in connection with the preparation of the Collateral Reports and any supplement thereto. Without limiting the generality of the foregoing, the Servicer shall supply any information maintained by it that the Collateral Agent may from time to time reasonably request with respect to the Collateral and reasonably needs to complete the reports, calculations and certificates required to be prepared by the Collateral Agent hereunder or required to permit the Collateral Agent to perform its obligations hereunder. Without limiting the generality of the foregoing, in connection with the preparation of a Collateral Report, (i) the Servicer shall be responsible for providing the Collateral Agent the information required for parts (a) through (c) of Exhibit D for such Collateral Report (which shall include an Officer’s Certificate of the Borrower or the Servicer of the Borrowing Base calculations in connection with part (a)(iii) of Exhibit D) and (ii) the Administrative Agent and the Lenders shall be responsible for providing to the Collateral Agent the information required by Section 3.4 for part (d) of Exhibit D for such Collateral Report on which the Collateral Agent may conclusively rely. The Servicer ~~and the Administrative Agent~~ shall review and verify the contents of the aforesaid reports (including the Collateral Report), instructions, statements and certificates. Upon receipt of approval from the Servicer ~~and the Administrative Agent~~, the Collateral Agent shall send such reports, instructions, statements and certificates to the Borrower and the Servicer for execution. For avoidance of doubt, the Collateral Agent shall not be obligated to include a risk retention report under Section 10.24 unless timely received by it and shall have no obligation to monitor such delivery.
Article IX

REPRESENTATIONS AND WARRANTIES OF THE BORROWER
In order to induce the other parties hereto to enter into this Agreement and, in the case of the Lenders, to make Advances hereunder, the Borrower hereby represents and warrants to the Administrative Agent and the Lenders as to itself, as of the Effective Date and each ~~Funding~~Representation Confirmation Date, as follows:
Section 9.1    Organization and Good Standing. It has been duly organized and is validly existing under the laws of the jurisdiction of its organization, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted. It had at all relevant times and now has, power, authority and legal right (x) to acquire and own the Collateral Obligations and the Related Security, and to grant to the Collateral Agent a security interest in the Collateral Obligations and the Related Security and the other Collateral and (y) to enter into and perform its obligations under this Agreement and the other Transaction Documents to which it is a party.
Section 9.2    Due Qualification. It is duly qualified to do business and has obtained all necessary licenses and approvals and made all necessary filings and registrations in all jurisdictions, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.
Section 9.3    Power and Authority. It has the power, authority and legal right to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder; has full power, authority and legal right to grant to the Collateral Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral Obligations and the other Collateral and has duly authorized such grant by all necessary action.
Section 9.4    Binding Obligations. This Agreement and the Transaction Documents to which it is a party have been duly executed and delivered by the Borrower and are enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally, (B) equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (C) implied covenants of good faith and fair dealing.
Section 9.5    Security Interest. This Agreement creates a valid and continuing Lien on the Collateral in favor of the Collateral Agent, on behalf of the Secured Parties, which security interest is validly perfected under Article 9 of the UCC, and is enforceable as such against creditors of and purchasers from the Borrower; the Collateral is comprised of Instruments, Security Entitlements, General Intangibles, Certificated Securities, Uncertificated Securities, Securities Accounts, Investment Property and Proceeds and such other categories of collateral under the applicable UCC as to which the Borrower has complied with its obligations as set forth herein; with respect to Collateral that constitute Security Entitlements (a) all of such Security Entitlements have been credited to the Accounts and the Securities Intermediary has agreed to treat all assets credited to the Accounts as Financial Assets, (b) the Borrower has taken all steps necessary to enable the Collateral Agent to obtain Control with respect to the Accounts and (c) the Accounts are not in the name of any Person other than the Borrower, subject to the Lien of the Collateral Agent for the benefit of the Secured Parties; the Borrower has not instructed the Securities Intermediary to comply with the entitlement order of any Person other than the Collateral Agent; provided that, until the Collateral Agent delivers a Notice of Exclusive Control (as defined in the Account Control Agreement), the Borrower and the Servicer may cause cash in the Accounts to be invested or distributed in accordance with this Agreement; all Accounts constitute Securities Accounts; the Borrower owns and has good and marketable title to the Collateral free and clear of any Lien (other than Permitted Liens); the Borrower has received all consents and approvals required by the terms of any Collateral Obligation to the transfer and granting of a security interest in the Collateral Obligations hereunder to the Collateral Agent, on behalf of the Secured Parties; the Borrower has taken all necessary steps to file or authorize the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in that portion of the Collateral in which a security interest may be perfected by filing pursuant to Article 9 of the UCC as in effect in Delaware; all original executed copies of each underlying promissory note constituting or evidencing any Collateral Obligation have been or, subject to the delivery requirements contained herein and/or Section 18.3, will be delivered to the Collateral Custodian; the Borrower has received, or subject to the delivery requirements contained herein will receive, a written acknowledgment from the Collateral Custodian that the Collateral Custodian or its bailee is holding each underlying promissory note evidencing a Collateral Obligation solely on behalf of the Collateral Agent for the benefit of the Secured Parties; none of the underlying promissory notes that constitute or evidence the Collateral Obligations has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Collateral Agent on behalf of the Secured Parties; with respect to Collateral that constitutes a Certificated Security, such certificated security has been delivered to the Collateral Custodian and, if in registered form, has been specially Indorsed (within the meaning of the UCC) to the Collateral Custodian or in blank by an effective Indorsement or has been registered in the name of the Collateral Custodian upon original issue or registration of transfer by the Borrower of such Certificated Security, in each case to be held by the Collateral Custodian on behalf of the Collateral Agent for the benefit of the Secured Parties; and in the case of an Uncertificated Security, by (A) causing the Collateral Custodian to become the registered owner of such uncertificated security and (B) causing such registration to remain effective.
Section 9.6    No Violation. The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party, the consummation of the transactions contemplated hereby and thereby, and the fulfillment of the terms of this Agreement and the other Transaction Documents to which it is a party, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, its organizational documents, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Borrower is a party or by which it is bound or any of its properties are subject, or result in the creation or imposition of any Lien (other than Permitted Liens) upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, or violate in any material respect any Applicable Law or in any way materially adversely affect the Borrower’s ability to perform its obligations under this Agreement or the other Transaction Documents to which it is a party.
Section 9.7    No Proceedings. There are no proceedings or investigations pending or, to the Borrower’s knowledge, threatened against the Borrower, before any Official Body having jurisdiction over it or its properties (A) asserting the invalidity of this Agreement or any of the other Transaction Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Borrower of its obligations under, or the validity or enforceability of, this Agreement or any of the other Transaction Documents or (D) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the assignments and security interest granted by the Borrower in this Agreement.
Section 9.8    No Consents. It is not required to obtain the material consent of any other Person or any material approval, authorization, consent, license, approval or authorization, or registration or declaration with, any Official Body having jurisdiction over it or its properties in connection with the execution, delivery, performance, validity or enforceability of this Agreement or the other Transaction Documents to which it is a party, in each case other than consents, licenses, approvals, authorizations, orders, registrations, declarations or filings which have been obtained or made and continuation statements and renewals in respect thereof.
Section 9.9    Solvency. It is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement and the Transaction Documents. After giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, it will have an adequate amount of capital to conduct its business in the foreseeable future.
Section 9.10    Compliance with Laws. It has complied and will comply in all material respects with all Applicable Laws, judgments, agreements with Official Bodies, decrees and orders with respect to its business and properties and all Collateral.
Section 9.11    Taxes. For U.S. federal income tax purposes, it is, and always has been, an entity disregarded as separate from the Equityholder and the Equityholder is a U.S. Person. It has filed on a timely basis all federal and other material Tax returns (including foreign, state, local and otherwise) required to be filed, if any, and has paid all federal and other material Taxes due and payable by it and any assessments made against it or any of its property and all other Taxes, fees or other Charges imposed on it or any of its property by any Official Body (other than any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower). No Lien or similar Adverse Claim has been filed, and no claim is being asserted, with respect to any Tax, assessment or other governmental charge. Any Taxes, fees and other governmental Charges payable by the Borrower in connection with the execution and delivery of this Agreement and the other Transaction Documents and the transactions contemplated hereby or thereby including the transfer of each Collateral Obligation and the Related Security to the Borrower have been paid or shall have been paid if and when due at or prior to the Effective Date or the Advance Date, as applicable.
Section 9.12    Collateral Report. Each Collateral Report is accurate in all material respects as of the date thereof.
Section 9.13    No Liens, Etc. The Collateral and each part thereof is owned by the Borrower free and clear of any Adverse Claim (other than Permitted Liens) or restrictions on transferability and the Borrower has the full right, power and lawful authority to assign, transfer and pledge the same and interests therein, and upon the making of each Advance, the Collateral Agent, for the benefit of the Secured Parties, will have acquired a perfected, first priority and valid security interest (except, as to priority, for any Permitted Liens) in such Collateral, free and clear of any Adverse Claim or restrictions on transferability. The Borrower has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Collateral and no effective financing statement (other than with respect to Permitted Liens) or other instrument similar in effect naming or purportedly naming the Borrower or any of its Affiliates as debtor and covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Collateral Agent as “Secured Party” pursuant hereto or as necessary or advisable in connection with the Sale Agreement. There are no judgments or Liens for Taxes with respect to the Borrower and no claim is being asserted with respect to the Taxes of the Borrower.
Section 9.14    Information True and Correct. All information (other than projections, forward-looking information or information relating to third parties that are not Affiliates of the Borrower, the Equityholder or the Servicer) heretofore furnished by or on behalf of the Borrower in writing to any Lender, the Collateral Agent or the Administrative Agent in connection with this Agreement or any transaction contemplated hereby (including, without limitation, prior to the Effective Date but after taking into account all updates, modifications and supplements to such information) is (when taken as a whole) true and correct in all material respects (or if not prepared by or under the direction of the Borrower, is true and correct in all material respects to the Borrower’s knowledge) and does not omit to state a material fact necessary to make the statements contained therein (when taken as a whole) not misleading (or, if not prepared by or under the direction of the Borrower, does not omit to state such a fact to the Borrower’s knowledge). Any projections heretofore prepared by the Borrower or its Affiliates and furnished by or on behalf of the Borrower in writing to any Lender, the Collateral Agent or the Administrative Agent in connection with this Agreement or any transaction contemplated hereby have been prepared in good faith based on assumptions that the Servicer or its Affiliates, as applicable, believes to be reasonable.
Section 9.15    Bulk Sales. The grant of the security interest in the Collateral by the Borrower to the Collateral Agent, for the benefit of the Secured Parties, pursuant to this Agreement, is in the ordinary course of business for the Borrower and is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.
Section 9.16    Collateral. Except as otherwise expressly permitted or required by the terms of this Agreement, no item of Collateral has been sold, transferred, assigned or pledged by the Borrower to any Person.
Section 9.17    Selection Procedures. In selecting the Collateral Obligations hereunder and for Affiliates of the Borrower, no selection procedures were employed which are intended to be adverse to the interests of the Administrative Agent or any Lender.
Section 9.18    Indebtedness. The Borrower has no Indebtedness or other indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) Indebtedness incurred under the terms of the Transaction Documents and (ii) Indebtedness incurred pursuant to certain ordinary business expenses arising pursuant to the transactions contemplated by this Agreement and the other Transaction Documents.
Section 9.19    No Injunctions. No injunction, writ, restraining order or other order of any nature adversely affects the Borrower’s performance of its obligations under this Agreement or any Transaction Document to which the Borrower is a party.
Section 9.20    No Subsidiaries. The Borrower has no Subsidiaries other than any REO Asset Owners.
Section 9.21    ERISA Compliance. ~~It has no benefit plans subject to ERISA. It~~
(a)    The Borrower does not sponsor, maintain, or contribute to, and has never sponsored, maintained, or contributed to, and, except as would not reasonably be expected to have a Material Adverse Effect, no ERISA Affiliate sponsors, maintains, contributes to, or has any liability in respect of, or has ever sponsored, maintained, contributed to, or had any liability in respect of, a Plan.
(b)    No ERISA Event has occurred on or prior to the date that this representation is made or deemed made that, whether alone or together with all other ERISA Events that have occurred, would reasonably be expected to have a Material Adverse Effect.
(c)    ~~is not~~The Borrower is not, and will not become at any time while any Obligations are outstanding, a Benefit Plan Investor.
Section 9.22    Investment Company Status. It is not an “investment company” or a company controlled by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.
Section 9.23    Set-Off, Etc. No Collateral Obligation has been compromised, adjusted, extended, satisfied, subordinated, rescinded, set‑off or modified by the Borrower or the Obligor thereof, and no Collateral is subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set‑off, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning the Collateral or otherwise, by the Borrower or the Obligor with respect thereto, except, in each case, pursuant to the Transaction Documents and for amendments, extensions and modifications, if any, to such Collateral otherwise permitted hereby and in accordance with the Servicing Standard.
Section 9.24    Collections. The Borrower acknowledges that all Collections received by it or its Affiliates with respect to the Collateral pledged hereunder are held and shall be held in trust for the benefit of the Collateral Agent, on behalf of the Secured Parties until deposited into the Collection Account in accordance with Section 10.10.
Section 9.25    Value Given. The Borrower has given fair consideration and reasonably equivalent value to the Equityholder in exchange for the purchase of the Collateral Obligations (or any number of them). No such transfer has been made for or on account of an antecedent debt and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.
Section 9.26    Use of Proceeds. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock and none of the proceeds of the Advances will be used, directly or indirectly, for a purpose that violates Regulation T, Regulation U, Regulation X or any other regulation promulgated by the FRS Board from time to time.
Section 9.27    Separate Existence. The Borrower is operated as an entity with assets and liabilities distinct from those of any of its Affiliates, the Equityholder, the Servicer and any Affiliates of the foregoing, and the Borrower hereby acknowledges that the Administrative Agent and each of the Lenders are entering into the transactions contemplated by this Agreement in reliance upon the Borrower’s identity as a separate legal entity. Since its formation, the Borrower has been (and will be) operated in such a manner as to comply with the covenants set forth in Section 10.5.
There is not now, nor will there be at any time in the future, any agreement or understanding between the Borrower and the Servicer (other than as expressly set forth herein and the other Transaction Documents) providing for the allocation or sharing of obligations to make payments or otherwise in respect of any Taxes, fees, assessments or other governmental charges.
Section 9.28    Transaction Documents. The Transaction Documents delivered to the Administrative Agent represent all material agreements between the Equityholder, on the one hand, and the Borrower, on the other. Upon the purchase and/or contribution of each Collateral Obligation (or an interest in a Collateral Obligation) pursuant to this Agreement or the Sale Agreement, the Borrower shall be the lawful owner of, and have good title to, such Collateral Obligation and all assets relating thereto, free and clear of any Adverse Claim. All such assets are transferred to the Borrower without recourse to the Equityholder except as described in the Sale Agreement. The purchases of such assets by the Borrower constitute valid and true sales for consideration (and not merely a pledge of such assets for security purposes) and the contributions of such assets received by the Borrower constitute valid and true transfers for consideration, each enforceable against creditors of the Equityholder, and no such assets shall constitute property of the Equityholder.
Section 9.29    Anti-Terrorism, Anti-Money Laundering. (q)  Neither the Borrower nor any Affiliate, officer, employee or director, acting on behalf of the Borrower ~~is~~ (i) is (A) a country, territory, organization, person or entity named on ~~an~~any sanctions list administered or imposed by the U.S. Government including, without limitation, the Office of Foreign Asset Control (“OFAC”) list, or any other list maintained for the purposes of sanctions enforcement by any of the United Nations, the European Union, Her Majesty’s Treasury in the UK, Germany, Canada, Australia, and any other country or multilateral organization (collectively, “Sanctions”), including but not limited to Cuba, Iran, Syria, North Korea, and the Crimea region in Ukraine (the “Sanctioned Countries”); (~~ii~~B) a Person that resides ~~or has a place of business in a country or territory named on such lists~~, is organized or located in any of the Sanctioned Countries or which is designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction or any Sanctioned Countries; or (C) owned 50% or more or otherwise controlled, directly or indirectly by, or acting on behalf of, one or more Person defined in either of the preceding clauses (A) or (B) (along with Persons defined in clauses (A) and (B), collectively, a “Sanction Target”); (~~iii~~ii) is a “Foreign Shell Bank” within the meaning of the USA Patriot Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (~~iv~~iii) is a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the USA Patriot Act as warranting special measures due to money laundering concerns. The Borrower is and each Affiliate, officer, employee or director, acting on behalf of the Borrower is (and is taking no action which would result in any such Person not being) in compliance with (a) all ~~applicable~~ OFAC rules and regulations ~~and also in compliance with all applicable provisions of the USA Patriot Act.~~, (b) all United States of America, United Kingdom, United Nations, European Union, German, Canadian, Australian and all other sanctions, embargos and trade restrictions that the Borrower or any of its Affiliates is subject and (c) the Anti-Money Laundering Laws. In addition, the described purpose (“trade related business activities”) does not include any kind of activities or business of or with any Person or in any country or territory that is subject to or the target of any sanctions administered by the U.S. Government, OFAC, the United Kingdom, the European Union, Germany, Canada, Australia or the United Nations Security Council (including the Sanctioned Countries) and does not involve commodities or services of a Sanctioned Country origin or shipped to, through or from a Sanctioned Country, or on vessels or aircrafts owned or registered by a Sanctioned Country, or financed or subsidized any of the foregoing.
(a)    The Borrower has complied, in all material respects, with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act (collectively, the “Anti-Money Laundering Laws”). No actions, suits, proceedings or investigations by any court, governmental, or regulatory agency are ongoing or pending against the Borrower, its directors, officers or employees or anyone acting on its behalf in relation to a breach of the Anti-Money Laundering Laws, or, to the knowledge of the Borrower, threatened.
Section 9.1    Anti-Bribery and Corruption. (r)  Neither the Borrower nor, to the best of the Borrower’s knowledge, any director, officer, employee, or anyone acting on behalf of the Borrower has engaged in any activity, or will take any action, directly or indirectly, which would breach applicable anti-bribery and corruption laws and regulations, including but not limited to the US Foreign and Corrupt Practices Act 1977, as amended, and the Bribery Act 2010 of the United Kingdom (the “Anti-Bribery and Corruption Laws”).
(a)    The Borrower and its Affiliates have each conducted their businesses in compliance with Anti-Bribery and Corruption Laws and have instituted and maintain policies and procedures reasonably designed to promote and ensure continued compliance with all Anti-Bribery and Corruption Laws and with the representation and warranty contained herein.
(b)    No actions, suits, proceedings or investigations by any court, governmental, or regulatory agency are ongoing or pending against the Borrower, its directors, officers or employees or anyone acting on its behalf in relation to a breach of the Anti-Bribery and Corruption Laws, or, to the knowledge of the Borrower, threatened.
(c)    The Borrower will not directly or indirectly use, lend or contribute the proceeds of the Advances for any purpose that would breach the Anti-Bribery and Corruption Laws.
Section 9.2    Volcker Rule. To the best of the Borrower’s knowledge and belief, the Advances do not constitute an “ownership interest” in the Borrower for purposes of the Volcker Rule.
Section 9.3    AIFMD. The Borrower is not (i) an AIFM or (ii) an AIF managed by an AIFM required to be authorized or registered in accordance with AIFMD.
Article X

COVENANTS
From the Existing Effective Date until the first day following the Facility Termination Date on which all Obligations shall have been finally and fully paid and performed (other than as expressly survive the termination of this Agreement), the Borrower hereby covenants and agrees with the Lenders and the Administrative Agent that:
Section 10.1    Protection of Security Interest of the Secured Parties. (s)  At or prior to the Effective Date, the Borrower shall have filed or caused to be filed a UCC‑1 financing statement, naming the Borrower as debtor and the Collateral Agent (for the benefit of the Secured Parties) as secured party and describing the Collateral, with the office of the Secretary of State of the State of Delaware. From time to time thereafter, the Borrower shall file (and the Borrower hereby authorizes the Collateral Agent to so file) such financing statements and cause to be filed such continuation statements, all in such manner and in such places as may be required by Applicable Law fully to preserve, maintain and protect the interest of the Collateral Agent in favor of the Secured Parties under this Agreement in the Collateral and in the proceeds thereof. The Borrower shall deliver (or cause to be delivered) to the Collateral Agent file‑stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. In the event that the Borrower fails to perform its obligations under this subsection, the Collateral Agent or the Administrative Agent may (but shall have no obligation to) do so, in each case at the expense of the Borrower, however neither the Collateral Agent nor the Administrative Agent shall have any liability in connection therewith.
(a)    The Borrower shall not change its name, identity or corporate structure in any manner that would make any financing statement or continuation statement filed by the Borrower (or by the Collateral Agent on behalf of the Borrower) in accordance with subsection (a) above seriously misleading or change its jurisdiction of organization, unless the Borrower shall have given the Administrative Agent and the Collateral Agent at least 30 days prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements (and shall provide a copy of such amendments to the Collateral Agent, each Lender and Administrative Agent together with an Officer’s Certificate to the effect that all appropriate amendments or other documents in respect of previously filed statements have been filed).
(b)    The Borrower shall maintain its computer systems, if any, so that, from and after the time of the first Advance under this Agreement, the Borrower’s master computer records (including archives) that shall refer to the Collateral indicate clearly that such Collateral is subject to the first priority security interest in favor of the Collateral Agent, for the benefit of the Secured Parties. Indication of the Collateral Agent’s (for the benefit of the Secured Parties) security interest shall be deleted from or modified on the Borrower’s computer systems when, and only when, the Collateral in question shall have been paid in full, the security interest under this Agreement has been released in accordance with its terms, or otherwise as expressly permitted by this Agreement.
(c)    Without limiting any of the other provisions hereof, if at any time the Borrower shall propose to sell, grant a security interest in, or otherwise transfer any interest in loan receivables to any prospective lender or other transferee, the Borrower shall give to such prospective lender or other transferee computer tapes, records, or print‑outs (including any restored from archives) that, if they shall refer in any manner whatsoever to any Collateral shall indicate clearly that such Collateral is subject to a first priority security interest in favor of the Collateral Agent, for the benefit of the Secured Parties.
Section 10.2    Other Liens or Interests. Except for the security interest granted hereunder and as otherwise permitted pursuant to Sections 7.10, 7.11 and 10.16, the Borrower will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on the Collateral or any interest therein (other than Permitted Liens), and the Borrower shall defend the right, title, and interest of the Collateral Agent (for the benefit of the Secured Parties) and the Lenders in and to the Collateral against all claims of third parties claiming through or under the Borrower (other than Permitted Liens).
Section 10.3    Costs and Expenses. The Borrower shall pay (or cause to be paid) all of its reasonable costs and disbursements in connection with the performance of its obligations hereunder and under the Transaction Documents.
Section 10.4    Reporting Requirements. The Borrower (or the Servicer, as applicable) shall furnish, or cause to be furnished, to the Administrative Agent, the Collateral Agent (via the Collateral Agent’s Website), Morningstar (via email at ABSMonitoring@morningstar.com), and each Lender:
(a)    as soon as possible and in any event within three Business Days after a Responsible Officer of the Borrower shall have knowledge of the occurrence of an Event of Default or Unmatured Event of Default, the statement of an Executive Officer of the Borrower setting forth complete details of such event and the action which the Borrower has taken, is taking and proposes to take with respect thereto;
(b)    promptly, from time to time, such other information, documents, records or reports respecting the Collateral Obligations or the Related Security, the other Collateral or the condition or operations, financial or otherwise, of the Borrower as such Person may, from time to time, reasonably request;
(c)    notification of, in reasonable detail, (i) any Adverse Claim known to it that is made or asserted against any of the Collateral, (ii) any Material Modification and (iii) any Revaluation Event, in each case promptly upon a Responsible Officer of the Borrower having knowledge thereof;
(d)    promptly, from time to time, copies or other evidence of the separate financials required by Section 10.5(m) as such Person may, from time to time, reasonably request;
(e)    complete and correct copies of (A) the audited consolidated financial statements of the Servicer for the fiscal year most recently ended, as soon as available and in any event within 90 days of the end of such fiscal year, and (B) the unaudited consolidated financial statements of the Servicer for the fiscal quarter most recently ended, as soon as available and in any event within 45 days of the end of such fiscal quarter, in each case with a representation that such financial statements (including the related notes) fairly present the financial condition of the Servicer as of the respective dates thereof and the results of operations for the periods covered thereby in all material respects, each in accordance with GAAP, except in the case of unaudited financial statements, the absence of footnotes and year-end adjustments.
Section 10.5    Separate Existence. (t)  The Borrower shall conduct its business solely in its own name through its duly authorized officers or agents so as not to mislead others as to the identity of the entity with which such persons are concerned, and shall use its best efforts to avoid the appearance that it is conducting business on behalf of any Affiliate thereof or that the assets of the Borrower are available to pay the creditors of any of its equityholders or any Affiliate thereof.
(a)    It shall maintain records and books of account separate from those of any other Person.
(b)    It shall pay its own operating expenses and liabilities from its own funds.
(c)    It shall ensure that the annual financial statements of the Equityholder shall disclose the effects of the transactions contemplated hereby in accordance with GAAP.
(d)    It shall not hold itself out as being liable for the debts of any other Person. It shall not pledge its assets to secure the obligations of any other Person. It shall not guarantee any obligation of any Person, including any Affiliate or become obligated for the debts of any other Person or hold out its credit or assets as being available to pay the obligations of any other Person.
(e)    It shall keep its assets and liabilities separate from those of all other entities. Except as expressly contemplated herein with respect to Excluded Amounts, it shall not commingle its assets with assets of any other Person.
(f)    It shall maintain bank accounts or other depository accounts separate from any other person or entity, including any Affiliate.
(g)    To the extent required under GAAP, it shall ensure that any consolidated financial statements including the Borrower, if any, have notes to the effect that the Borrower is a separate entity whose creditors have a claim on its assets prior to those assets becoming available to its equity holders.
(h)    It shall not amend, supplement or otherwise modify the Special Purpose Provisions contained in its organizational documents (as defined therein), except in accordance therewith and with the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld, delayed or conditioned).
(i)    It shall at all times hold itself out to the public and all other Persons as a legal entity separate from its member and from any other Person.
(j)    It shall file its own tax returns separate from those of any other Person, except to the extent that it is treated as a “disregarded entity” for tax purposes and is not required to file tax returns under Applicable Law, and shall pay any taxes required to be paid under Applicable Law.
(k)    It shall conduct its business only in its own name and comply with all organizational formalities necessary to maintain its separate existence.
(l)    It shall maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person and not have its assets listed on any financial statement of any other Person; provided, that its assets may be included in a consolidated financial statement of its Affiliate so long as (i) appropriate notation shall be made on such consolidated financial statements (if any) to indicate its separateness from such Affiliate and to indicate that its assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (ii) such assets shall also be listed on its own separate balance sheet.
(m)    It shall not, except for capital contributions or capital distributions permitted under the terms and conditions of its organizational documents and properly reflected on its books and records, enter into any transaction with an Affiliate except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s-length transaction.
(n)    It shall maintain a sufficient number of employees (which number may be zero) in light of its contemplated business purpose and pay the salaries of its own employees, if any, only from its own funds.
(o)    It shall use separate invoices bearing its own name.
(p)    It shall correct any known misunderstanding regarding its separate identity and not identify itself as a department or division of any other Person.
(q)    It shall maintain adequate capital in light of its contemplated business purpose, transactions and liabilities; provided, however, that the foregoing shall not require its equityholders to make additional capital contributions.
(r)    It shall not acquire any obligation or securities of its members or of any Affiliate other than the Collateral in compliance with the Transaction Documents.
(s)    It shall not make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, except that it may invest in those investments permitted under the Transaction Documents and may hold the equity of REO Asset Owners.
(t)    It shall not engage in any dissolution, liquidation, consolidation, merger, sale or transfer of all or substantially all of its assets other than such activities as are expressly permitted pursuant to the Transaction Documents.
(u)    It shall not buy or hold evidence of indebtedness issued by any other Person, except as expressly contemplated by the Transaction Documents.
(v)    Except as expressly permitted by the Transaction Documents (which permits, for the avoidance of doubt, the formation of REO Asset Owners), it shall not form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other) or own any equity interest in any other entity.
(w)    It shall not own any asset or property other than Collateral and such other financial assets as permitted by the Transaction Documents.
(x)    It shall not engage, directly or indirectly, in any business other than as required or permitted to be performed by the Transaction Documents.
(y)    It shall allocate fairly and reasonably any overhead expenses that are shared with any of its Affiliates, including for shared office space and for services performed by an employee of any Affiliate.
(z)    Neither the Borrower nor the Equityholder shall take any action contrary to the “Facts and Assumptions” or “Further Assumptions” sections in the opinion or opinions of Dechert LLP, dated the Existing Effective Date, relating to certain nonconsolidation and true sale matters.
(aa)    Neither the Servicer nor any other person shall be authorized or empowered, nor shall they permit the Borrower to take any Material Action without the prior written consent of at least one Independent Manager (or the unanimous written consent of all Independent Managers, if more than one). The organizational documents of the Borrower shall include the following provisions: (a) at all times there shall be, and Borrower shall cause there to be, at least one Independent Manager; (b) the Borrower shall not, without the prior written consent of at least one Independent Manager (or the unanimous written consent of all Independent Managers, if more than one), on behalf of itself or Borrower, take any Material Action or any action that might cause such entity to become insolvent, and when voting with respect to such matters, the Independent Manager(s) shall consider only the interests of the Borrower, including its creditors; and (c) no Independent Manager of the Borrower may be removed or replaced unless the Borrower provides Lender with not less than five (5) Business Days’ prior written notice of (i) any proposed removal of an Independent Manager, together with a statement as to the reasons for such removal, and (ii) the identity of the proposed replacement Independent Manager, together with a certification that such replacement satisfies the requirements set forth in the organizational documents of the Borrower for an Independent Manager. No resignation or removal of an Independent Manager shall be effective until a successor Independent Manager is appointed and has accepted his or her appointment. No Independent Manager may be removed other than for Cause.
Section 10.6    Hedging Agreements. (u)  With respect to any Fixed Rate Collateral Obligation (other than Fixed Rate Collateral Obligations not counted as “excess” pursuant to clause (d) of the definition of “Excess Concentration Amount”), the Borrower hereby covenants and agrees that, upon the direction of the Administrative Agent in its sole discretion as notified to the Borrower and the Servicer on or prior to the related Funding Date for such Collateral Obligation, the Borrower shall obtain and deliver to the Collateral Agent (with a copy to the Administrative Agent, each Lender (via the Collateral Agent’s Website) and Morningstar) one or more Hedging Agreements from qualified Hedge Counterparties having, singly or in the aggregate, an Aggregate Notional Amount not less than the amount determined by the Administrative Agent in its reasonable discretion, which (1) shall each have a notional principal amount equal to or greater than the lesser of (I) the Principal Balance of such Fixed Rate Collateral Obligation and (II) $1,000,000, (2) may provide for reductions of the Aggregate Notional Amount on each Distribution Date on an amortization schedule for such Aggregate Notional Amount assuming a 0.0 ABS prepayment speed (or such other ABS prepayment speed as may be approved in writing by the Administrative Agent) and zero losses, and (3) shall have other terms and conditions and be represented by Hedging Agreements otherwise acceptable to the Administrative Agent in its sole discretion.
(a)    In the event that any Hedge Counterparty defaults in its obligation to make a payment to the Borrower under one or more Hedging Agreements on any date on which payments are due pursuant to a Hedging Agreement, the Borrower shall make a demand no later than the Business Day following such default on such Hedge Counterparty, or any guarantor, if applicable, demanding payment under the applicable Hedging Agreement in accordance with the terms of such Hedging Agreement. The Borrower shall give notice to Morningstar (via email at ABSMonitoring@morningstar.com) and the Lenders upon the continuing failure by any Hedge Counterparty to perform its obligations during the two Business Days following a demand made by the Borrower on such Hedge Counterparty, and shall take such action with respect to such continuing failure as may be directed by the Administrative Agent.
(b)    In the event that any Hedge Counterparty no longer maintains the ratings specified in the definition of “Hedge Counterparty,” then within 30 days after receiving notice of such decline in the creditworthiness of such Hedge Counterparty as determined by any Rating Agency, the Borrower shall provide the Hedge Counterparty notice of the potential termination event resulting from such downgrade and, if the Hedge Counterparty fails to cure such potential termination event within the time frame specified in the related Hedging Agreement, the Borrower shall, at the written direction of the Administrative Agent, (i) provided that a Replacement Hedging Agreement or Qualified Substitute Arrangement meeting the requirements of Section 10.6(d) has been obtained, (A) provide written notice to such Hedge Counterparty (with a copy to the Collateral Agent, each Lender and the Administrative Agent) of its intention to terminate the applicable Hedging Agreement within the 30‑day period following the expiration of the cure period set forth in the applicable Hedging Agreement and (B) terminate the applicable Hedging Agreement within such 30‑day period, request the payment to it of all amounts due to the Borrower under the applicable Hedging Agreement through the termination date and deposit any such amounts so received, on the day of receipt, to the Collection Account, or (ii) establish any other arrangement (including an arrangement or arrangements in addition to or in substitution for any prior arrangement made in accordance with the provisions of this Section 10.6(c)) with the written consent (in its sole discretion) of the Administrative Agent (a “Qualified Substitute Arrangement”); provided, that in the event at any time any alternative arrangement established pursuant to the above shall cease to be satisfactory to the Administrative Agent, then the provisions of this Section 10.6(c), shall again be applied and in connection therewith the 30‑day period referred to above shall commence on the date the Borrower receives notice of such cessation or termination, as the case may be. In addition, if a Hedging Agreement is terminated pursuant to this Section 10.6(c), then the Administrative Agent will provide notice to Morningstar (via email at ABSMonitoring@morningstar.com).
(c)    Unless an alternative arrangement pursuant to Section 10.6(c) is being established, the Borrower shall use its best efforts to obtain a Replacement Hedging Agreement or Qualified Substitute Arrangement meeting the requirements of this Section 10.6 during the 30‑day period following the expiration of the cure period set forth in the applicable Hedging Agreement. The Borrower shall not terminate the Hedging Agreement unless, prior to the expiration of such 30‑day period, the Borrower delivers to the Collateral Agent (with a copy to the Administrative Agent and each Lender) (i) a Replacement Hedging Agreement or Qualified Substitute Arrangement, (ii) to the extent applicable, an Opinion of Counsel reasonably satisfactory to the Administrative Agent as to the due authorization, execution and delivery and validity and enforceability of such Replacement Hedging Agreement or Qualified Substitute Arrangement, as the case may be, and (iii) evidence that the Administrative Agent has consented in writing to the termination of the applicable Hedging Agreement and its replacement with such Replacement Hedging Agreement or Qualified Substitute Arrangement.
(d)    The Servicer or the Borrower shall notify the Administrative Agent, each Lender and the Collateral Agent within five Business Days after a Responsible Officer of such Person shall obtain knowledge that the senior unsecured debt rating of a Hedge Counterparty has been withdrawn or reduced by any Rating Agency.
(e)    The Borrower may at any time obtain a Replacement Hedging Agreement with the consent (in its sole discretion) of the Administrative Agent.
(f)    The Borrower shall not agree to any amendment to any Hedging Agreement without the consent (in its sole discretion) of the Administrative Agent.
(g)    The Borrower shall notify the Administrative Agent, each Lender and the Collateral Agent after a Responsible Officer of the Borrower shall obtain actual knowledge of the transfer by the related Hedge Counterparty of any Hedging Agreement, or any interest or obligation thereunder.
(h)    The Borrower, with the consent of the Administrative Agent in its sole discretion, may sell all or a portion of the Hedging Agreements. The Borrower shall have the duty of obtaining a fair market value price for the sale of any Hedging Agreement, notifying the Administrative Agent, each Lender and the Collateral Agent of prospective purchasers and bids, and selecting the purchaser of such Hedging Agreement. The Borrower and, at the Borrower’s request, the Collateral Agent, upon receipt of the purchase price in the Collection Account shall, with the prior written consent of the Administrative Agent, execute all documentation necessary to release the Lien of the Collateral Agent on such Hedging Agreement and proceeds thereof.
Notwithstanding anything to the contrary in this Section 10.6, the parties hereto agree that should the Borrower fail to observe or perform any of its obligations under this Section 10.6 with respect to any Hedging Agreement, the sole result will be that the Collateral Obligation or Collateral Obligations that are the subject of such Hedging Agreement shall immediately cease to be Eligible Collateral Obligations for all purposes under this Agreement.
Section 10.7    Tangible Net Worth. The Borrower shall maintain at all times a positive Tangible Net Worth.
Section 10.8    Taxes. For U.S. federal income tax purposes, the Borrower will be an entity disregarded as separate from the Equityholder and the Equityholder will be a U.S. Person. The Borrower will file on a timely basis all Tax returns (including foreign, federal, state, local and otherwise) required to be filed, if any, and will pay all Taxes due and payable by it and any assessments made against it or any of its property (other than any amount the validity of which is contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP are provided on the books of the Borrower).
Section 10.9    Merger, Consolidation, Etc. The Borrower shall not merge or consolidate with any other Person or permit any other Person to become the successor to all or substantially all of its business or assets without the prior written consent of the Majority Lenders in their respective sole discretion.
Section 10.10    Deposit of Collections. Without limiting the obligations under Section 7.5(l), the Borrower shall transfer, or cause to be transferred, all Collections to the Collection Account by the close of business on the Business Day following the date such Collections are received by the Borrower, the Equityholder, the Servicer, any advisor or sub-advisor of the Equityholder, the Servicer or any of their respective Affiliates.
Section 10.11    Indebtedness; Guarantees. The Borrower shall not create, incur, assume or suffer to exist any Indebtedness other than Indebtedness permitted under the Transaction Documents. The Borrower shall incur no Indebtedness secured by the Collateral other than the Obligations. The Borrower shall not assume, guarantee, endorse or otherwise be or become directly or contingently liable for the obligations of any Person by, among other things, agreeing to purchase any obligation of another Person, agreeing to advance funds to such Person or causing or assisting such Person to maintain any amount of capital, other than as expressly permitted under the Transaction Documents.
Section 10.12    Limitation on Purchases from Affiliates. Other than pursuant to the Sale Agreement, the Borrower shall not purchase any asset from the Equityholder or the Servicer or any Affiliate of the Borrower, the Equityholder or the Servicer.
Section 10.13    Documents. Except as otherwise expressly permitted herein, it shall not cancel or terminate any of the Transaction Documents to which it is party (in any capacity), or consent to or accept any cancellation or termination of any of such agreements, or amend or otherwise modify any term or condition of any of the Transaction Documents to which it is party (in any capacity) or give any consent, waiver or approval under any such agreement, or waive any default under or breach of any of the Transaction Documents to which it is party (in any capacity) or take any other action under any such agreement not required by the terms thereof, unless (in each case) the Administrative Agent shall have consented thereto in its sole discretion.
Section 10.14    Preservation of Existence. It shall do or cause to be done all things necessary to (i) preserve and keep in full force and effect its existence as a limited liability company and take all reasonable action to maintain its rights and franchises in the jurisdiction of its formation and (ii) qualify and remain qualified as a limited liability company in good standing in each jurisdiction where the failure to qualify and remain qualified would reasonably be expected to have a Material Adverse Effect.
Section 10.15    Limitation on Investments. The Borrower shall not form, or cause to be formed, any Subsidiaries other than REO Asset Owners; or make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate or any other Person except investments as otherwise permitted herein and pursuant to the other Transaction Documents.
Section 10.16    Distributions. (v) The Borrower shall not declare or make (i) payment of any distribution on or in respect of any equity interests, or (ii) any payment on account of the purchase, redemption, retirement or acquisition of any option, warrant or other right to acquire such equity interests~~; provided that so long as no Event of Default or Unmatured Event of Default shall have occurred and be continuing, the Borrower may make a distribution of amounts paid to it pursuant to Section 8.3(a) on the applicable Distribution Date~~.
(a)    Prior to foreclosure by the Administrative Agent upon any Collateral pursuant to Section 13.3(c), nothing in this Section 10.16 or otherwise in this Agreement shall restrict the Borrower from exercising any Warrant Assets issued to it by Obligors from time to time to the extent funds are available to the Borrower under Section 8.3(a) or made available to the Borrower.
Section 10.17    Performance of Borrower Assigned Agreements. The Borrower shall (i) perform and observe in all material respects all the terms and provisions of the Transaction Documents (including each of the Borrower Assigned Agreements) to which it is a party to be performed or observed by it, maintain such Transaction Documents in full force and effect, and enforce such Transaction Documents in accordance with their terms, and (ii) upon reasonable request of the Administrative Agent, make to any other party to such Transaction Documents such demands and requests for information and reports or for action as the Borrower is entitled to make thereunder.
Section 10.18    Material Modifications. After the occurrence of an Event of Default, the Borrower shall not consent to a Material Modification with respect to any Collateral Obligation without the express written consent of the Administrative Agent (in its sole discretion). Prior to the occurrence of an Event of Default, the Borrower shall not consent to a Material Modification with respect to any Collateral Obligation without the express written consent of the Administrative Agent (in its sole discretion) if, after giving effect to such Material Modification, (i) the aggregate principal amount of all outstanding Advances would be greater than the Borrowing Base or (ii) the Minimum Weighted Average Spread Test, the Minimum Weighted Average Coupon Test or the Maximum Weighted Average Life Test would not be satisfied.
Section 10.19    Further Assurances; Financing Statements. (w)  The Borrower agrees that at any time and from time to time, at its expense and upon reasonable request of the Administrative Agent or the Collateral Agent, it shall promptly execute and deliver all further instruments and documents, and take all reasonable further action, that is necessary or desirable to perfect and protect the assignments and security interests granted or purported to be granted by this Agreement or to enable the Collateral Agent or any of the Secured Parties to exercise and enforce its rights and remedies under this Agreement with respect to any Collateral. Without limiting the generality of the foregoing, the Borrower authorizes the filing of such financing or continuation statements, or amendments thereto, and such other instruments or notices as may be necessary or desirable or that the Collateral Agent (acting solely at the Administrative Agent’s request) may reasonably request to protect and preserve the assignments and security interests granted by this Agreement. Such financing statements filed against the Borrower may describe the Collateral in the same manner specified in Section 12.1 or in any other manner as the Administrative Agent may reasonably determine is necessary to ensure the perfection of such security interest (without disclosing the names of, or any information relating to, the Obligors thereunder), including describing such property as all assets or all personal property of the Borrower whether now owned or hereafter acquired.
(a)    The Borrower and each Secured Party hereby severally authorize the Collateral Agent, upon receipt of written direction from the Administrative Agent, to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral.
(b)    It shall furnish to the Collateral Agent and the Administrative Agent from time to time such statements and schedules further identifying and describing the Related Security and such other reports in connection with the Collateral as the Collateral Agent (acting solely at the Administrative Agent’s request) or the Administrative Agent may reasonably request, all in reasonable detail.
Section 10.20    Obligor Payment Instructions. The Borrower acknowledges that the power of attorney granted in Section 13.10 to the Collateral Agent permits the Collateral Agent to send (at the Administrative Agent’s written direction after the occurrence of an Event of Default) Obligor notification forms to give notice to the Obligors of the Collateral Agent’s interest in the Collateral and the obligation to make payments as directed by the Collateral Agent (at the written direction of the Administrative Agent). The Borrower further agrees that it shall (or it shall cause the Servicer to) provide prompt notice to the Administrative Agent of any misdirected or errant payments made by any Obligor with respect to any Collateral Obligation and direct such Obligor to make payments as required hereunder.
Section 10.21    Delivery of Collateral Obligation Files. The Borrower (or the Servicer on behalf of the Borrower) shall deliver to the Collateral Custodian (with a copy to the Administrative Agent at the following e-mail addresses (for electronic copies): ~~amit.patel@db.com, shawn.rose~~amit.patel@db.com, james.kwak@db.com, thorben.wedderien@db.com and ~~nii.dodoo@db.com~~andrew.goldsmith@db.com), the documents listed in clauses (i), (ii) and (iv) of the definition of “Collateral Obligation File” and identified on the related Document Checklist promptly upon receipt but in no event later than five (5) Business Days after the related Funding Date; provided that any other Collateral Obligation File shall be delivered as soon as it is reasonably available, but no in event later than thirty (30) Business Days after the related Funding Date.
Section 10.22    Collateral Obligation Schedule. As of the end of each May, August, November and February of each year, the Borrower shall deliver an update of the Collateral Obligation Schedule to the Administrative Agent (with a copy to the Collateral Agent and each Lender), certified true and correct by each of the Borrower and the Servicer. The Borrower hereby authorizes a UCC-3 amendment to be filed quarterly attaching each such updated Collateral Obligation Schedule and shall file such UCC-3 amendment at the request of the Administrative Agent. Upon filing, a copy of such UCC-3 shall be provided to the Collateral Agent and Administrative Agent.
Section 10.23    Notice to Specified Obligors. With respect to any Collateral Obligation where the related Obligor is also an obligor in respect of a Variable Funding Asset on which the Equityholder or any Affiliate thereof is a lender, the Borrower shall, or shall cause the Servicer to, deliver notice to each such Obligor within ten Business Days of the related Cut-Off Date that the related Collateral Obligation has been assigned to the Borrower.
Section 10.24    Risk Retention.
(a)    For so long as any Obligations are outstanding~~: (i)~~, the Equityholder represents and undertakes to the Lenders that: (A) as an originator (as such term is defined in the ~~Capital Requirements~~EU Securitization Regulation) for the purposes of the ~~Retention Requirements~~EU Securitization Rules, it holds and will retain on an on-going basis, a net economic interest in the securitization transaction contemplated by this Agreement, which shall not be less than 5% of the aggregate nominal value of all the Collateral Obligations (the “Retained Economic Interest”) measured at the time of origination (being the occasion of each origination or acquisition of a Collateral Obligation by the Borrower); (B) the Retained Economic Interest takes the form of a first loss tranche in accordance with ~~(i) paragraph 1~~paragraph (d) of Article ~~405 of the Capital Requirements Regulation, (ii) paragraph 1(d) of Article 51 of the AIFMD Level 2 Regulation and (iii) paragraph 2(d) of Article 254 of the Solvency II Level 2~~6(3) of the EU Securitization Regulation, as represented by the Equityholder’s limited liability company ~~interest~~interests in the Borrower; (C) the Equityholder directly holds and will directly retain 100% of the limited liability company interests in the Borrower; (D) the Retained Economic Interest shall be based upon the original par amount of the limited liability company interests of the Borrower held by the Equityholder, plus any increases in the principal amount thereof, and calculated as a percentage of the nominal value of the Collateral Obligations; (~~D~~E) its retention of the Retained Economic Interest shall be measured upon each origination as described in (A) above on the basis of the nominal value of the Collateral Obligations (without taking account of acquisition prices); (~~E) it shall (i) originate (as per Section 10.24(d~~F) the Equityholder shall not, and it will procure that its Affiliates (including without limitation, the Borrower and any of the Borrower’s Affiliates) do not, short, hedge, otherwise mitigate its credit risk or sell, transfer or otherwise surrender all or part of the rights, benefits or obligations arising from or associated with the Retained Economic Interest (except as permitted by the EU Securitization Rules);
(a)    The Equityholder represents and undertakes to the Lenders that: (A) ~~and (B) below)~~ over 50% (measured by total nominal amount) of all Collateral Obligations originated or acquired (or committed to be acquired) by the Borrower shall be Retention Holder Originated Collateral Obligations, such proportion measured on the basis of the nominal value at each respective origination or acquisition of any Collateral ~~Loan~~Obligation (other than cash or those acquired from interest proceeds) originated or acquired by the Borrower in aggregate during the term of this Agreement; and (~~ii~~B) in circumstances where a Collateral Obligation is to be acquired by the Borrower from a party other than the Equityholder, ~~the Equityholder shall have originated~~ over 50% (measured by total nominal amount) of all Collateral Obligations originated or acquired (or committed to be acquired) by the Borrower shall be Retention Holder Originated Collateral Obligations, such proportion measured on the basis of the nominal value ~~at each respective origination~~ of all Collateral Obligations that are expected to be held by the Borrower following the settlement of any such acquisition~~; and (F) the Equityholder shall not sell or enter into any credit risk mitigation, short positions or any other hedges or otherwise seek to mitigate its credit risk with respect to its limited liability company interests in the Borrower (except as permitted by the Retention Requirements).~~.
(a)    ~~(b)~~ The Borrower and the Equityholder shall cause each Collateral Report to contain or be accompanied by a certification from the Equityholder containing a representation that all of the ~~conditions~~representations and undertakings set forth in ~~clause~~clauses (a) and (b) above are true and have been true up to and on each date of the related Collection Period. The Equityholder shall provide to the Administrative Agent, the Collateral Agent, each Lender (via the Collateral Agent’s Website) and Morningstar (via email at ABSMonitoring@morningstar.com): (A) prompt written notice of any breach of its obligations set forth in Section 10.24(a) and Section 10.24(b) (including if, for any reason, the Equityholder has ceased to hold the Retained Economic Interest at any time)~~; and (B) all~~. The Equityholder shall provide such other information that any such entity reasonably requests in connection with its obligations under the ~~Retention Requirements, subject to any applicable confidentiality restrictions.~~EU Securitization Rules; provided that to the extent that a Lender that is subject to the EU Securitization Rules is deemed to require information prescribed by the Article 7 Transparency and Reporting Requirements for purposes of this transaction, the Equityholder shall only be required to comply with the Article 7 Transparency and Reporting Requirements if and to the extent mutually agreed upon by the Equityholder and the Administrative Agent and/or any Lender that is subject to the EU Securitization Rules (which agreement shall not be unreasonably withheld, delayed or conditioned by the Equityholder); provided, further, that the Equityholder shall in any case not be required to provide any information: (A) that is the subject of any contractual confidentiality requirements; or (B) subject to laws governing the protection of confidentiality of information and the processing of personal data (all such information in sub-clauses (A) and (B) being collectively referred to as “Restricted Information”), unless, if it is Restricted Information, the Administrative Agent and/or any such Lender enters into a confidentiality agreement acceptable to the Equityholder.
(a)    ~~(c)~~ The Equityholder shall additionally confirm its compliance with ~~the~~all of the representations and undertakings conditions set forth in ~~clause~~clauses (a) and (b) above to the Borrower, the Administrative Agent and/or any Lender that is subject to the ~~Retention Requirements~~EU Securitization Rules:
(i)    upon any written request by or on behalf of the Borrower (x) as a result of a material change in the performance of the Advances, the risk characteristics of the transaction or the Collateral Obligations from time to time and (y) upon the occurrence of any Event of Default or becoming aware of any breach of the obligations contained in any Transaction Document; and
(ii)    promptly following a request by or on behalf of the Borrower, upon (x) any material amendment of any Transaction Document and (y) any additional Advances being made, in each case where the Borrower has received a request for the same from any Lender that is subject to the ~~Retention Requirements~~EU Securitization Rules.
(a)    The Equityholder represents and undertakes that: (A) its holding of the limited liability company interest in the Borrower was duly approved in accordance with its governing documents and investment policies; and (B) acting through HMS Adviser LP, the Equityholder established the transaction contemplated by the Transaction Documents by: (x) causing the formation of Borrower as a wholly-owned subsidiary; (y) approving the eligibility criteria for the origination and acquisition of Collateral Obligations; (z) determining the transaction structure and negotiating the Transaction Documents with the various transaction parties.
(a)    The Equityholder represents that: (A) it was not established for, and does not operate for, the sole purpose of securitizing exposures; (B) it has the capacity to meet its general payment and other obligations consistent with a broader business enterprise; and (C) it has experienced decision makers to enable the Equityholder to pursue its established business strategy and to maintain a corporate governance structure.
(a)    The Equityholder represents and undertakes that: (A) the Retention Holder Originated Collateral Obligations originated by the Equityholder in accordance with clause (b) of the definition of “Retention Holder Originated Collateral Obligation” have been, and will continue to be, originated pursuant to a sound and well-defined criteria and clearly established processes for approving, amending, modifying, renewing and financing the Underlying Instruments related to such Collateral Obligations and the Equityholder has, and it shall maintain effective systems in place to apply those criteria and processes to ensure that such Underlying Instruments are granted and approved based on a thorough assessment of each Obligor’s creditworthiness; and (B) in relation to each other Retention Holder Originated Collateral Obligation and Collateral Obligation acquired (or committed to be acquired) by the Borrower, the Equityholder reasonably believes in light of the information available to it and subject to a reasonable standard of care, that the entity which was, directly or indirectly, involved in the Underlying Instruments which created such Retention Holder Originated Collateral Obligations and Collateral Obligations granted such Underlying Instruments pursuant to a sound and well-defined criteria and clearly established processes for approving, amending, modifying, renewing and financing the Underlying Instruments and it had effective systems in place to apply those criteria and processes to ensure that the Underlying Instruments were granted and approved based on a thorough assessment of the relevant Obligor’s creditworthiness.
~~(d) With respect to Collateral Obligations representing more than 50% of all Collateral Obligations acquired by the Borrower, the Equityholder shall be deemed to represent that it has either:~~
~~(A) purchased such Collateral Obligations in the secondary market for its own account and has retained credit and market risk in respect of such Collateral Obligation for at least 15 days on a weighted average basis before transfer to the Borrower; or~~
~~(B) itself or through related entities, directly or indirectly, been involved in the original agreement which created such Collateral Obligations.~~
Section 10.25    Maintenance of Ratings; Rating Agency Information. At any time the Class A-2 Commitments or Class A-2 Advances are rated by Morningstar, the Borrower (or the Servicer on its behalf) shall provide Morningstar with all information reasonably requested by Morningstar in connection with the rating of the Class A-2 Commitments and Class A-2 Advances that is reasonably available to the Borrower.
Section 10.26    Related Collateral Obligation. During the Revolving Period, the sum of the aggregate funded and unfunded portion of all Collateral Obligations that are Related Collateral Obligations shall not constitute more than 5.0% of the total Commitment at any time.
Section 10.27    Variable Funding Assets. During the Revolving Period, the sum of (a) the aggregate funded portion of all Collateral Obligations that are Revolving Loans and (b) the Aggregate Unfunded Amount associated with all Variable Funding Assets, shall not constitute more than 15.0% of the total Commitment at any time.
Section 10.28    Ineligible Collateral. At the direction of the Administrative Agent (in its sole discretion), the Borrower shall divest (which divestment may be by a sale or transfer to HMS Income Fund, Inc. or an Affiliate) any asset that does not satisfy the definition of “Eligible Collateral Obligation” or “Permitted Investment”; it being agreed that any such divestment shall not be subject to the restrictions and requirements set forth in Section 7.10(a)(i)(A)-(D). The Administrative Agent agrees to cooperate in good faith with any waivers necessary to permit such divestiture.
Section 10.29    ERISA.
(a)    The Borrower will not become a Benefit Plan Investor at any time while any Obligations are outstanding.
(b)    The Borrower will not take any action, or omit to take any action, which would give rise to a non-exempt prohibited transaction under Section 406(a)(1)(B) of ERISA or Section 4975(c)(1)(B) of the Code that would subject any Lender to any tax, penalty, damages, or any other claim for relief under ERISA or the Code.
(c)    The Borrower shall not sponsor, maintain, or contribute to, any Plan. Except as would not reasonably be expected to have a Material Adverse Effect, (i) the Borrower shall not, and shall not permit any ERISA Affiliate to, permit to exist any occurrence of any ERISA Event, and (ii) the Borrower shall not permit any ERISA Affiliate to sponsor, maintain, contribute to, or incur any liability in respect of, any Plan.
Section 10.30    Policies and Procedures for Sanctions. The Borrower has instituted and maintained policies and procedures designed to ensure compliance with Sanctions.
Section 10.31    Compliance with Sanctions. The Borrower shall not directly or indirectly use the proceeds of the Advances, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture, partner or other Person or entity, to fund or facilitate (i) any activities of or business with any Sanction Target, (ii) any activities of or business in any Sanctioned Country or (iii) in any other manner that would result in a violation by any Person of Sanctions.
Section 10.32    Compliance with Anti-Money Laundering. The Borrower shall comply in all material respects with all applicable Anti-Money Laundering Laws and shall provide notice to the Administrative Agent, within five (5) Business Days, of the Borrower’s receipt of any Anti-Money Laundering Law regulatory notice or action involving the Borrower.
Article XI

THE COLLATERAL AGENT
Section 11.1    Appointment of Collateral Agent. U.S. Bank National Association is hereby appointed as Collateral Agent pursuant to the terms hereof. The Secured Parties hereby appoint the Collateral Agent to act exclusively as the agent for purposes of perfection of a security interest in the Collateral and Collateral Agent of the Secured Parties to act as specified herein and in the other Transaction Documents to which the Collateral Agent is a party. The Collateral Agent hereby accepts such agency appointment to act as Collateral Agent pursuant to the terms of this Agreement, until its resignation or removal as Collateral Agent pursuant to the terms hereof.
Section 11.2    Collateral Reports. The Collateral Agent shall prepare the Collateral Report in accordance with Section 8.5 and distribute funds in accordance with such Collateral Report in accordance with Section 8.3.
Section 11.3    Collateral Administration. The Collateral Agent shall maintain a database of certain characteristics of the Collateral on an ongoing basis, and provide to the Borrower, the Servicer, the Administrative Agent and the Lenders certain reports, schedules and calculations, all as more particularly described in this Section 11.3, based upon information and data received from the Servicer pursuant to Section 7.7 or from the Lenders and/or the Administrative Agent.
(a)    In connection therewith, the Collateral Agent shall:
(i)    within 15 days after the Effective Date, create a Collateral database with respect to the Collateral that has been pledged to the Collateral Agent for the benefit of the Secured Parties from time to time, comprised of the Collateral Obligations credited to the Accounts from time to time and Permitted Investments in which amounts held in the Accounts may be invested from time to time, as provided in this Agreement (the “Collateral Database”);
(ii)    update the Collateral Database on a periodic basis for changes and to reflect the sale or other disposition of assets included in the Collateral and any additional Collateral granted to the Collateral Agent from time to time, in each case based upon, and to the extent of, information furnished to the Collateral Agent by the Borrower or the Servicer as may be reasonably required by the Collateral Agent from time to time or based upon notices received by the Collateral Agent from the issuer, or trustee or agent bank under an underlying instrument, or similar source;
(iii)    track the receipt and allocation to the Collection Account of Principal Collections and Interest Collections and any withdrawals therefrom and, on each Business Day, provide to the Servicer and Administrative Agent daily reports reflecting such actions to the accounts as of the close of business on the preceding Business Day and the Collateral Agent shall provide any such report to the Administrative Agent upon its request therefor;
(iv)    distribute funds in accordance with such Collateral Report in accordance with Section 8.3;
(v)    prepare and deliver to the Administrative Agent, the Borrower and the Servicer on each Reporting Date, the Collateral Report and any update pursuant to Section 8.5 when requested by the Servicer, the Borrower or the Administrative Agent, on the basis of the information contained in the Collateral Database as of the applicable Determination Date, the information provided by each Lender and the Administrative Agent pursuant to Section 3.4 and such other information as may be provided to the Collateral Agent by the Borrower, the Servicer, the Administrative Agent or any Lender;
(vi)    provide other such information with respect to the Collateral, provided that such Collateral has not been released, as may be routinely maintained by the Collateral Agent in performing its ordinary Collateral Agent function pursuant hereunder, as the Borrower, the Servicer, the Administrative Agent or any Lender may reasonably request from time to time;
(vii)    upon the written request of the Servicer on any Business Day and within three hours after the Collateral Agent’s receipt of such request (provided such request is received by 12:00 Noon (New York time) on such date ~~(~~, otherwise such request will be deemed made on the next succeeding Business Day), and so long as the Collateral Agent maintains or has received any information reasonably requested by it, the Collateral Agent shall perform the following functions: as of the date the Servicer commits on behalf of the Borrower to purchase Collateral Obligations to be included in the Collateral, perform a pro forma calculation of the tests and other requirements set forth in Sections 6.2(e) and (f), in each case, based upon information contained in the Collateral Database and report the results thereof to the Servicer in a mutually agreed format;
(viii)    upon the Collateral Agent’s receipt on any Business Day of written notification from the Servicer of its intent to sell (in accordance with Section 7.10) Collateral Obligations, the Collateral Agent shall perform, within three hours after the Collateral Agent’s receipt of such request (provided such request is received by no later than 12:00 Noon (New York time) on such date ~~(~~, otherwise such request will be deemed made on the next succeeding Business Day) a pro forma calculation of the tests and other requirements set forth in Sections 7.10(a)(i)(A), (B) and (C) and (iii) based upon information contained in the Collateral Database and information furnished by the Servicer, compare the results thereof and report the results to the Servicer in a mutually agreed format; and
(ix)    track the Principal Balance of each Collateral Obligation and report such balances to the Administrative Agent and the Servicer no later than 12:00 Noon (New York City time) on each Business Day as of the close of business on the preceding Business Day.
(b)    The Collateral Agent shall provide to the Servicer and the Administrative Agent a copy of all written notices and communications received by it and identified as being sent to it in connection with the Collateral Obligations and the other Collateral held hereunder which it receives from the related Obligor, participating bank and/or agent bank. In no instance shall the Collateral Agent be under any duty or obligation to take any action on behalf of the Servicer in respect of the exercise of any voting or consent rights, or similar actions, unless it receives specific written instructions from the Servicer, prior to the occurrence of an Event of Default or the Administrative Agent, after the occurrence of an Event of Default, in which event the Collateral Agent shall vote, consent or take such other action in accordance with such instructions.
(c)    In addition to the above:
(i)    The Administrative Agent and each Secured Party further authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are expressly delegated to the Collateral Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. In furtherance, and without limiting the generality of the foregoing, each Secured Party hereby appoints the Collateral Agent (acting at the direction of the Administrative Agent) as its agent to execute and deliver all further instruments and documents, and take all further action (at the written direction of the Administrative Agent) that the Administrative Agent deems necessary or desirable in order to perfect, protect or more fully evidence the security interests granted by the Borrower hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including, without limitation, the execution or filing by the Collateral Agent as secured party/assignee of such financing or continuation statements, or amendments thereto or assignments thereof, relative to all or any of the Collateral Obligations now existing or hereafter arising, and such other instruments or notices, as may be necessary or appropriate for the purposes stated hereinabove. Nothing in this Section 11.3(c)(i) shall be deemed to relieve the Borrower or the Servicer of their respective obligations to protect the interest of the Collateral Agent (for the benefit of the Secured Parties) in the Collateral, including to file financing and continuation statements in respect of the Collateral in accordance with Section 10.1. It is understood and agreed that any and all actions performed by the Collateral Agent in connection with this Section 11.3(c)(i) shall be at the written direction of the Administrative Agent, and the Collateral Agent shall have no responsibility or liability in connection with determining any actions necessary or desirable to perfect, protect or more fully secure the security interest granted by the Borrower hereunder or to enable any Person to exercise or enforce any of their respective rights hereunder.
(ii)    The Administrative Agent may direct the Collateral Agent in writing to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Collateral Agent hereunder, the Collateral Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the written direction of the Administrative Agent; provided that the Collateral Agent shall not be required to take any action hereunder at the request of the Administrative Agent, any Secured Parties or otherwise if the taking of such action, in the determination of the Collateral Agent, (x) shall be in violation of any Applicable Law or contrary to any provisions of this Agreement or (y) shall expose the Collateral Agent to liability hereunder or otherwise (unless it has received indemnity which it reasonably deems to be satisfactory with respect thereto). In the event the Collateral Agent requests the consent of the Administrative Agent and the Collateral Agent does not receive a consent (either positive or negative) from the Administrative Agent within 10 Business Days of its receipt of such request, then the Administrative Agent shall be deemed to have declined to consent to the relevant action.
(iii)    Except as expressly provided herein, the Collateral Agent shall not be under any duty or obligation to take any affirmative action to exercise or enforce any power, right or remedy available to it under this Agreement that might in its judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it (x) unless and until (and to the extent) expressly so directed by the Administrative Agent or (y) prior to the Facility Termination Date (and upon such occurrence, the Collateral Agent shall act in accordance with the written instructions of the Administrative Agent pursuant to clause (x)). The Collateral Agent shall not be liable for any action taken, suffered or omitted by it in accordance with the request or direction of any Secured Party, to the extent that this Agreement provides such Secured Party the right to so direct the Collateral Agent, or the Administrative Agent. The Collateral Agent shall not be deemed to have notice or knowledge of any matter hereunder, including an Event of Default, unless a Responsible Officer of the Collateral Agent has knowledge of such matter or written notice thereof is received by the Collateral Agent (who shall promptly, but in no event later than the following second Business Day, deliver notice thereof to the Administrative Agent).
(d)    If, in performing its duties under this Agreement, the Collateral Agent is required to decide between alternative courses of action, the Collateral Agent may request written instructions from the Administrative Agent as to the course of action desired by it. If the Collateral Agent does not receive such instructions within two Business Days after it has requested them, the Collateral Agent may, but shall be under no duty to, take or refrain from taking any such courses of action. The Collateral Agent shall act in accordance with instructions received after such two Business Day period except to the extent it has already, in good faith, taken or committed itself to take, action inconsistent with such instructions. The Collateral Agent shall be entitled to rely on the advice of legal counsel and independent accountants in performing its duties hereunder and shall be deemed to have acted in good faith if it acts in accordance with such advice.
(e)    Concurrently herewith, the Administrative Agent directs the Collateral Agent and the Collateral Agent is authorized to enter into the Account Control Agreement and any other related agreements in the form delivered to the Collateral Agent. For the avoidance of doubt, all of the Collateral Agent’s rights, protections and immunities provided herein shall apply to the Collateral Agent for any actions taken or omitted to be taken under the Account Control Agreement and any other related agreements in such capacity.
Section 11.4    Removal or Resignation of Collateral Agent. After the expiration of the 180 day period commencing on the Existing Effective Date, the Collateral Agent may at any time resign and terminate its obligations under this Agreement upon at least 60 days’ prior written notice to the Servicer, the Borrower, the Administrative Agent and each Lender; provided, that no resignation or removal of the Collateral Agent will be permitted unless a successor Collateral Agent has been appointed which successor Collateral Agent, so long as no Unmatured Event of Default or Event of Default has occurred and is continuing, is reasonably acceptable to the Servicer. Promptly after receipt of notice of the Collateral Agent’s resignation, the Administrative Agent shall promptly appoint a successor Collateral Agent by written instrument, in duplicate, copies of which instrument shall be delivered to the Borrower, the Servicer, each Lender, the resigning Collateral Agent and to the successor Collateral Agent. In the event no successor Collateral Agent shall have been appointed within 60 days after the giving of notice of such resignation, the Collateral Agent may (or at the written request of the Majority Lenders, shall) petition any court of competent jurisdiction to appoint a successor Collateral Agent. The Administrative Agent upon at least 60 days’ prior written notice to the Collateral Agent, may with or without cause remove and discharge the Collateral Agent or any successor Collateral Agent thereafter appointed from the performance of its duties under this Agreement. Promptly after giving notice of removal of the Collateral Agent, the Administrative Agent shall appoint, or petition a court of competent jurisdiction to appoint, a successor Collateral Agent. Any such appointment shall be accomplished by written instrument and one original counterpart of such instrument of appointment shall be delivered to the Collateral Agent and the successor Collateral Agent, with a copy delivered in advance to Morningstar (via email at ABSMonitoring@morningstar.com) the Borrower, each Lender, and the Servicer. Any successor collateral agent hereunder shall be reasonably acceptable to the Majority Lenders.
Section 11.5    Representations and Warranties. The Collateral Agent represents and warrants to the Borrower, the Administrative Agent, the Lenders and Servicer that:
(a)    the Collateral Agent has the corporate power and authority and the legal rights to execute and deliver, and to perform its obligations under, this Agreement, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement;
(b)    no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Official Body and no consent of any other Person (including any stockholder or creditor of the Collateral Agent) is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement; and
(c)    this Agreement has been duly executed and delivered on behalf of the Collateral Agent and constitutes a legal, valid and binding obligation of the Collateral Agent enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in proceedings in equity or at law).
Section 11.6    No Adverse Interest of Collateral Agent. By execution of this Agreement, the Collateral Agent represents and warrants that it currently holds and during the existence of this Agreement shall hold, no adverse interest, by way of security or otherwise, in any Collateral Obligation or any document in the Collateral Obligation Files. Neither the Collateral Obligations nor any documents in the Collateral Obligation Files shall be subject to any security interest, lien or right of set‑off by the Collateral Agent or any third party claiming through the Collateral Agent, and the Collateral Agent shall not pledge, encumber, hypothecate, transfer, dispose of, or otherwise grant any third party interest in, the Collateral Obligations or documents in the Collateral Obligation Files, except that the preceding clause shall not apply to the Collateral Agent or the Collateral Custodian with respect to (i) the Collateral Agent Fees and Expenses or the Collateral Custodian Fees and Expenses, and (ii) in the case of any accounts, with respect to (x) returned or charged-back items, (y) reversals or cancellations of payment orders and other electronic fund transfers, or (z) overdrafts in the Collection Account.
Section 11.7    Reliance of Collateral Agent. In the absence of bad faith on the part of the Collateral Agent, the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any request, instruction, certificate, opinion or other document furnished to the Collateral Agent, reasonably believed by the Collateral Agent to be genuine and to have been signed or presented by the proper party or parties and conforming to the requirements of this Agreement; but in the case of a request, instruction, document or certificate which by any provision hereof is specifically required to be furnished to the Collateral Agent, the Collateral Agent shall be under a duty to examine the same in accordance with the requirements of this Agreement to determine that it conforms to the form required by such provision. For avoidance of doubt, Collateral Agent may rely conclusively on Borrowing Base certificates and Officer’s Certificates delivered by the Servicer. The Collateral Agent shall not be liable for any action taken by it in good faith and reasonably believed by it to be within the discretion or powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed hereunder, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action.
Section 11.8    Limitation of Liability and Collateral Agent Rights. (x)  The Collateral Agent may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or other document delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties. The Collateral Agent may rely conclusively on and shall be fully protected in acting upon (i) the written instructions of any designated officer of the Administrative Agent or (ii) the verbal instructions of the Administrative Agent.
(a)    The Collateral Agent may consult counsel satisfactory to it with a national reputation in the applicable matter and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
(b)    The Collateral Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except in the case of its willful misconduct, bad faith, reckless disregard or negligent performance or omission of its duties.
(c)    The Collateral Agent makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Collateral, and will not be required to and will not make any representations as to the validity or value (except as expressly set forth in this Agreement) of any of the Collateral. The Collateral Agent shall not be obligated to take any action hereunder that might in its judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it.
(d)    The Collateral Agent shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and the other Transaction Documents to which it is a party and no covenants or obligations shall be implied in this Agreement against the Collateral Agent.
(e)    The Collateral Agent shall not be required to expend or risk its own funds in the performance of its duties hereunder.
(f)    It is expressly agreed and acknowledged that the Collateral Agent is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Collateral.
(g)    In case any reasonable question arises as to its duties hereunder, the Collateral Agent may, prior to the occurrence of an Event of Default, request instructions from the Servicer and may, after the occurrence of an Event of Default, request instructions from the Administrative Agent, and shall be entitled at all times to refrain from taking any action unless it has received written instructions from the Servicer or the Administrative Agent, as applicable. The Collateral Agent shall in all events have no liability, risk or cost for any action taken pursuant to and in compliance with the instruction of the Administrative Agent. In no event shall the Collateral Agent be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.
(h)    In the event that the Collateral Custodian is not the same entity as the Collateral Agent, the Collateral Agent shall not be liable for the acts or omissions of the Collateral Custodian under this Agreement and shall not be required to monitor the performance of the Collateral Custodian.
(i)    Without limiting the generality of any terms of this section, the Collateral Agent shall have no liability for any failure, inability or unwillingness on the part of the Servicer, the Administrative Agent or the Borrower to provide accurate and complete information on a timely basis to the Collateral Agent, or otherwise on the part of any such party to comply with the terms of this Agreement, and shall have no liability for any inaccuracy or error in the performance or observance on the Collateral Agent’s part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof.
(j)    The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any certificate, report or other document; provided, however, that, if the form thereof is prescribed by this Agreement, the Collateral Agent shall examine the same to determine whether it conforms on its face to the requirements hereof. The Collateral Agent shall not be deemed to have knowledge or notice of any matter unless actually known to a Responsible Officer of the Collateral Agent. It is expressly acknowledged by the Borrower, the Servicer and the Administrative Agent that application and performance by the Collateral Agent of its various duties hereunder (including, without limitation, recalculations to be performed in respect of the matters contemplated hereby) shall be based upon, and in reliance upon, data, information and notice provided to it by the Servicer, the Administrative Agent, the Borrower and/or any related bank agent, obligor or similar party with respect to the Collateral Obligation, and the Collateral Agent shall have no responsibility for the accuracy of any such information or data provided to it by such persons and shall be entitled to update its records (as it may deem necessary or appropriate). Nothing herein shall impose or imply any duty or obligation on the part of the Collateral Agent to verify, investigate or audit any such information or data, or to determine or monitor on an independent basis whether any issuer of the Collateral is in default or in compliance with the underlying documents governing or securing such securities, from time to time. For purposes of monitoring changes in ratings, the Collateral Agent shall be entitled to use and rely (in good faith) exclusively upon a single reputable electronic financial information reporting service (which for ratings by Standard & Poor’s shall be www.standardpoors.com or www.ratingsdirect.com) and shall have no liability for any inaccuracies in the information reported by, of other errors or omissions of, any such service. It is hereby expressly agreed that Bloomberg Financial Markets is one such reputable service.
(k)    The Collateral Agent may exercise any of its rights or powers hereunder or perform any of its duties hereunder either directly or, by or through agents or attorneys, and the Collateral Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed hereunder with due care by it. Neither the Collateral Agent nor any of its affiliates, directors, officers, shareholders, agents or employees will be liable to the Servicer, Borrower or any other Person, except by reason of acts or omissions by the Collateral Agent constituting bad faith, willful misfeasance, negligence or reckless disregard of the Collateral Agent’s duties hereunder. The Collateral Agent shall in no event have any liability for the actions or omissions of the Borrower, the Servicer, the Administrative Agent or any other Person, and shall have no liability for any inaccuracy or error in any duty performed by it that results from or is caused by inaccurate, untimely or incomplete information or data received by it from the Borrower, the Servicer, the Administrative Agent or another Person except to the extent that such inaccuracies or errors are caused by the Collateral Agent’s own bad faith, willful misfeasance, negligence or reckless disregard of its duties hereunder. The Collateral Agent shall not be liable for failing to perform or delay in performing its specified duties hereunder which results from or is caused by a failure or delay on the part of the Borrower or the Servicer, the Administrative Agent or another Person in furnishing necessary, timely and accurate information to the Collateral Agent.
(l)    The Collateral Agent shall be under no obligation to exercise or honor any of the rights or powers vested in it by this Agreement at the request or direction of the Administrative Agent (or any other Person authorized or permitted to direct the Collateral Agent hereunder) pursuant to this Agreement, unless the Administrative Agent (or such other Person) shall have offered the Collateral Agent security or indemnity reasonably acceptable to the Collateral Agent against costs, expenses and liabilities (including any legal fees) that might reasonably be incurred by it in compliance with such request or direction.
Section 11.9    Tax Reports. The Collateral Agent shall not be responsible for the preparation or filing of any reports or returns relating to federal, state or local income taxes with respect to this Agreement, other than in respect of the Collateral Agent’s compensation or for reimbursement of expenses.
Section 11.10    Merger or Consolidation. Any Person (i) into which the Collateral Agent may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Collateral Agent shall be a party, or (iii) that may succeed to the properties and assets of the Collateral Agent substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Collateral Agent hereunder, shall be the successor to the Collateral Agent under this Agreement without further act of any of the parties to this Agreement.
Section 11.11    Collateral Agent Compensation. As compensation for its activities hereunder, the Collateral Agent (in each of its capacities hereunder and as Securities Intermediary under the Account Control Agreement) shall be entitled to its fees and expenses from the Borrower as set forth in the Collateral Agent and Collateral Custodian Fee Letter and any other accrued and unpaid expenses (including reasonable attorneys’ fees, costs and expenses) and indemnity amounts payable by the Borrower or the Servicer, or both but without duplication, to the Collateral Agent and Securities Intermediary under the Transaction Documents (including, without limitation, Indemnified Amounts payable under Article XVI) (collectively, the “Collateral Agent Fees and Expenses”). The Borrower agrees to reimburse the Collateral Agent in accordance with the provisions of Section 8.3 and Section 17.4 for all reasonable, out-of-pocket, documented expenses, disbursements and advances incurred or made by the Collateral Agent in accordance with any provision of this Agreement or the other Transaction Documents or in the enforcement of any provision hereof or in the other Transaction Documents. The Collateral Agent’s entitlement to receive Collateral Agent Fees and Expenses (other than any previously accrued and unpaid fees) shall cease on the earlier to occur of: (1) its removal as Collateral Agent and appointment and acceptance by the successor Collateral Agent pursuant to Section 11.4 or (ii) the termination of this Agreement.
Section 11.12    Anti-Terrorism Laws. In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering, the Collateral Agent and the Collateral Custodian are required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Collateral Agent and the Collateral Custodian. Accordingly, each of the parties agrees to provide to the Collateral Agent and the Collateral Custodian, upon their request from time to time such identifying information and documentation as may be available for such party in order to enable the Collateral Agent and the Collateral Custodian to comply with Applicable Laws as set forth above.
Section 11.13    Collateral Agent’s Website. (a) The Collateral Agent shall have no obligation or duty to independently verify, confirm, examine or otherwise determine whether the Lender Information being delivered to it by email at hinesteam@usbank.com for posting on the Collateral Agent’s Website is accurate, complete, conforms to the transaction or otherwise is or is not anything other than what it purports to be. The Collateral Agent shall be under no obligation to make any determination whether any such Lender Information is required to be maintained by the Collateral Agent on the Collateral Agent’s Website. The Collateral Agent shall not have obtained nor shall it be deemed to have obtained actual knowledge or notice of any Lender Information solely due to receipt and posting to the Collateral Agent’s Website. The Parties acknowledged that such deliveries and posting are for the convenience of the parties and for the purpose of making Lender Information available to the Agents. The Collateral Agent makes no representations or warranties as to the accuracy or completeness of content made available on the Collateral Agent’s Website.
(b) The Collateral Agent shall not be responsible and shall not be in default hereunder, or incur any liability, for any act or omission, failure, error, malfunction or delays in carrying out any of its duties related to the Collateral Agent’s Website (except with respect to gross negligence or willful misconduct of the Collateral Agent) which results from (i) the Servicer’s, Borrower’s, Administrative Agent’s or any other party’s failure to deliver all or a portion of the Lender Information to the Collateral Agent at the exact email address and with the exact subject line specified in Section 1.2(j); (ii) defects in the Lender Information supplied by the Servicer, Borrower, Administrative Agent or any other party to the Collateral Agent; (iii) the Servicer’s, Borrower’s, Administrative Agent’s or any other party’s delivery or posting of any notice, document, certificate, or other information to the Collateral Agent’s Website in error, (iv) any unauthorized disclosure of information posted on the Collateral Agent’s Website; or (v) any other circumstances beyond the reasonable control of the Collateral Agent.
Article XII

GRANT OF SECURITY INTEREST
Section 12.1    Borrower’s Grant of Security Interest. As security for the prompt payment or performance in full when due, whether at stated maturity, by acceleration or otherwise, of all Obligations (including Advances, Yield, all Fees and other amounts at any time owing by the Borrower hereunder or under any other Transaction Document), the Borrower hereby assigns and pledges to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties, a security interest in and lien upon, all of the Borrower’s personal property, including the Borrower’s right, title and interest in and to the following (other than Retained Interests), in each case whether now or hereafter existing or in which Borrower now has or hereafter acquires an interest and wherever the same may be located (collectively, the “Collateral”):
(a)    all Collateral Obligations;
(b)    all Related Security;
(c)    the Sale Agreement and all documents now or hereafter in effect to which the Borrower is a party (collectively, the “Borrower Assigned Agreements”), including (i) all rights of the Borrower to receive moneys due and to become due under or pursuant to the Borrower Assigned Agreements, (ii) all rights of the Borrower to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Borrower Assigned Agreements, (iii) claims of the Borrower for damages arising out of or for breach of or default under the Borrower Assigned Agreements, and (iv) the right of the Borrower to amend, waive or terminate the Borrower Assigned Agreements, to perform under the Borrower Assigned Agreements and to compel performance and otherwise exercise all remedies and rights under the Borrower Assigned Agreements; notwithstanding anything contained herein to the contrary, the Collateral shall not include the right of the Borrower to terminate the Servicer or replace the Servicer hereunder;
(d)    all of the following (the “Account Collateral”):
(i)    each Account, all funds held in any Account (other than Excluded Amounts), and all certificates and instruments, if any, from time to time representing or evidencing any Account or such funds,
(ii)    all investments from time to time of amounts in the Accounts and all certificates and instruments, if any, from time to time representing or evidencing such investments,
(iii)    all notes, certificates of deposit and other instruments from time to time delivered to or otherwise possessed by the Collateral Agent or any Secured Party or any assignee or agent on behalf of the Collateral Agent or any Secured Party in substitution for or in addition to any of the then existing Account Collateral, and
(iv)    all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any and all of the then existing Account Collateral;
(e)    all additional property that may from time to time hereafter be granted and pledged by the Borrower or by anyone on its behalf under this Agreement;
(f)    all Accounts, all Certificated Securities, all Chattel Paper, all Documents, all Equipment, all Financial Assets, all General Intangibles, all Instruments, all Investment Property, all Inventory, all Securities Accounts, all Security Certificates, all Security Entitlements and all Uncertificated Securities of the Borrower;
(g)    each Hedging Agreement, including all rights of the Borrower to receive moneys due and to become due thereunder; and
(h)    all Proceeds, accessions, substitutions, rents and profits of any and all of the foregoing Collateral (including proceeds that constitute property of the types described in subsections (a) through (g) above) and, to the extent not otherwise included, all payments under insurance (whether or not the Collateral Agent or a Secured Party or any assignee or agent on behalf of the Collateral Agent or a Secured Party is the loss payee thereof) or any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral.
Section 12.2    Borrower Remains Liable. Notwithstanding anything in this Agreement, (a) except to the extent of the Servicer’s duties under the Transaction Documents, the Borrower shall remain liable under the Collateral Obligations, Borrower Assigned Agreements and other agreements included in the Collateral to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by a Secured Party or the Collateral Agent of any of its rights under this Agreement shall not release the Borrower or the Servicer from any of their respective duties or obligations under the Collateral Obligations, Borrower Assigned Agreements or other agreements included in the Collateral, (c) the Secured Parties and the Collateral Agent shall not have any obligation or liability under the Collateral Obligations, Borrower Assigned Agreements or other agreements included in the Collateral by reason of this Agreement, and (d) neither the Collateral Agent nor any of the Secured Parties shall be obligated to perform any of the obligations or duties of the Borrower or the Servicer under the Collateral Obligations, Borrower Assigned Agreements or other agreements included in the Collateral or to take any action to collect or enforce any claim for payment assigned under this Agreement.
Section 12.3    Release of Collateral. Until the Obligations have been paid in full, the Collateral Agent may not release any Lien covering any Collateral except for (i) Collateral Obligations sold pursuant to Section 7.10, (ii) any Related Security identified by the Borrower (or the Servicer on behalf of the Borrower) to the Collateral Agent so long as the Facility Termination Date has not occurred or (iii) Repurchased Collateral Obligations or Substituted Collateral Obligations pursuant to Section 7.11.
In connection with the release of a Lien on any Collateral permitted pursuant to this Section 12.3 and conducted in the ordinary course of business consistent with industry standards and practices (including the use of escrows), the Collateral Agent, on behalf of the Secured Parties, will, at the sole expense of the Servicer, execute and deliver to the Servicer any assignments, bills of sale, termination statements and any other releases and instruments as the Servicer may reasonably request in order to effect the release and transfer of such Collateral; provided, that the Collateral Agent, on behalf of the Secured Parties, will make no representation or warranty, express or implied, with respect to any such Collateral in connection with such sale or transfer and assignment.
Article XIII

EVENTS OF DEFAULT
Section 13.1    Events of Default. Each of the following shall constitute an Event of Default under this Agreement:
(a)    any default in the payment when due of (i) any principal of or interest on any Advance or (ii) any other amount payable by the Borrower or the Servicer hereunder, including any Undrawn Fee or any other Fee, in each case under this clause (ii), which default shall continue for two Business Days;
(b)    the Borrower or the Servicer shall fail to perform or observe any other term, covenant or agreement contained in this Agreement, or any other Transaction Document on its part to be performed or observed and, except in the case of the covenants and agreements contained in Section 10.1, Section 10.7, Section 10.9, Section 10.11 and Section 10.16, or the breach of which is not remediable, as to each of which no grace period shall apply, any such failure shall remain unremedied for 30 days, or in the case of Section 10.26 and Section 10.27, any such failure shall remain unremedied for 5 Business Days, after knowledge by the Borrower or the Servicer thereof or after written notice thereof shall have been given by the Administrative Agent to the Borrower or the Servicer;
(c)    any representation or warranty of the Borrower or the Servicer made or deemed to have been made hereunder or in any other Transaction Document or any other writing or certificate furnished by or on behalf of the Borrower or the Servicer to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any other Transaction Document (including any Collateral Report) shall prove to have been false or incorrect in any material respect when made or deemed to have been made and, except in the case of a breach of the Borrower’s representation in Section 9.21(c), the same continues unremedied for a period of thirty (30) days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Borrower or the Servicer, and (ii) the date on which a Responsible Officer of the Borrower or the Servicer acquires knowledge thereof; provided, that no breach shall be deemed to occur hereunder in respect of any representation or warranty relating to the “eligibility” of any Collateral Obligation if the Borrower complies with its obligations in Section 7.11 with respect to such Collateral Obligation;
(d)    an Insolvency Event shall have occurred and be continuing with respect to either the Borrower, the Servicer or the Equityholder;
(e)    the aggregate principal amount of all Advances outstanding hereunder exceeds the Borrowing Base, calculated in accordance with Section 1.2(h), and such condition continues unremedied for two consecutive Business Days;
(f)    ~~the Pension Benefit Guaranty Corporation shall file notice of a Lien pursuant to Section 4068 of ERISA with regard to any of the assets of the Borrower;~~an ERISA Event occurs that, alone or together with all other ERISA Events that have occurred, would reasonably be expected to have a Material Adverse Effect;
(g)    (i) any Transaction Document or any Lien granted thereunder by the Borrower shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower; or (ii) the Borrower or the Servicer or any other party shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Transaction Document; or (iii) any security interest securing any Obligation shall, in whole or in part, cease to be a perfected first priority security interest (except, as to priority, for Permitted Liens) against the Borrower, except as permitted in accordance with Section 12.3;
(h)    any failure by the Servicer to deposit or credit, or to deliver for deposit, in the Collection Account any amount required hereunder to be so deposited, credited or delivered or to make any required distributions therefrom, which failure continues for two (2) Business Days;
(i)    failure of the Borrower or Servicer to make any payment when due (after giving effect to any related grace period) under one or more agreements for borrowed money to which it is a party in an aggregate amount in excess of in the case of the Borrower $100,000 and in the case of the Servicer, $1,000,000, individually or in the aggregate; or the occurrence of any event or condition that gives rise to a right of acceleration with respect to such recourse debt in excess of in the case of the Borrower $100,000 and in the case of the Servicer, $1,000,000;
(j)    a Change of Control shall have occurred;
(k)    either (i) the Borrower shall become required to register as an “investment company” within the meaning of the 1940 Act or the arrangements contemplated by the Transaction Documents shall require registration as an “investment company” within the meaning of the 1940 Act or (ii) the Servicer ceases to be a “business development company” within the meaning of the 1940 Act;
(l)    failure on the part of the Borrower, the Equityholder or the Servicer to (i) make any payment or deposit (including, without limitation, with respect to bifurcation and remittance of Principal Collections and Interest Collections or any other payment or deposit required to be made by the terms of the Transaction Documents) required by the terms of any Transaction Document in accordance with Section 7.3(b) and Section 10.10 or (ii) otherwise observe or perform any covenant, agreement or obligation with respect to the management and distribution of funds received with respect to the Collateral, in either case, which failure shall continue for two (2) Business Days;
(m)    (i) failure of the Borrower to maintain at least one Independent Manager, (ii) the removal of any Independent Manager without Cause or prior written notice to the Administrative Agent (in each case as required by the organization documents of the Borrower) or (iii) an Independent Manager of the Borrower which is not pre-approved by the Administrative Agent shall be appointed without the consent of the Administrative Agent; provided that, in the case of each of clauses (i) and (ii), the Borrower shall have five (5) Business Days to replace any Independent Manager upon the death or incapacitation of the current Independent Manager;
(n)    the Borrower makes any assignment or attempted assignment of its respective rights or obligations under this Agreement or any other Transaction Document without first obtaining the specific written consent of the Administrative Agent and each Lender, which consent may be withheld in the exercise of each of their respective sole and absolute discretion;
(o)    any court shall render a final, non-appealable judgment against the Borrower in an amount in excess of $100,000 which shall not be satisfactorily stayed, discharged, vacated, set aside or satisfied within 30 days of the making thereof;
(p)    the Borrower shall fail to qualify as a bankruptcy‑remote entity based upon customary criteria such that Dechert LLP or any other reputable counsel could no longer render a substantive nonconsolidation opinion with respect to the Borrower;
(q)    ~~during the Revolving Period,~~ the Minimum Equity Test is not satisfied and such condition continues unremedied for two (2) consecutive Business Days;
(r)    the Borrower shall fail to repay the Advances outstanding (including any outstanding fees and expenses) in full by the Refinancing Date (unless the Refinancing Date has been amended pursuant to Section 17.2);
(s)    the rendering against the Servicer of one or more final, non-appealable judgments, decrees or orders for the payment of money in excess of $1,000,000, individually or in the aggregate, and the continuance of such judgment, decree or order unsatisfied and in effect for any period of more than sixty (60) consecutive days without a stay of execution;
(t)    HMS Income Fund, Inc. ceases to be the Servicer; or
(u)    HMS Income Fund, Inc. shall fail to maintain the minimum asset coverage requirements applicable to a “business development company” within the meaning of the 1940 Act.
Section 13.2    Effect of Event of Default.
(a)    Optional Termination. Upon the occurrence of an Event of Default (other than an Event of Default described in Section 13.1(d) and (r)), the Revolving Period will automatically terminate and no Advances will thereafter be made (other than in accordance with Section 2.2(c)), and the Administrative Agent or the Majority Lenders may declare all or any portion of the outstanding principal amount of the Advances and other Obligations to be due and payable, whereupon the full unpaid amount of such Advances and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment (all of which are hereby expressly waived by the Borrower) and the Facility Termination Date shall be deemed to have occurred.
(b)    Automatic Termination. Upon the occurrence of an Event of Default described in Sections 13.1(d) and (r), the Facility Termination Date shall be deemed to have occurred automatically, and all outstanding Advances under this Agreement and all other Obligations under this Agreement shall become immediately and automatically due and payable, all without presentment, demand, protest or notice of any kind (all of which are hereby expressly waived by the Borrower).
Section 13.3    Rights upon Event of Default. If an Event of Default shall have occurred and be continuing, the Administrative Agent may, in its sole discretion, or shall at the direction of the Majority Lenders, direct the Collateral Agent to exercise any of the remedies specified herein in respect of the Collateral or the Servicer and the Collateral Agent may (with the consent of the Administrative Agent) but shall have no obligation, or the Collateral Agent shall promptly, at the written direction of the Administrative Agent, also do one or more of the following (subject to Section 13.9):
(a)    institute proceedings in its own name and on behalf of the Secured Parties as Collateral Agent for the collection of all Obligations, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Borrower and any other obligor with respect thereto moneys adjudged due, for the specific enforcement of any covenant or agreement in any Transaction Document or in the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Collateral Agent by Applicable Law or any Transaction Document;
(b)    exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the right and remedies of the Collateral Agent and the Secured Parties which rights and remedies shall be cumulative; and
(c)    require the Borrower and the Servicer, at the Borrower’s expense, to (1) assemble all or any part of the Collateral as directed by the Collateral Agent (at the direction of the Administrative Agent) and make the same available to the Collateral Agent at a place to be designated by the Collateral Agent (at the direction of the Administrative Agent) that is reasonably convenient to such parties and (2) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at a public or private sale, at any of the Collateral Agent’s or the Administrative Agent’s offices or elsewhere in accordance with Applicable Law. The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent (at the direction of the Administrative Agent) may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. All cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral (after payment of any amounts incurred in connection with such sale) shall be deposited into the Collection Account and to be applied reasonably promptly at the direction of the Administrative Agent pursuant to Section 8.3 and such amounts may be distributed on a date that is not a Distribution Date. After commencement of any of the above actions as set forth in this Section 13.3, the Collateral Agent shall provide notice to Morningstar (via email at ABSMonitoring@morningstar.com) that an action pursuant to Section 13.3 has been taken pursuant to direction from the Administrative Agent.
Section 13.4    Collateral Agent May Enforce Claims Without Possession of Notes.  All rights of action and of asserting claims under the Transaction Documents, may be enforced by the Collateral Agent without the possession of the Notes or the production thereof in any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Collateral Agent shall be brought in its own name as Collateral Agent and any recovery of judgment, subject to the payment of the reasonable, out-of-pocket and documented expenses, disbursements and compensation of the Collateral Agent, each predecessor Collateral Agent and their respective agents and attorneys, shall be for the ratable benefit of the Lenders and other Secured Parties.
Section 13.5    Collective Proceedings.  In any proceedings brought by the Collateral Agent to enforce the Liens under the Transaction Documents (and also any proceedings involving the interpretation of any provision of any Transaction Document), the Collateral Agent shall be held to represent all of the Secured Parties, and it shall not be necessary to make any Secured Party a party to any such proceedings.
Section 13.6    Insolvency Proceedings.  In case there shall be pending, relative to the Borrower or any other obligor upon the Obligations or any Person having or claiming an ownership interest in the Collateral, proceedings under the Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Borrower, its property or such other obligor or Person, or in case of any other comparable judicial proceedings relative to the Borrower or other obligor upon the Notes, or to the creditors of property of the Borrower or such other obligor, the Collateral Agent irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Collateral Agent shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered but without any obligation, subject to Section 13.9(a), by intervention in such proceedings or otherwise:
(a)    to file and prove a claim or claims for the whole amount of principal and Yield owing and unpaid in respect of the Notes, all other amounts owing to the Secured Parties and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Collateral Agent (including any claim for reimbursement of all expenses (including the fees and expenses of counsel) and liabilities incurred, and all advances, if any, made, by the Collateral Agent and each predecessor Collateral Agent except as determined to have been caused by its own negligence or willful misconduct) and of each of the other Secured Parties allowed in such proceedings;
(b)    unless prohibited by Applicable Law and regulations, to vote (with the consent of the Administrative Agent) on behalf of the holders of the Notes in any election of a trustee, a standby trustee or person performing similar functions in any such proceedings;
(c)    to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Secured Parties on their behalf; and
(d)    to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Collateral Agent or the Secured Parties allowed in any judicial proceedings relative to the Borrower, its creditors and its property;
and any trustee, receiver, liquidator, collateral agent or trustee or other similar official in any such proceeding is hereby authorized by each of such Secured Parties to make payments to the Collateral Agent and, in the event that the Collateral Agent shall consent to the making of payments directly to such Secured Parties, to pay to the Collateral Agent such amounts as shall be sufficient to cover all reasonable expenses and liabilities incurred, and all advances made, by the Collateral Agent and each predecessor Collateral Agent except as determined to have been caused by its own negligence or willful misconduct.
Section 13.7    Delay or Omission Not Waiver.  No delay or omission of the Collateral Agent or of any other Secured Party to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article XIII or by law to the Collateral Agent or to the other Secured Parties may be exercised from time to time, and as often as may be deemed expedient, by the Collateral Agent or by the other Secured Parties, as the case may be.
Section 13.8    Waiver of Stay or Extension Laws.  The Borrower waives and covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force (including filing a voluntary petition under Chapter 11 of the Bankruptcy Code and by the voluntary commencement of a proceeding or the filing of a petition seeking winding up, liquidation, reorganization or other relief under any bankruptcy, insolvency, receivership or similar law now or hereafter in effect), which may affect the covenants, the performance of or any remedies under this Agreement; and the Borrower (to the extent that it may lawfully do so) hereby expressly waives all benefits or advantages of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Collateral Agent, but will suffer and permit the execution of every such power as though no such law had been enacted.
Section 13.9    Limitation on Duty of Collateral Agent in Respect of Collateral. (y) Beyond the safekeeping of the Collateral Obligation Files in accordance with Article XVIII, neither the Collateral Agent nor the Collateral Custodian shall have any duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and neither the Collateral Agent nor the Collateral Custodian shall be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. Neither the Collateral Agent nor the Collateral Custodian shall be liable or responsible for any misconduct, negligence or loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent, attorney or bailee selected by the Collateral Agent or the Collateral Custodian in good faith and with due care hereunder.
(a)    Neither the Collateral Agent nor the Collateral Custodian shall be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, or for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.
(b)    Neither the Collateral Agent nor the Collateral Custodian shall have any duty to act outside of the United States in respect of any Collateral located in any jurisdiction other than the United States.
Section 13.10    Power of Attorney. (z)  Each of the Borrower and the Servicer hereby irrevocably appoints the Collateral Agent as its true and lawful attorney (with full power of substitution) in its name, place and stead and at its expense, in connection with the enforcement of the rights and remedies provided for (and subject to the terms and conditions set forth) in this Agreement including without limitation the following powers: (i) to give any necessary receipts or acquittance for amounts collected or received hereunder, (ii) to make all necessary transfers of the Collateral in connection with any such sale or other disposition made pursuant hereto, (iii) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale or other disposition, the Borrower and the Servicer hereby ratifying and confirming all that such attorney (or any substitute) shall lawfully do hereunder and pursuant hereto, and (iv) to sign any agreements, orders or other documents in connection with or pursuant to any Transaction Document. Nevertheless, if so requested by the Collateral Agent, the Borrower shall ratify and confirm any such sale or other disposition by executing and delivering to the Collateral Agent all proper bills of sale, assignments, releases and other instruments as may be designated in any such request.
(a)    No person to whom this power of attorney is presented as authority for the Collateral Agent to take any action or actions contemplated by clause (a) shall inquire into or seek confirmation from the Borrower or the Servicer as to the authority of the Collateral Agent to take any action described below, or as to the existence of or fulfillment of any condition to the power of attorney described in clause (a), which is intended to grant to the Collateral Agent unconditionally the authority to take and perform the actions contemplated herein, and each of the Borrower and the Servicer irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity that acts in reliance upon or acknowledges the authority granted under this power of attorney. The power of attorney granted in clause (a) is coupled with an interest and may not be revoked or canceled by the Borrower or the Servicer until all obligations of each of the Borrower and the Servicer under the Transaction Documents have been paid in full and the Collateral Agent has provided its written consent thereto.
(b)    Notwithstanding anything to the contrary herein, the power of attorney granted pursuant to this Section 13.10 shall only be effective after the occurrence of an Event of Default.
Article XIV

THE ADMINISTRATIVE AGENT
Section 14.1    Appointment. Each Lender hereby irrevocably designates and appoints DBNY as Administrative Agent hereunder and under the other Transaction Documents, and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and the other Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Transaction Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent.
Section 14.2    Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Transaction Documents by or through its subsidiaries, affiliates, agents or attorneys‑in‑fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys‑in‑fact selected by it with reasonable care.
Section 14.3    Exculpatory Provisions. The Administrative Agent (acting in such capacity) and each of its directors, officers, agents or employees shall not be (a) liable for any action lawfully taken or omitted to be taken by it or them or any Person described in Section 14.2 under or in connection with this Agreement or the other Transaction Documents (except for its, their or such Person’s own gross negligence or willful misconduct), or (b) responsible in any manner to any Person for any recitals, statements, representations or warranties of any Person (other than itself) contained in the Transaction Documents or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, the Transaction Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Transaction Documents or any other document furnished in connection therewith or herewith, or for any failure of any Person (other than itself or its directors, officers, agents or employees) to perform its obligations under any Transaction Document or for the satisfaction of any condition specified in a Transaction Document. Except as otherwise expressly provided in this Agreement, the Administrative Agent shall not be under any obligation to any Person to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, the Transaction Documents, or to inspect the properties, books or records of the Borrower or the Servicer.
Section 14.4    Reliance by the Administrative Agent. The Administrative Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to each of the Lenders), Independent Accountants and other experts selected by the Administrative Agent. The Administrative Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement, any other Transaction Document or any other document furnished in connection herewith or therewith unless it shall first receive such advice or concurrence of the Lenders, as it deems appropriate, or it shall first be indemnified to its satisfaction by the Lenders against any and all liability, cost and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the other Transaction Documents or any other document furnished in connection herewith or therewith in accordance with a request of the Majority Lenders or Required Lenders (as applicable), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the other Transaction Documents or any other document furnished in connection herewith or therewith in accordance with a request of the Majority Lenders or Required Lenders (as applicable), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.
Section 14.5    Notices. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any breach of this Agreement or the occurrence of any Event of Default unless it has received notice from the Servicer, the Borrower or any Lender, referring to this Agreement and describing such event. The Administrative Agent shall take such action with respect to such event as shall be reasonably directed in writing by the Majority Lenders or Required Lenders (as applicable); provided, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such event as it shall deem advisable in the best interests of the Lenders.
Section 14.6    Non‑Reliance on the Administrative Agent. The Lenders expressly acknowledge that neither the Administrative Agent, nor any of its officers, directors, employees, agents, attorneys‑in‑fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower or the Servicer, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower, the Servicer, and the Collateral Obligations and made its own decision to purchase its interest in the Notes hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis, appraisals and decisions in taking or not taking action under any of the Transaction Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower, the Servicer, and the Collateral Obligations. Except as expressly provided herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the Collateral or the business, operations, property, prospects, financial and other condition or creditworthiness of the Borrower, the Servicer or the Lenders which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys‑in‑fact or affiliates.
In no event shall the Administrative Agent be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Agreement.
Section 14.7    Indemnification. The Lenders agree to indemnify the Administrative Agent and its officers, directors, employees, representatives and agents (to the extent not reimbursed by the Borrower or the Servicer under the Transaction Documents, and without limiting the obligation of such Persons to do so in accordance with the terms of the Transaction Documents), ratably according to the outstanding amounts of their Advances (or their Commitments, if no Advances are outstanding) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for the Administrative Agent or the affected Person in connection with any investigative, or judicial proceeding commenced or threatened, whether or not the Administrative Agent or such affected Person shall be designated a party thereto) (“Liabilities”) that may at any time be imposed on, incurred by or asserted against the Administrative Agent or such affected Person as a result of, or arising out of, or in any way related to or by reason of, any of the transactions contemplated hereunder or under the Transaction Documents or any other document furnished in connection herewith or therewith; provided that no Lender shall have any obligation to indemnify the Administrative Agent or any such other Person against any Liabilities that are determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from the Administrative Agent’s or such other Person’s gross negligence or willful misconduct.
Section 14.8    Successor Administrative Agent. The Required Lenders (other than DBNY or any of its Affiliates if DBNY is the Administrative Agent at such time) and the Servicer may, with the prior written consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed), at any time, upon at least 30 days’ written notice to the Borrower and the Collateral Agent and the Administrative Agent, remove the Administrative Agent if at such time the Administrative Agent’s Commitment is less than 25% of the Facility Amount. If the Administrative Agent shall resign or is removed as Administrative Agent under this Agreement, then the Majority Lenders, with the prior written consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed), shall appoint a successor agent, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent, effective upon its acceptance of such appointment, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. After any Administrative Agent’s resignation or removal hereunder, the provisions of this Article XIV shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Administrative Agent under this Agreement. No resignation or removal of the Administrative Agent shall become effective until a successor Administrative Agent shall have assumed the responsibilities and obligations of such Administrative Agent hereunder; provided, that in the event a successor Administrative Agent is not appointed within 60 days after such a notice of its resignation is given as permitted by this Section 14.8, the applicable Administrative Agent may petition a court for its removal. Upon the assumption of responsibilities by a successor Administrative Agent, such successor Administrative Agent will provide notice of succession to Morningstar (via email at ABSMonitoring@morningstar.com).
Section 14.9    Administrative Agent in its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or the Servicer as though the Administrative Agent were not an agent hereunder. Any Person which is the Administrative Agent may act as Administrative Agent without regard to and without additional duties or liabilities arising from its role as such administrator or agent or arising from its acting in any such other capacity.
Article XV

ASSIGNMENTS
Section 15.1    Restrictions on Assignments. Except as specifically provided herein, neither the Borrower nor the Servicer may assign any of their respective rights or obligations hereunder or any interest herein without the prior written consent of the Administrative Agent and each Lender in their respective sole discretion and any attempted assignment in violation of this Section 15.1 shall be null and void.
Section 15.2    Documentation. In connection with any permitted assignment, each Lender shall deliver to each assignee an assignment, in such form as such Lender and the related assignee may agree, duly executed by such Lender assigning any such rights, obligations, Advance or Note to the assignee; and such Lender shall promptly execute and deliver all further instruments and documents, and take all further action, that the assignee may reasonably request, in order to perfect, protect or more fully evidence the assignee’s right, title and interest in and to the items assigned, and to enable the assignee to exercise or enforce any rights hereunder or under the Notes evidencing such Advance. If the assignee is not an existing Lender it shall deliver to the Collateral Agent and the Administrative Agent any tax forms and other information requested by the Collateral Agent or the Administrative Agent for purposes of conducting its customary “know your customer” inquiries.
Section 15.3    Rights of Assignee. Upon the foreclosure of any assignment of any Advances made for security purposes, or upon any other assignment of any Advance from any Lender pursuant to this Article XV, the respective assignee receiving such assignment shall have all of the rights of such Lender hereunder with respect to such Advances and all references to the Lender or Lenders in Sections 4.3 or 5.1 shall be deemed to apply to such assignee (provided that any assignee of a Lender with a Lender Effective Date shall be deemed to have the Lender Effective Date of its assignor).
Section 15.4    Assignment by Lenders. So long as no Unmatured Event of Default or Event of Default has occurred and is continuing, no Lender may make any assignment, other than any proposed assignment (i) to an Affiliate of such Lender, (ii) to another Lender hereunder or (iii) to any Person upon the determination by such Lender that its ownership of any of its rights or obligations hereunder is prohibited by Applicable Law (including, without limitation, the Volcker Rule), without the prior written consent of the Borrower (such consent not to be unreasonably withheld, delayed or conditioned and shall be deemed granted unless affirmatively denied by the Borrower within five (5) Business Days of receipt of a request to consent to an assignment)~~.~~ ; provided, that, so long as no Event of Default or Unmatured Event of Default shall have occurred and be continuing at such time, each Lender shall first offer to sell such interest(s) to (i) the Lender affiliated with the Administrative Agent and, if such Lender does not accept such offer within 10 Business Day, then (ii) to each remaining Lender (pro rata) for a period of 10 Business Days prior to offering to any Person that is not an existing Lender. Each Lender shall endorse the Notes to reflect any assignments made pursuant to this Article XV or otherwise. Notwithstanding anything to the contrary contained herein, no Lender may make any assignment to the Borrower, the Servicer or any of their respective Affiliates without the prior written consent of each other Lender.
Section 15.5    Registration; Registration of Transfer and Exchange. (aa)  The Administrative Agent, acting solely for this purpose agent for the Borrower (and, in such capacity, the “Loan Registrar”), shall maintain a register for the recordation of the name and address of each Lender (including any nominees or any assignees), and the principal amounts (and stated interest) owing to such Lender pursuant to the terms hereof from time to time (the “Loan Register”).  The entries in the Loan Register shall be conclusive absent manifest error, and the Borrower, the Collateral Agent, the Administrative Agent and each Lender shall treat each Person whose name is recorded in the Loan Register pursuant to the terms hereof as a Lender hereunder.  The Loan Register shall be available for inspection by any Lender at any reasonable time and from time to time upon reasonable prior notice.
(a)    Each Person who has or who acquired an interest in a Note shall be deemed by such acquisition to have agreed to be bound by the provisions of this Section 15.5. A Note may be exchanged (in accordance with Section 15.5(c)) and transferred to the holders (or their agents or nominees) of the Advances and to any assignee (in accordance with Section 15.4) (or its agent or nominee) of all or a portion of the Advances. The Loan Registrar shall not register (or cause to be registered) the transfer of such Note, unless the proposed transferee shall have delivered to the Loan Registrar either (i) an Opinion of Counsel that the transfer does not constitute a non-exempt “prohibited transaction” under ERISA or (ii) an express agreement by the proposed transferee to be bound by and to abide by the provisions of this Section 15.5 and the restrictions noted on the face of such Note.
(b)    At the option of the holder thereof, a Note may be exchanged for one or more new Notes of any authorized denominations and of a like class and aggregate principal amount at an office or agency of the Borrower. Whenever any Note is so surrendered for exchange, the Borrower shall execute and deliver (through the Loan Registrar) the new Note which the holder making the exchange is entitled to receive at the Loan Registrar’s office, located at DB Services Americas Inc., 5022 Gate Parkway, Suite 200, Jacksonville, Florida, 32256, Attention: Transfer Unit.
(c)    Upon surrender for registration of transfer of any Note at an office or agency of the Borrower, the Borrower shall execute and deliver (through the Loan Registrar), in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like class and aggregate principal amount.
(d)    All Notes issued upon any registration of transfer or exchange of any Note in accordance with the provisions of this Agreement shall be the valid obligations of the Borrower, evidencing the same debt, and entitled to the same benefits under this Agreement, as the Note(s) surrendered upon such registration of transfer or exchange.
(e)    Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Borrower or the Loan Registrar) be fully endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Loan Registrar, duly executed by the holder thereof or his attorney duly authorized in writing.
(f)    No service charge shall be made for any registration of transfer or exchange of a Note, but the Borrower may require payment from the transferee holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer of exchange of a Note.
(g)    The holders of the Notes shall be bound by the terms and conditions of this Agreement.
Section 15.6    Mutilated, Destroyed, Lost and Stolen Notes. (bb)  If any mutilated Note is surrendered to the Loan Registrar, the Borrower shall execute and deliver (through the Loan Registrar) in exchange therefor a new Note of like class and tenor and principal amount and bearing a number not contemporaneously outstanding.
(a)    If there shall be delivered to the Borrower and the Loan Registrar prior to the payment of the Notes (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Borrower or the Loan Registrar that such Note has been acquired by a bona fide Lender, the Borrower shall execute and deliver (through the Loan Registrar), in lieu of any such destroyed, lost or stolen Note, a new Note of like class, tenor and principal amount and bearing a number not contemporaneously outstanding.
(b)    Upon the issuance of any new Note under this Section 15.6, the Borrower may require the payment from the transferor holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.
(c)    Every new Note issued pursuant to this Section 15.6 and in accordance with the provisions of this Agreement, in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Borrower, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Notes duly issued hereunder.
(d)    The provisions of this Section 15.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of a mutilated, destroyed, lost or stolen Note.
Section 15.7    Persons Deemed Owners. The Borrower, the Servicer, the Administrative Agent, the Collateral Agent and any agent for any of the foregoing may treat the holder of any Note as the owner of such Note for all purposes whatsoever, whether or not such Note may be overdue, and none of Borrower, the Servicer, the Administrative Agent, the Collateral Agent and any such agent shall be affected by notice to the contrary.
Section 15.8    Cancellation. All Notes surrendered for payment or registration of transfer or exchange shall be promptly canceled. The Borrower shall promptly cancel and deliver to the Loan Registrar any Notes previously authenticated and delivered hereunder which the Borrower may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Borrower. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 15.8, except as expressly permitted by this Agreement.
Section 15.9    Participations; Pledge. (cc)  At any time and from time to time, each Lender may, in accordance with Applicable Law, grant participations in all or a portion of its Note and/or its interest in the Advances and other payments due to it under this Agreement to any Person (each, a “Participant”). Each Lender hereby acknowledges and agrees that (A) any such participation will not alter or affect such Lender’s direct obligations hereunder, and (B) none of the Borrower, the Servicer, the Administrative Agent, any Lender, the Collateral Agent nor the Servicer shall have any obligation to have any communication or relationship with any Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Section 4.3 and Section 5.1 (subject to the requirements and limitations therein, including the requirements under Section 4.3(f) (it being understood that the documentation required under Section 4.3(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to this Article XV; provided that such Participant (A) agrees to be subject to the provisions of Section 17.15 as if it were an assignee under this Article XV; and (B) shall not be entitled to receive any greater payment under Section 4.3 or Section 5.1, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent that such entitlement to receive a greater payment results from a change in any Applicable Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 17.15(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 17.1 as though it were a Lender.
(a)    Notwithstanding anything in Section 15.9(a) to the contrary, each Lender may pledge its interest in the Advances and the Notes to any Federal Reserve Bank as collateral in accordance with Applicable Law without the prior written consent of any Person.
(b)    Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the obligations under the Transaction Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any obligations under any Transaction Document) except to the extent that such disclosure is necessary to establish that such obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
Section 15.10    Reallocation of Advances. Any reallocation of Advances among Lenders pursuant to an assignment executed by such Lender and its assignee(s) and delivered pursuant to this Article XV in each case shall be wired by the applicable purchasing Lender(s) to the Collateral Agent pursuant to the wiring instructions provided by the Collateral Agent; provided that the Collateral Agent shall not wire such amounts to the applicable selling Lender(s) until it has received an executed assignment agreement.
Article XVI

INDEMNIFICATION
Section 16.1    Borrower Indemnity. Without limiting any other rights which any such Person may have hereunder or under Applicable Law, the Borrower agrees to indemnify the Administrative Agent, the Servicer, the Lenders, the Loan Registrar, the Collateral Custodian and the Collateral Agent and each of their Affiliates, and each of their respective successors, transferees, participants and assigns and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each of the foregoing Persons being individually called an “Indemnified Party”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable and documented attorneys’ and accountants’ fees and disbursements awarded against or incurred by any of them arising out of or relating to any Transaction Document or the transactions contemplated hereby or thereby (including the structuring and arranging of such transactions) or the use of proceeds therefrom by the Borrower, including in respect of the funding of any Advance or any breach of any representation, warranty or covenant of the Borrower or the Servicer in any Transaction Document or in any certificate or other written material delivered by any of them pursuant to any Transaction Document (all of the foregoing, subject to the following exclusion, being collectively called “Indemnified Amounts”), excluding, however, any amounts payable to an Indemnified Party (a) to the extent determined by a court of competent jurisdiction to have resulted from gross negligence, bad faith or willful misconduct on the part of any Indemnified Party, (b) resulting from the performance of the Collateral Obligations or (c) on account of Excluded Taxes or Indemnified Taxes payable pursuant to Section 4.3.
Indemnification under this Section 16.1 shall survive the termination of this Agreement and the resignation or removal of any Indemnified Party and shall include reasonable fees and expenses of counsel and reasonable expenses of litigation. For the avoidance of doubt, notwithstanding anything to the contrary contained herein, the Borrower will be obligated to pay any Indemnified Amount on any given day only to the extent there are amounts available therefor pursuant to Section 8.3.
Any amounts subject to the indemnification provisions of this Section 16.1 shall be paid by the Borrower to the applicable Indemnified Party (subject to Section 8.3) on the Distribution Date following such Person’s demand therefor, accompanied by a reasonably detailed description in writing of the related damage, loss, claim, liability and related costs and expenses.
Section 16.2    Servicer Indemnity. Without limiting any other rights which any such Person may have hereunder or under Applicable Law, the Servicer agrees to indemnify the Indemnified Parties forthwith on demand, from and against any and all Indemnified Amounts incurred by such Indemnified Party by reason of any acts or omissions of the Servicer in its capacity as Servicer and related to any Transaction Document, the transactions contemplated thereby or any certificate or other written material delivered by the Servicer pursuant hereto or thereto, excluding, however, Indemnified Amounts payable to an Indemnified Party (a) to the extent determined by a court of competent jurisdiction to have resulted from gross negligence, bad faith or willful misconduct on the part of any Indemnified Party and (b) resulting from the performance of the Collateral Obligations. The parties agree that the provisions of this Section 16.2 shall not be interpreted to provide recourse to the Servicer against loss by reason of the bankruptcy, insolvency or lack of creditworthiness of an Obligor with respect to any Collateral Obligation, and for the avoidance of doubt, the Servicer shall have no liability to indemnify hereunder to the extent such indemnification constitutes recourse for uncollectible or uncollected Collateral Obligations.
Indemnification under this Section 16.2 shall survive the termination of this Agreement and the resignation or removal of any Indemnified Party and shall include reasonable fees and expenses of counsel and reasonable expenses of litigation.
Section 16.3    Contribution. (dd)  If for any reason (other than the exclusions set forth in the first paragraph of Section 16.1) the indemnification provided above in Section 16.1 is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Borrower agrees to contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party, on the one hand, and the Borrower and its Affiliates, on the other hand, but also the relative fault of such Indemnified Party, on the one hand, and the Borrower and its Affiliates, on the other hand, as well as any other relevant equitable considerations.
(a)    If for any reason (other than the exclusions set forth in the first paragraph of Section 16.2) the indemnification provided above in Section 16.2 is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Servicer agrees to contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party, on the one hand, and the Servicer, on the other hand, but also the relative fault of such Indemnified Party, on the one hand, and the Servicer, on the other hand, as well as any other relevant equitable considerations.
Section 16.4    After-Tax Basis. Indemnification under Section 16.1 and Section 16.2 shall be in an amount necessary to make the Indemnified Party whole after taking into account any Tax consequences to the Indemnified Party of the receipt of the indemnity provided hereunder (or of the incurrence of the underlying damage, cost or expense), including the effect of such Tax or refund on the amount of Tax measured by net income or profits that is or was payable by the Indemnified Party (and the effect of any deduction or loss realized by the Indemnified Party), but subject to Section 4.3.
Article XVII

MISCELLANEOUS
Section 17.1    No Waiver; Remedies. No failure on the part of any Lender, the Administrative Agent, the Collateral Agent, the Collateral Custodian, any Indemnified Party or any Affected Person to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any of them of any right, power or remedy hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, each Lender is hereby authorized by the Borrower during the existence of an Event of Default, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by it to or for the credit or the account of the Borrower to the amounts owed by the Borrower under this Agreement, to the Administrative Agent, the Collateral Agent, the Collateral Custodian, any Affected Person, any Indemnified Party or any Lender or their respective successors and assigns. Without limiting the foregoing, each Lender is hereby authorized by the Servicer during the existence of an Event of Default, to the fullest extent permitted by law, to set off and apply any and all deposits relating to the Borrower or the transactions contemplated hereby (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by it to or for the credit or the account of the Servicer to the amounts owed by the Servicer under this Agreement, to the Administrative Agent, the Collateral Agent, the Collateral Custodian, any Affected Person, any Indemnified Party or any Lender or their respective successors and assigns.
Section 17.2    Amendments, Waivers. Subject to Section 2.8, this Agreement may not be amended, supplemented or modified nor may any provision hereof be waived except in accordance with the provisions of this Section 17.2.
The Borrower, the Servicer, the Required Lenders and the Administrative Agent may, from time to time enter into written amendments, supplements, waivers or modifications hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights of any party hereto or waiving, on such terms and conditions as may be specified in such instrument, any of the requirements of this Agreement; provided, that no such amendment, supplement, waiver or modification shall (i) increase or extend the term of the Commitments, reduce the amount of or extend the maturity of any payment with respect to an Advance or reduce the rate or extend the Facility Termination Date or the time or amount (other than any such reduction as a result of a full or partial waiver of interest accruing at a default rate imposed during an Event of Default or a result of a waiver of an Event of Default) of payment of Yield thereon, reduce or alter the timing of any Fee or other amount payable to any Lender hereunder or change the consequence of the Borrower failing to refinancing the Facility by the Refinancing Date, in each case (x) whether or not pursuant to the waiver of an Event of Default and (y) without the consent of each Lender affected thereby, (ii) amend, modify or waive any provision of this Section 17.2 or Section 17.11, or reduce the percentage specified in the definition of Required Lenders, in each case without the written consent of all Lenders, (iii) amend, modify or waive any provision adversely affecting the obligations or duties of the Collateral Agent, in each case without the prior written consent of the Collateral Agent, (iv) amend, modify or waive any provision adversely affecting the obligations or duties of the Collateral Custodian, in each case without the prior written consent of the Collateral Custodian, (v) amend, modify or waive any provision adversely affecting the obligations or duties of the Administrative Agent, in each case without the prior written consent of the Administrative Agent, (vi) waive any Event of Default without the prior written consent of Lenders holding over 75% of the aggregate outstanding Loans and unutilized Commitments (excluding Defaulting Lenders) or (vii) constitute a Fundamental Amendment without the prior written consent of each Lender. Upon execution of any amendments by the Borrower, the Servicer and the Administrative Agent as provided herein, the Servicer shall deliver a copy of such amendment to the Collateral Agent and an advanced copy to Morningstar (via email at ABSMonitoring@morningstar.com). Any waiver of any provision of this Agreement shall be limited to the provisions specifically set forth therein for the period of time set forth therein and shall not be construed to be a waiver of any other provision of this Agreement.

Notwithstanding the foregoing, upon the determination by any Lender that due to the introduction of or change following the Existing Effective Date or Lender Effective Date, as applicable, in, or in the interpretation or application occurring following the Existing Effective Date or Lender Effective Date, as applicable, of, Applicable Law (including, without limitation, the Volcker Rule), or the interpretation thereof, occurring after the date of this Agreement its ownership of any of its rights or obligations hereunder is prohibited by such Applicable Law, each of the Borrower, the Servicer, each Lender, the Collateral Agent, the Collateral Custodian and the Administrative Agent hereby agree to work in good faith to amend or amend and restate the commercial terms of this agreement (including, if necessary, to re-document under a note purchase agreement or indenture) to ensure future compliance with such Applicable Law, so long as such amended or amended and restated commercial terms could not be expected to have a material adverse effect on any of the Borrower, the Servicer, the Equityholder or the Collateral Obligations, as determined by such party (or in the case of the Collateral Obligations, the Servicer); provided that, in lieu of any such amendment or amendment and restatement or in the event an agreement on such amended or amended and restated commercial terms is not or cannot be reached as determined by such Lender, such Lender may assign its rights and obligations hereunder to any Person without any further consent being required; provided further that, upon any such assignment, notwithstanding anything to the contrary contained herein or in any Transaction Document, the Borrower shall be permitted to prepay and permanently reduce the Facility Amount in accordance with Sections 2.4 and 2.5 without the payment of ~~the Prepayment Fee set forth in Section 2.5(c)~~any prepayment fee or penalty.
The Borrower, the Servicer and each Lender acknowledges that the Administrative Agent may be communicating with some or all of the Lenders (including Lenders that are not Affiliates of the Administrative Agent), agents or potential lenders in connection with an amendment or syndication of this Agreement.

Section 17.3    Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by certified mail, electronic mail, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth under its name on Annex A or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (a) if personally delivered, when received, (b) if sent by certified mail, three Business Days after having been deposited in the mail, postage prepaid, (c) if sent by overnight courier, one Business Day after having been given to such courier, (d) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means, except that notices and communications pursuant to Section 2.2, shall not be effective until received, (e) if transmitted by electronic mail, when sent, and (f) if sent to Morningstar, when sent via email to ABSMonitoring@morningstar.com.
Section 17.4    Costs and Expenses. In addition to the rights of indemnification granted under Section 16.1, the Borrower agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent, the Collateral Agent, the Collateral Custodian and the Lenders in connection with the preparation, execution, delivery, syndication and administration of this Agreement, any liquidity support facility and the other documents and agreements to be delivered hereunder or with respect hereto, and, subject to any cap on such costs and expenses agreed upon in a separate letter agreement among the Borrower, the Servicer and the Administrative Agent or the Collateral Agent and Collateral Custodian Fee Letter, as applicable, and the Borrower further agrees to pay all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent and the Lenders in connection with any amendments, waivers or consents executed in connection with this Agreement, including the reasonable fees and reasonable and documented out-of-pocket expenses of counsel to the Administrative Agent and any related Lender, the Collateral Agent, the Collateral Custodian and the Lenders with respect thereto and with respect to advising the Administrative Agent and the Lenders as to its rights and remedies under this Agreement, and to pay all reasonable, documented and out-of-pocket costs and expenses, if any (including reasonable outside counsel fees and expenses), of the Administrative Agent, the Collateral Agent, the Collateral Custodian and the Lenders, in connection with the enforcement against the Servicer or the Borrower of this Agreement or any of the other Transaction Documents and the other documents and agreements to be delivered hereunder or with respect hereto; provided that in the case of reimbursement of counsel for the Lenders other than the Administrative Agent, such reimbursement shall be limited to one outside counsel to the Administrative Agent and any related Lender.
Section 17.5    Binding Effect; Survival. This Agreement shall be binding upon and inure to the benefit of Borrower, the Lenders, the Administrative Agent, the Servicer, the Collateral Agent, the Collateral Custodian and their respective successors and assigns, and the provisions of Section 4.3, Article V, and Article XVI shall inure to the benefit of the Affected Persons and the Indemnified Parties, respectively, and their respective successors and assigns; provided, nothing in the foregoing shall be deemed to authorize any assignment not permitted by Article XV. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until (subject to the immediately following sentence) such time when all Obligations have been finally and fully paid in cash and performed. The rights and remedies with respect to any breach of any representation and warranty made by the Borrower pursuant to Article IX and the indemnification and payment provisions of Article V, Article XVI and the provisions of Section 17.10, Section 17.11 and Section 17.12 shall be continuing and shall survive any termination of this Agreement and any termination of the any Person’s rights to act as Servicer hereunder or under any other Transaction Document.
Section 17.6    Captions and Cross References. The various captions (including the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Schedule or Exhibit are to such Section of or Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.
Section 17.7    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.
Section 17.8    GOVERNING LAW. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.
Section 17.9    Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original but all of which shall constitute together but one and the same agreement. Delivery of this Agreement by facsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Agreement.
Section 17.10    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE EQUITYHOLDER, THE BORROWER, THE SERVICER, THE ADMINISTRATIVE AGENT, THE INVESTORS OR ANY OTHER AFFECTED PERSON. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER TRANSACTION DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR ITS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER TRANSACTION DOCUMENT. EXCEPT TO THE EXTENT PROHIBITED BY LAW, EACH OF THE BORROWER, THE SERVICER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY WAIVES AS AGAINST EACH OTHER SUCH PARTY HERETO ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO ABOVE IN THIS SECTION 17.10 ANY SPECIAL, EXEMPLARY, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.
Section 17.11    No Proceedings.
(a)    Notwithstanding any other provision of this Agreement, each of the Servicer, the Collateral Agent, the Collateral Custodian, each Lender and the Administrative Agent hereby agrees that it will not institute against the Borrower, or join any other Person in instituting against the Borrower, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Insolvency Event) so long as any Advances or other amounts due from the Borrower hereunder shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Advances or other amounts shall be outstanding. The foregoing shall not limit such Person’s right to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted by any Person other than such Person.
Section 17.12    Limited Recourse. No recourse under any obligation, covenant or agreement of a Lender contained in this Agreement shall be had against any incorporator, stockholder, officer, director, member, manager, employee or agent of any Lender or any of their respective Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of each Lender, and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, member, manager, employee or agent of any Lender or any of their respective Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of a Lender contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by a Lender of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, member, manager, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.
Notwithstanding any other provision of this Agreement (but in no way limiting the obligations of the Equityholder, the Servicer or any other Person hereunder or under any Transaction Document), no recourse under any obligation, covenant or agreement of the Borrower or the Servicer contained in this Agreement shall be had against any incorporator, stockholder, partner, officer, director, member, manager, employee or agent of the Borrower, the Servicer or any of their respective Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of the Borrower and the Servicer, and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, member, manager, employee or agent of the Borrower, the Servicer or any of their respective Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of the Borrower or the Servicer contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by the Borrower or the Servicer of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, member, manager, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.
Section 17.13    ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS EXECUTED AND DELIVERED HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
Section 17.14    Confidentiality. (ee)  The Borrower, the Servicer, the Collateral Custodian and the Collateral Agent shall hold in confidence, and not disclose to any Person, the identity of any Lender or the terms of any fees payable in connection with this Agreement except they may disclose such information (i) to their officers, directors, employees, agents, counsel, accountants, auditors, advisors, prospective lenders, equity investors or representatives, (ii) with the consent of such Lender, (iii) to the extent such information has become available to the public other than as a result of a disclosure by or through such Person, or (iv) to the extent the Borrower, the Servicer, the Collateral Custodian or the Collateral Agent or any Affiliate of any of them should be required by any law or regulation applicable to it or requested by any Official Body to disclose such information.
(a)    The Administrative Agent, the Collateral Agent, the Collateral Custodian and each Lender, severally and with respect to itself only, covenants and agrees that any information about the Borrower or its Affiliates or the Obligors, the Collateral Obligations, the Related Security or otherwise obtained by the Administrative Agent, the Collateral Agent or such Lender pursuant to this Agreement shall be held in confidence (it being understood that documents provided to the Administrative Agent hereunder may in all cases be distributed by the Administrative Agent to the Lenders) except that the Administrative Agent, the Collateral Agent, the Collateral Custodian or such Lender may disclose such information (i) to its affiliates, officers, directors, employees, agents, counsel, accountants, auditors, advisors or representatives, (ii) to the extent such information has become available to the public other than as a result of a disclosure by or through the Administrative Agent, the Collateral Agent, the Collateral Custodian or such Lender, (iii) to the extent such information was available to the Administrative Agent or such Lender on a non-confidential basis prior to its disclosure to the Administrative Agent or such Lender hereunder, (iv) with the consent of the Servicer, (v) to the extent permitted by Article XV, or (vi) to the extent the Administrative Agent or such Lender should be (A) required in connection with any legal or regulatory proceeding or (B) requested by any Official Body to disclose such information; provided, that in the case of clause (vi) above, the Administrative Agent or such Lender, as applicable, will use reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by law) notify the Servicer of its intention to make any such disclosure prior to making any such disclosure; provided, further, that no Lender shall be required to so notify the Servicer if the disclosure is made to a bank examiner, regulatory examiner or self-regulatory examiner in the ordinary course of such examiner’s examination or inspection of such Lender which does not specifically target the Servicer or the Borrower.
Section 17.15    Mitigation; Replacement of Lenders.
(a)    If any Lender requests compensation under Section 5.1, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or Official Body for the account of any Lender pursuant to Section 4.3, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking the Obligations or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 4.3 or Section 5.1, as the case may be, in the future, and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment; provided, that such reasonable costs and expenses cannot exceed the amounts requested as compensation under Section 5.1 or that the Borrower is or will be required to pay on account of Indemnified Taxes or additional amounts pursuant to Section 4.3.
(b)    At any time there is more than one Lender, the Borrower shall be permitted, at its sole expense and effort, to replace any Lender, except (i) the Administrative Agent or (ii) any Lender which is administered by the Administrative Agent or an Affiliate of the Administrative Agent, that (a) requests reimbursement, payment or compensation for any amounts owing pursuant to Section 4.3 or Section 5.1 or (b) has received a written notice from the Borrower of an impending change in law that would entitle such Lender to payment of additional amounts pursuant to Section 4.3 or Section 5.1, unless such Lender designates a different lending office before such change in law becomes effective pursuant to Section 17.15(a) and such alternate lending office obviates the need for the Borrower to make payments of any additional amounts pursuant to Section 4.3 or Section 5.1 or (c) has not consented to any proposed amendment, supplement, modification, consent or waiver, each pursuant to Section 17.2 or (d) defaults in its obligation to make Advances hereunder or (e) is a Dissenting Lender on five occasions in any 12-month period; provided, that (i) nothing herein shall relieve a Lender from any liability it might have to the Borrower or to the other Lenders for its failure to make any Advance, (ii) the replacement financial institution shall purchase, at par, all Advances and other amounts owing to such replaced Lender on or prior to the date of replacement and reallocation of such Advances between the replacement financial institution and such replaced Lender shall be made in accordance with Section 15.10, (iii) during the Revolving Period, the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (iv) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 15.5, (v) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) for Increased Costs or Taxes, as the case may be, (vi) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender, and (vii) if such replacement is being effected as a result of a Lender requesting compensation pursuant to Section 4.3 or Section 5.1, such replacement, if effected, will result in a reduction in such compensation or payment thereafter. Notwithstanding anything contained to the contrary in this Agreement, no Lender removed or replaced under the provisions hereof shall have any right to receive any amounts set forth in Section 2.5(c) in connection with such removal or replacement. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
Section 17.16    Consent to Jurisdiction. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to the Transaction Documents, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
Section 17.17    Option to Acquire Rating. Each party hereto hereby acknowledges and agrees that the Administrative Agent (on behalf and at the sole expense of the Administrative Agent and any Lenders that have agreed to reimburse Administrative Agent for any such costs) may, at any time and in its sole discretion, obtain a public rating for this loan facility. The Borrower and the Servicer hereby agree (at the sole expense of the Administrative Agent and any Lenders that have agreed to reimburse the Administrative Agent for any such costs) to use commercially reasonable efforts, at the request of the Administrative Agent, to cooperate with the acquisition and maintenance of any such rating.
Section 17.18    Limited Liability Formalities. The Equityholder will adhere to the limited liability formalities of the Borrower in all transfers of assets and other transactions between the Equityholder and the Borrower. The Equityholder will observe the appropriate limited liability company formalities of the Borrower under Applicable Law.
Section 17.19    Intent of the Parties. The parties intend the obligation of indebtedness to be a “loan” and not a “security” for all purposes.
Section 17.20    Adequacy of Monetary Damages. Each of the Borrower, the Servicer, and the Equityholder hereby acknowledges and agrees that (i) any and all claims, damages and demands against any Lender arising out of, or in connection with, the exercise by such Lender of its rights or remedies during the continuance of an Event of Default pursuant to this Agreement can be sufficiently and adequately remedied by monetary damages, (ii) no irreparable injury will be caused to the Borrower, the Servicer or the Equityholder as a result of, or in connection with, any such claims, damages or demands, and (iii) no equitable or injunctive relief shall be sought by the Borrower, the Servicer or the Equityholder as a result of, or in connection with, any such claims, damages or demands.
Section 17.21    Covered Transactions. The Borrower shall not use the proceeds of any Loan in a manner that would cause such credit extension to become a “covered transaction” as defined in Section 23A of the Federal Reserve Act (12 U.S.C. § 371c) and the Federal Reserve Board’s Regulation W (12 C.F.R. Part 223), including any transaction where the proceeds of any Loan are used for the benefit of, or transferred to, an affiliate of a Lender.
Section 17.22    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.
Section 17.23    Acknowledgement Regarding Any Supported QFCs. To the extent that this Agreement provides support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that this Agreement and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and this Agreement were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
Article XVIII

COLLATERAL CUSTODIAN
Section 18.1    Designation of Collateral Custodian. The role of Collateral Custodian with respect to the Collateral Obligation Files shall be conducted by the Person designated as Collateral Custodian hereunder from time to time in accordance with this Section 18.1. U.S. Bank National Association is hereby appointed as, and hereby accepts such appointment and agrees to perform the duties and obligations of, Collateral Custodian pursuant to the terms hereof.
Section 18.2    Duties of the Collateral Custodian.
(a)    Duties. The Collateral Custodian shall perform, on behalf of the Secured Parties, the following duties and obligations:
(i)    The Collateral Custodian, as the duly appointed agent of the Secured Parties, shall take and retain custody of the Collateral Obligation Files delivered to it by, or on behalf of, the Borrower for each Collateral Obligation listed on the Schedule of Collateral Obligations attached to the related Asset Approval Request. The Collateral Custodian acknowledges that in connection with any Asset Approval Request, additional Collateral Obligation Files (specified on an accompanying Schedule of Collateral Obligations supplement) may be delivered to the Collateral Custodian from time to time. Promptly upon the receipt of any such delivery of Collateral Obligation Files and without any review, the Collateral Custodian shall send notice of such receipt to the Servicer, the Borrower and the Administrative Agent.
(ii)    With respect to each Collateral Obligation File which has been or will be delivered to the Collateral Custodian, the Collateral Custodian shall act exclusively as the custodian of the Secured Parties, and has no instructions to hold any Collateral Obligation File for the benefit of any Person other than the Secured Parties and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In so taking and retaining custody of the Collateral Obligation Files, the Collateral Custodian shall be deemed to be acting for the purpose of perfecting the Collateral Agent’s security interest therein under the UCC. Except as permitted by Section 18.5, no Collateral Obligation File or other document constituting a part of a Collateral Obligation File shall be released from the possession of the Collateral Custodian.
(iii)    The Collateral Custodian shall maintain continuous custody of all Collateral Obligation Files in its possession in secure facilities in accordance with customary standards for such custody and shall reflect in its records the interest of the Secured Parties therein. Each Collateral Obligation File which comes into the possession of the Collateral Agent (other than documents delivered electronically) shall be maintained in fire-resistant vaults or cabinets at the office of the Collateral Custodian specified in Annex A or at such other offices as shall be specified to the Administrative Agent and the Servicer in a written notice at least thirty (30) days prior to such change. Each Collateral Obligation File shall be marked with an appropriate identifying label and maintained in such manner so as to permit retrieval and access by the Collateral Custodian and the Administrative Agent. The Collateral Custodian shall keep the Collateral Obligation Files clearly segregated from any other documents or instruments in its files.
(iv)    With respect to the documents comprising each Collateral Obligation File, the Collateral Custodian shall (i) act exclusively as Collateral Custodian for the Secured Parties, (ii) hold all documents constituting such Collateral Obligation File received by it for the exclusive use and benefit of the Secured Parties and (iii) make disposition thereof only in accordance with the terms of this Agreement or with written instructions furnished by the Administrative Agent; provided, that in the event of a conflict between the terms of this Agreement and the written instructions of the Administrative Agent, the Administrative Agent’s written instructions shall control.
(v)    The Collateral Custodian shall accept only written instructions of an Executive Officer, in the case of the Borrower or the Servicer, or a Responsible Officer, in the case of the Administrative Agent, concerning the use, handling and disposition of the Collateral Obligation Files.
(vi)    In the event that (i) the Borrower, the Administrative Agent, the Servicer, the Collateral Custodian or the Collateral Agent shall be served by a third party with any type of levy, attachment, writ or court order with respect to any Collateral Obligation File or a document included within a Collateral Obligation File or (ii) a third party shall institute any court proceeding by which any Collateral Obligation File or a document included within a Collateral Obligation File shall be required to be delivered other than in accordance with the provisions of this Agreement, the party receiving such service shall promptly deliver or cause to be delivered to the other parties to this Agreement (to the extent not prohibited by Applicable Law) copies of all court papers, orders, documents and other materials concerning such proceedings. The Collateral Custodian shall, to the extent permitted by law, continue to hold and maintain all the Collateral Obligation Files that are the subject of such proceedings pending a final, nonappealable order of a court of competent jurisdiction permitting or directing disposition thereof. Upon final determination of such court, the Collateral Custodian shall dispose of such Collateral Obligation File or a document included within such Collateral Obligation File as directed by the Administrative Agent, which shall give a direction consistent with such determination. Expenses of the Collateral Custodian incurred as a result of such proceedings shall be borne by the Borrower.
(vii)    The Administrative Agent may direct the Collateral Custodian to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Collateral Custodian hereunder, the Collateral Custodian shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Administrative Agent; provided that the Collateral Custodian shall not be required to take any action hereunder at the request of the Administrative Agent, any Secured Parties or otherwise if the taking of such action, in the reasonable determination of the Collateral Custodian, (x) shall be in violation of any Applicable Law or contrary to any provisions of this Agreement or (y) shall expose the Collateral Custodian to liability hereunder or otherwise (unless it has received indemnity which it reasonably deems to be satisfactory with respect thereto). In the event the Collateral Custodian requests the consent of the Administrative Agent and the Collateral Custodian does not receive a consent (either positive or negative) from the Administrative Agent within ten (10) Business Days of its receipt of such request, then the Administrative Agent shall be deemed to have declined to consent to the relevant action.
(viii)    The Collateral Custodian shall not be liable for any action taken, suffered or omitted by it in accordance with the request or direction of any Secured Party, to the extent that this Agreement provides such Secured Party the right to so direct the Collateral Custodian, or the Administrative Agent. The Collateral Custodian shall not be deemed to have notice or knowledge of any matter hereunder, including an Event of Default, unless a Responsible Officer of the Collateral Custodian has knowledge of such matter or written notice thereof is received by the Collateral Custodian.
Section 18.3    Delivery of Collateral Obligation Files. (ff)      The Servicer (on behalf of the Borrower) shall deliver, on or prior to date that is five (5) Business Days after each Funding Date, except as set forth in Section 10.22, the Collateral Obligation Files for each Collateral Obligation listed on the Schedule of Collateral Obligations attached to the related Asset Approval Request. In connection with each delivery of a Collateral Obligation File to the Collateral Custodian, the Servicer shall represent and warrant that the Collateral Obligation Files delivered to the Collateral Custodian include all of the documents listed in the related Document Checklist and all of such documents and the information contained in the Schedule of Collateral Obligations are complete in all material respects pursuant to a certification in the form of Exhibit H executed by an Executive Officer of the Servicer.
(a)    From time to time, the Servicer, promptly following receipt, shall forward to the Collateral Custodian (as identified on an accompanying Schedule of Collateral Obligations supplement) additional documents evidencing any assumption, modification, consolidation or extension of a Collateral Obligation, and upon receipt of any such other documents, the Collateral Custodian shall hold such other documents as the Servicer shall deliver in writing from time to time.
(b)    With respect to any documents comprising the Collateral Obligation File that have been delivered or are being delivered to recording offices for recording and have not been returned to the Borrower or the Servicer in time to permit their delivery hereunder at the time required, in lieu of delivering such original documents, the Borrower or the Servicer shall indicate such on a Schedule of Collateral Obligations supplement and deliver to the Collateral Custodian a true copy thereof. The Borrower or the Servicer shall deliver such original documents to the Collateral Custodian promptly when they are received.
Section 18.4    Collateral Obligation File Certification. (gg)  On or prior to each Funding Date, the Servicer shall provide a Schedule of Collateral Obligations and related Document Checklist dated as of such Funding Date to the Collateral Custodian, the Collateral Agent, the Administrative Agent and each Lender in Microsoft Excel format (or other format reasonably acceptable to the Collateral Custodian) with respect to the Collateral Obligations to be delivered to the Collateral Agent in connection with such Funding Date.
(a)    With respect to the Collateral Obligation Files delivered at least three (3) Business Days’ prior to the related Reporting Date, the Collateral Custodian shall prepare a report (to be delivered to the Collateral Agent and included as a part of each Collateral Report) in respect of each of the Collateral Obligations, to the effect that, as to each Collateral Obligation listed on the Schedule of Collateral Obligations attached to the related Advance Request or Reinvestment Request, based on the Collateral Custodian’s examination of the Collateral Obligation File for each Collateral Obligation and the related Document Checklist, except for variances from the documents identified in the Document Checklist with respect to the related Collateral Obligation Files, (i) all documents required to be delivered in respect of such Collateral Obligations pursuant to the Document Checklist have been delivered and are in the possession of the Collateral Custodian as part of the Collateral Obligation File for such Collateral Obligation (other than those released pursuant to Section 18.5), and (ii) all such documents have been reviewed by the Collateral Custodian and appear on their face to be regular and to relate to such Collateral Obligation. The Collateral Custodian shall also maintain records of the total number of Collateral Obligation Files that do not have the documents provided on the Document Checklist and will include such total in each Collateral Report.
(b)    Notwithstanding any language to the contrary herein, the Collateral Custodian shall make no representations as to, and shall not be responsible to verify, (i) the validity, legality, ownership, title, perfection, priority, enforceability, due authorization, recordability, sufficiency for any purpose, or genuineness of any of the documents contained in each Collateral Obligation File or (ii) the collectibility, insurability, effectiveness or suitability of any such Collateral Obligation.
Section 18.5    Release of Collateral Obligation Files. (hh)  Upon satisfaction of any of the conditions set forth in Section 12.3, the Servicer will provide an Officer’s Certificate to such effect to the Collateral Custodian (with a copy to the Collateral Agent) and shall request in writing delivery to it of the Collateral Obligation File and a copy thereof shall be sent concurrently by the Servicer to the Administrative Agent. Upon receipt of such certification and request, unless it receives notice to the contrary from the Administrative Agent, the Collateral Custodian shall within three days release the related Collateral Obligation File to the Servicer and the Servicer will not be required to return the related Collateral Obligation File to the Collateral Custodian.
(a)    From time to time and as appropriate for the servicing or foreclosure of any of the Collateral Obligations, including, for this purpose, collection under any insurance policy relating to the Collateral Obligations, the Collateral Custodian shall, upon receipt of a Request for Release and Receipt substantially in the form of Exhibit F‑2 from an authorized representative of the Servicer (as listed on Exhibit F-1, as such exhibit may be amended from time to time by the Servicer with notice to the Collateral Custodian, the Collateral Agent, the Administrative Agent and each Lender (via the Collateral Agent’s Website)), release the related Collateral Obligation File or the documents set forth in such Request for Release and Receipt to the Servicer. In the event an Unmatured Event of Default or an Event of Default has occurred and is continuing, the Servicer shall not make any such request with respect to any original documents unless the Administrative Agent shall have consented in writing thereto (which consent may be evidenced by an executed counterpart to such request). The Servicer shall return each and every original document previously requested from the Collateral Obligation File to the Collateral Custodian when (x) the need therefor by the Servicer no longer exists or (y) the Collateral Obligation File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Related Security either judicially or non-judicially, the Servicer shall deliver to the Collateral Custodian a certificate executed by an Executive Officer certifying as to the name and address of the Person to which such Collateral Obligation File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of the Servicer substantially in the form of Exhibit F‑3, with a copy to the Administrative Agent and each Lender (via the Collateral Agent’s Website), stating that such Collateral Obligation was either (x) liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited have been so deposited, or (y) sold pursuant to an Optional Sale in accordance with Section 7.10 or repurchased or substituted in accordance with Section 7.11, the Collateral Custodian shall within three (3) Business Days (provided that the Collateral Custodian has received such request by 12:00 p.m. (EST) and if received after 12:00 p.m. (EST), four (4) Business Days) of receipt of the Request for Release and Receipt, release the requested Collateral Obligation File, and the Servicer will not be required to return the related Collateral Obligation File to the Collateral Custodian.
(b)    Notwithstanding anything to the contrary set forth herein, the Servicer shall not, without the prior written consent of the Administrative Agent, request any documents (other than copies thereof) held by the Collateral Custodian if the sum of the unpaid Principal Balances of all Collateral Obligations for which the Servicer is then in possession of the related Collateral Obligation File or any document comprising such Collateral Obligation File (other than for Collateral Obligations then held by the Servicer which have been sold, repurchased, paid off or liquidated in accordance with this Agreement) (including the documents to be requested) exceeds 5% of the Adjusted Aggregate Eligible Collateral Obligation Balance. The Servicer may hold, and hereby acknowledges that it shall hold, any documents and all other property included in the Collateral that it may from time to time receive hereunder as custodian for the Secured Parties solely at the will of the Collateral Custodian and the Secured Parties for the sole purpose of facilitating the servicing of the Collateral Obligations and such retention and possession shall be in a custodial capacity only. To the extent the Servicer, as agent of the Collateral Custodian and the Borrower, holds any Collateral, the Servicer shall do so in accordance with the Servicing Standard as such standard applies to servicers acting as custodial agent. The Servicer shall promptly report to the Collateral Custodian and the Administrative Agent the loss by it of all or part of any Collateral Obligation File previously provided to it by the Collateral Custodian and shall promptly take appropriate action to remedy any such loss. The Servicer shall hold (in accordance with Section 9-313(c) of the UCC) all documents comprising the Collateral Obligation Files in its possession as agent of the Collateral Agent. In such custodial capacity, the Servicer shall have and perform the following powers and duties:
(i)    hold the Collateral Obligation Files and any document comprising a Collateral Obligation File that it may from time to time have in its possession for the benefit of the Collateral Custodian, on behalf of the Secured Parties, maintain accurate records pertaining to each Collateral Obligation to enable it to comply with the terms and conditions of this Agreement, and maintain a current inventory thereof;
(ii)    implement policies and procedures consistent with the Servicing Standard and requirements of this Agreement so that the integrity and physical possession of such Collateral Obligation Files will be maintained; and
(iii)    take all other actions, in accordance with the Servicing Standard, in connection with maintaining custody of such Collateral Obligation Files on behalf of the Collateral Agent.
Acting as custodian of the Collateral Obligation Files pursuant to this Section 18.5, the Servicer agrees that it does not and will not have or assert any beneficial ownership interest in the Collateral Obligations or the Collateral Obligation Files.
Section 18.6    Examination of Collateral Obligation Files. Upon reasonable prior notice to the Collateral Custodian, the Borrower, the Servicer and their agents, accountants, attorneys and auditors will be permitted during normal business hours to examine and make copies of the Collateral Obligation Files, documents, records and other papers in the possession of or under the control of the Collateral Custodian relating to any or all of the Collateral Obligations. Prior to the occurrence of an Unmatured Event of Default or an Event of Default, upon the request of the Administrative Agent and at the cost and expense of the Servicer, the Collateral Custodian shall promptly provide the Administrative Agent with the Collateral Obligation Files or copies, as designated by the Administrative Agent, subject to the cap on costs and expenses and other terms and conditions set forth in Section 7.9(e); provided, the Collateral Custodian shall not be required to provide such copies if it does not receive adequate assurance of payment.
Section 18.7    Lost Note Affidavit. In the event that the Collateral Custodian fails to produce any original promissory note delivered to it related to a Collateral Obligation that was in its possession pursuant to Section 10.21 within five (5) Business Days after required or requested by the Administrative Agent and provided that (a) the Collateral Custodian previously certified in writing to the Administrative Agent that it had received such original promissory note and (b) such original promissory note is not outstanding pursuant to a Request for Release and Receipt, then the Collateral Custodian shall with respect to any missing original promissory note, promptly deliver to the Administrative Agent upon request a lost note affidavit.
Section 18.8    Transmission of Collateral Obligation Files. Written instructions as to the method of shipment and shipper(s) the Collateral Custodian is directed to utilize in connection with the transmission of Collateral Obligation Files in the performance of the Collateral Custodian’s duties hereunder shall be delivered by the Administrative Agent or the Servicer to the Collateral Custodian prior to any shipment of any Collateral Obligation Files hereunder. In the event the Collateral Custodian does not receive such written instruction from the Administrative Agent or the Servicer (as applicable), the Collateral Custodian shall be authorized and indemnified as provided herein to utilize a nationally recognized courier service. The Servicer shall arrange for the provision of such services at its sole cost and expense (or, at the Collateral Custodian’s option, reimburse the Collateral Custodian for all costs and expenses incurred by the Collateral Custodian consistent with such instructions) and shall maintain such insurance against loss or damage to the Collateral Obligation Files as the Servicer deems appropriate.
Section 18.9    Merger or Consolidation. Any Person (i) into which the Collateral Custodian may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Collateral Custodian shall be a party, or (iii) that may succeed to the properties and assets of the Collateral Custodian substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Collateral Custodian hereunder, shall be the successor to the Collateral Custodian under this Agreement without further act of any of the parties to this Agreement.
Section 18.10    Collateral Custodian Compensation. As compensation for its Collateral Custodian activities hereunder, the Collateral Custodian shall be entitled to its fees and expenses from the Borrower as set forth in the Collateral Agent and Collateral Custodian Fee Letter and any other accrued and unpaid fees, expenses (including reasonable attorneys’ fees, costs and expenses) and indemnity amounts payable by the Borrower or the Servicer, or both but without duplication, to the Collateral Custodian (including Indemnified Amounts under Article XVI) under the Transaction Documents (collectively, the “Collateral Custodian Fees and Expenses”). The Borrower agrees to reimburse the Collateral Custodian in accordance with the provisions of Section 8.3 and Section 17.4 for all reasonable expenses, disbursements and advances incurred or made by the Collateral Custodian in accordance with any provision of this Agreement or the other Transaction Documents or in the enforcement of any provision hereof or in the other Transaction Documents. The Collateral Custodian’s entitlement to receive Collateral Custodian Fees and Expenses (other than any previously accrued and unpaid fees) shall cease on the earlier to occur of: (1) its removal as Collateral Custodian and appointment and acceptance by the successor Collateral Custodian pursuant to this Section 18.10 and the Collateral Custodian has ceased to hold any Collateral Files or (ii) the termination of this Agreement.
Section 18.11    Removal or Resignation of Collateral Custodian. (ii)  After the expiration of the 180‑day period commencing on the Existing Effective Date, the Collateral Custodian may at any time resign and terminate its obligations under this Agreement upon at least 60 days’ prior written notice to the Servicer, the Borrower and the Administrative Agent; provided, that no resignation or removal of the Collateral Custodian will be permitted unless a successor Collateral Custodian has been appointed which successor Collateral Custodian, so long as no Unmatured Event of Default or Event of Default has occurred and is continuing, is reasonably acceptable to the Servicer. Promptly after receipt of notice of the Collateral Custodian’s resignation, the Administrative Agent shall promptly appoint a successor Collateral Custodian by written instrument, in duplicate, copies of which instrument shall be delivered to the Borrower, the Servicer, the resigning Collateral Custodian, to the successor Collateral Custodian, and an advanced copy delivered to Morningstar (via email at ABSMonitoring@morningstar.com).
(a)    The Administrative Agent upon at least 60 days’ prior written notice to the Collateral Custodian and each Lender, may (and at the request of the Majority Lenders, shall) remove and discharge the Collateral Custodian or any successor Collateral Custodian thereafter appointed from the performance of its duties under this Agreement for cause. Promptly after giving notice of removal of the Collateral Custodian, the Administrative Agent shall appoint, or petition a court of competent jurisdiction to appoint, a successor Collateral Custodian. Any such appointment shall be accomplished by written instrument and one original counterpart of such instrument of appointment shall be delivered to the Collateral Custodian and the successor Collateral Custodian, with a copy delivered to the Borrower and the Servicer.
(b)    In the event of any such resignation or removal, the Collateral Custodian shall, no later than five (5) Business Days after receipt of notice of the successor Collateral Custodian, transfer to the successor Collateral Custodian, as directed in writing by the Administrative Agent, all the Collateral Obligation Files being administered under this Agreement. The cost of the shipment of Collateral Obligation Files arising out of the resignation of the Collateral Custodian pursuant to Section 18.11(a), or the termination for cause of the Collateral Custodian pursuant to Section 18.11(b), shall be at the expense of the Collateral Custodian.
(c)    Any successor collateral custodian hereunder shall be reasonably acceptable to the Majority Lenders.
Section 18.12    Limitations on Liability. (jj)  The Collateral Custodian may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or other document delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties. The Collateral Custodian may rely conclusively on and shall be fully protected in acting upon (a) the written instructions of any designated officer of the Administrative Agent or (b) the verbal instructions of the Administrative Agent.
(a)    The Collateral Custodian may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
(b)    The Collateral Custodian shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except in the case of its willful misconduct, bad faith or grossly negligent performance or omission of its duties and in the case of the negligent performance of its duties in taking and retaining custody of the Collateral Obligation Files; provided that the Collateral Custodian hereby agrees that any failure of the Collateral Custodian to produce an original promissory note satisfying the conditions described in clauses (a) and (b) of Section 18.7 shall constitute gross negligence.
(c)    The Collateral Custodian makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Collateral, and will not be required to and will not make any representations as to the validity or value (except as expressly set forth in this Agreement) of any of the Collateral. The Collateral Custodian shall not be obligated to take any action hereunder that might in its judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it.
(d)    The Collateral Custodian shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement against the Collateral Custodian.
(e)    The Collateral Custodian shall not be required to expend or risk its own funds in the performance of its duties hereunder. In no event shall the Collateral Custodian be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action (including any laws, ordinances, regulations) or the like that delay, restrict or prohibit the providing of services by the Collateral Custodian as contemplated by this Agreement.
(f)    It is expressly agreed and acknowledged that the Collateral Custodian is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Collateral.
(g)    In case any reasonable question arises as to its duties hereunder, the Collateral Custodian may, prior to the occurrence of an Event of Default or the Facility Termination Date, request instructions from the Servicer and may, after the occurrence of an Event of Default or the Facility Termination Date, request instructions from the Administrative Agent, and shall be entitled at all times to refrain from taking any action unless it has received instructions from the Servicer or the Administrative Agent, as applicable. The Collateral Custodian shall in all events have no liability, risk or cost for any action taken pursuant to and in compliance with the instruction of the Administrative Agent. In no event shall the Collateral Custodian be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Custodian has been advised of the likelihood of such loss or damage and regardless of the form of action.
(h)    Each of the protections, reliances, indemnities and immunities offered to the Collateral Agent in Section 11.7 and Section 11.8 shall be afforded to the Collateral Custodian.
Section 18.13    Collateral Custodian as Agent of Collateral Agent. The Collateral Custodian agrees that, with respect to any Collateral Obligation File at any time or times in its possession or held in its name, the Collateral Custodian shall be the agent and custodian of the Collateral Agent, for the benefit of the Secured Parties, for purposes of perfecting (to the extent not otherwise perfected) the Collateral Agent’s security interest in the Collateral and for the purpose of ensuring that such security interest is entitled to first priority status under the UCC. For so long as the Collateral Custodian is the same entity as the Collateral Agent, the Collateral Custodian shall be entitled to the same rights and protections afforded to the Collateral Agent hereunder.
Section 18.14    Effect of Amendment and Restatement. On the Effective Date, the Existing Credit Agreement shall be amended and restated in its entirety. The parties hereto acknowledge and agree that (i) this Agreement and the other Transaction Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation, payment and reborrowing, or termination of the obligations under the Existing Credit Agreement as in effect immediately prior to the Effective Date, which remain outstanding and (ii) such obligations are in all respects continuing (as amended and restated hereby).
Section 18.15    Authorization. Each of the Administrative Agent and the Lenders hereby authorizes, directs and consents to the execution of this Agreement by the Collateral Agent and the Collateral Custodian.

EXHIBIT A TO AMENDMENT NO. ~~5~~6

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

HMS Income Fund, Inc.

By:
Name:
Title:

HMS Funding I, LLC
By: HMS Income Fund, Inc., its designated manager

By:
Name:
Title:

S-1

EXHIBIT A TO AMENDMENT NO. ~~5~~6

U.S. BANK NATIONAL ASSOCIATION,
as Collateral Agent and as Collateral Custodian

By:	Name: Title:

S-2

EXHIBIT A TO AMENDMENT NO. ~~5~~6

DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent

By:	Name: Title:

By:	Name: Title:

DEUTSCHE BANK AG, NEW YORK BRANCH, as a Lender
By: Name: Title:
By: Name: Title:

S-3

EXHIBIT A TO AMENDMENT NO. ~~5~~6

ANNEX A
HMS Funding I LLC,
as Borrower

2800 Post Oak Blvd., Suite 4800
Houston, TX 77056
Attention: Jeff Folkerts
HMS Income Fund, Inc.,
as Equityholder and as Servicer

2800 Post Oak Blvd., Suite 4800
Houston, TX 77056
Attention: Margaret Fitzgerald

U.S. BANK NATIONAL ASSOCIATION,
as Collateral Agent and Collateral Custodian
For all communications and for delivery of
Collateral Obligation files
U.S. Bank National Association One Federal Street, 3rd Floor Boston, MA 02110
Ref: HMS Funding

For all other notices and communications:

U.S. Bank National Association Global Corporate Trust Services 8 Greenway Plaza, Suite 1100 Houston, Texas 77045
Attention: Thuy Hong Ref: HMS Funding
Telephone: (713) 212-3705
DEUTSCHE BANK AG, NEW YORK BRANCH,
as Administrative Agent

A-1

EXHIBIT A TO AMENDMENT NO. ~~5~~6

60 Wall Street
New York, New York 10005

Attention: Asset Finance Department
Facsimile No.: 212‑797‑5160
DEUTSCHE BANK AG, NEW YORK BRANCH,
as Lender
60 Wall Street
New York, New York 10005

Attention: Asset Finance Department
Facsimile No.: 212‑797‑5160

A-2

EXHIBIT A TO AMENDMENT NO. ~~5~~6

Annex B

Lender	Class A-1 Commitment	Class A-2 Commitment
Deutsche Bank AG, New York Branch	$190,000,000	$0
Bank of America, N.A.	$165,000,000	$0
ING Capital LLC	$40,000,000	$0
State Street Bank and Trust Company	$25,000,000	$0
RGA Reinsurance Company	$0	$30,000,000
Total	$420,000,000	$30,000,000

~~B-1~~

EXHIBIT A TO AMENDMENT NO. ~~5~~6

Annex C

Lender	Class A-1 Commitment	Class A-2 Commitment
Deutsche Bank AG, New York Branch	$133,982,400.04	$0
Bank of America, N.A.	$116,353,136.88	$0
ING Capital LLC	$28,206,821.06	$0
State Street Bank and Trust Company	$17,629,263.16	$0
RGA Reinsurance Company	$0	$21,155,115.80
Total	$296,171,621.14	$21,155,115.80

~~#4846-1085-2175v11~~

B-1